      As filed with the Securities and Exchange Commission on June 6, 2000.

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NET VALUE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
            (Primary Standard Industrial Classification Code Number)

                                   65-0867684
                     (I.R.S. Employer Identification Number)

                               1085 Mission Street
                             San Francisco, CA 94103
                                 (415) 575-4755
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Andrew P. Panzo
                             Chief Executive Officer
                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102
                                 (215) 564-9190
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

Michael C. Forman, Esquire                                    Stephen M. Cohen, Esquire
Klehr, Harrison, Harvey, Branzburg & Ellers LLP               Senior Vice President, General Counsel
260 South Broad Street                                        Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102                                        Philadelphia, PA 19102
(215) 568-6060                                                (215) 564-9192

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           Proposed             Proposed
                                                           Maximum              Maximum                 Amount of
Title of Each Class of Securities      Amount To Be     Offering Price         Aggregate               Registration
to be Registered                       Registered          Per Share         Offering Price                 Fee
=====================================================================================================================
Common Stock, $.001 par value           4,942,238           $4.5325            $22,400,693               $5,913.79
=====================================================================================================================

         This registration statement registers the resale of 4,942,238 shares of common stock offered by selling stockholders, as follows:

         o 4,166,667 shares issuable upon conversion of 4,166,667 shares of our Series C Convertible Preferred Stock;

         o 416,667 shares issuable upon exercise of the warrants held by the holders of shares of our Series C Convertible Preferred Stock; and

         o 358,904 shares issuable upon conversion of 358,904 shares of our Series C Preferred Stock that may be issued as payment of dividends to the holders of shares of our Series C Convertible Preferred Stock through March 31, 2001

         In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

         The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the average of the bid and ask prices for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System on June 1, 2000.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS
                                4,942,238 SHARES

                            NET VALUE HOLDINGS, INC.

                                  COMMON STOCK

         The following stockholders are offering and selling up to 4,942,238 shares of our common stock:

     Brown Simpson Strategic Growth Fund, Ltd.         Aspen International, Ltd.
     Brown Simpson Strategic Growth Fund, L.P.         Gilston Corporation, Ltd.
     Catalyst Partners, L.P.                           The Altar Rock Fund, L.P.
     TGT Capital Partners, LP                          Raptor Global Portfolio, Ltd.
     Narragansett I, LP                                Martin H. Garvey
     Emergent Capital Investment Management, LLC       Eric Hauser
     Gavleborgs Lansforsakingar                        Michael Lauer
     Scout Partners, L.P.                              Bridgewater Partners, L.P.
     Asset Management Holding Co.                      CSL Associates
     Edward O. Thorp                                   Jeffrey Thorp
     Lancer Offshore, Inc.                             Halifax Fund, LP
     Gladstone Equity Funds, Inc.                      Fisher Partners Fondkommission, AB
     Ogden Properties, Inc.                            ACIE/NETVALUE, LLC
     Schottenfeld Associates, LP                       Montrose Investments, Ltd.
     Anegada Fund, Ltd.                                Tonga Partners, LP
     BNY Capital Partners, Inc.                        Lancer Partners, LP
     Nicholas Stiassini and Suzanne Stiassini Co.,     N. Herrick Irreovcable Securities Trust
        Trustees of the Stiassini Family Trust            (Howard Herrick, Trustee)

     The selling stockholders may offer the shares of common stock through public or private transactions, on the NASDAQ Over-the-Counter Bulletin Board Trading System, at prevailing market prices, or at privately negotiated prices. We will not receive any proceeds from this offering. However, 416,667 of the shares of common stock which we are registering are issuable upon exercise of warrants. If all of the warrants are exercised, we will receive gross proceeds of $11,075,008.

     Our common stock is listed on the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." On June 2, 2000, the closing sale price for our common stock, as quoted on the NASDAQ Over-the-Counter Bulletin Board Trading System was $8.75 per share.

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 10.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is June 6, 2000.

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................3

SUMMARY........................................................................3

FORWARD-LOOKING STATEMENTS....................................................10

RISK FACTORS..................................................................10

USE OF PROCEEDS...............................................................21

MARKET PRICE AND DIVIDEND INFORMATION.........................................22

CAPITALIZATION................................................................23

SELECTED CONSOLIDATED FINANCIAL DATA..........................................24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................26

BUSINESS......................................................................37

MANAGEMENT....................................................................58

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
     AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK.............67

SELLING STOCKHOLDERS..........................................................69

PLAN OF DISTRIBUTION..........................................................73

TRANSACTIONS WITH OFFICERS AND DIRECTORS
     AND OTHER BUSINESS RELATIONSHIPS.........................................74

DESCRIPTION OF CAPITAL STOCK..................................................77

SHARES ELIGIBLE FOR FUTURE SALE...............................................81

EXPERTS.......................................................................82

LEGAL MATTERS.................................................................82

WHERE YOU CAN FIND MORE INFORMATION...........................................83

INDEX TO FINANCIAL STATEMENTS.................................................84

--------------------------------------------------------------------------------

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.

                                     SUMMARY

     This summary highlights material information regarding our company and the offering contained in this prospectus. However, this summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before making an investment decision. Unless otherwise specifically stated, the information in this prospectus assumes that holders of our securities have not exercised any options or warrants which were outstanding as of the date of this prospectus.

General

     We are actively engaged in building a network of technology businesses which offer significant growth opportunities. To date, we have focused on technology businesses with significant Internet features and applications. Our operating strategy, however, is to expand the scope of our business to include Internet businesses, as well as a broad range of other technology oriented businesses.

     Through the collective experience of our management team, we promote the development of these businesses by offering business development services that cover the core management disciplines of:

                  o Strategic Consulting;
                  o Operations;
                  o Finance;
                  o Business Development;
                  o Marketing/Public Relations;
                  o Technology; and
                  o Recruiting.

     Additionally, we are able to apply the experience of both our management team and network of affiliate companies to:

                  o Review and formulate business models;
                  o Create specific performance benchmarks;
                  o Provide introductions to strategic partners;
                  o Advise on, and facilitate the completion of secondary rounds of financing; and
                  o Develop Internet businesses in joint ventures with
                    non-technology companies.

     Our operating strategy is to acquire a significant equity interest in early stage technology companies and to provide the services listed above to these companies. We believe this will accelerate the achievement of their business goals and objectives. We intend to take an active role in the management and development of these businesses. Each business will be managed as part of an integrated supportive network of "affiliate companies" that build on our initial

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

--------------------------------------------------------------------------------

support and develop interrelationships among themselves, thereby accelerating their growth and development. This network is intended to leverage the collective financial, strategic, management and industry experience of our management team, which has over 30 years of collective experience in developing technology businesses. We also intend to establish relationships with companies outside of our network that will enable us to deliver additional services to our affiliate companies that they might not otherwise be able to obtain.

     We also expect to create a business that provides information technology consulting services. This would enable us to expand the services which we offer internally to our affiliate companies, and to establish a separate business unit that provides a broad range of technology solutions to third parties. These services may be internally developed by us through training and hiring of qualified and experienced staff. Alternatively, we are exploring the feasibility of acquiring an established business with demonstrated capabilities in the information technology/consulting field.

     Generally, we will be identifying early stage businesses that have been started by others and that have sought our financial and management assistance. We will also fund business models that our management team conceives which fit within our business model. Our target level of investment will generally be $2,500,000 or less per initial round of financing. We may also participate in subsequent rounds of financing, involving potentially larger investments.

     Generally our capital and services enable us to secure a significant interest in the affiliate company. While we remain a significant stockholder of an affiliate company, we intend to exercise varying degrees of control over its operations by retaining:

                  o approval rights over significant corporate decisions such as annual budgets, executive compensation, indebtedness, capital expenditures and new securities issuances;
                  o the right to establish and maintain the size of the Board of
                    Directors;
                  o the right to elect one or more members to the Board of
                    Directors;
                  o the right to participate in future fundings;
                  o certain enhanced voting rights; and
                  o the right to designate outside accountants and approval
                    rights over attorneys, public relations firms and other outside consultants.

     Although we recognize that the development of early stage businesses are subject to material risks, we expect our value in the affiliate companies to increase when they:

                  o commence initial stage operations and begin to execute on their business plans;
                  o enter later stages of operations and begin to realize
                    significant revenues and capture meaningful market share;
                  o secure subsequent rounds of venture funding at higher levels of valuation;
                  o complete initial public offerings; or
                  o are sold to a third party.

     As of May 31, 2000, our affiliate companies included:

     AlarmX.com, Inc. (www.alarmx.com). AlarmX.com is developing a full service vertical portal for the security alarm and low voltage systems industries. The portal will provide one-stop shopping, content and services to improve operational efficiencies for both industry buyers and sellers. Through various vendors, AlarmX.com will offer low voltage control equipment, intrusion devices, wire, audio, video and communicator products. AlarmX.com commenced operations in March 2000 and has not generated any revenues. AlarmX.com plans to launch its Internet website in August 2000.

     AssetExchange, Inc. (www.AssetExchange.com). AssetExchange, Inc. provides banks and other financial institutions with an Internet-based listing service which allows them to more efficiently trade loan portfolio assets. AssetExchange launched its Internet website in August 1999. As of December 31, 1999, AssetExchange had not

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

--------------------------------------------------------------------------------

generated any revenues, had assets of $367,128, net losses of $112,049 for the year ended December 31, 1999 and had an accumulated deficit of $112,049.

     BrightStreet.com, Inc. (www.brightstreet.com). BrightStreet.com develops and distributes online promotional campaigns. BrightStreet commenced business upon the purchase of the former assets and business of our Net Value, Inc. subsidiary. Simultaneous with this transaction, BrightStreet completed a $17 million equity financing provided by Cox Enterprises, Inc., McClatchy Company (NYSE:MNI), CNI Ventures (NYSE:ECP) and Sandler Capital Management. Through our Net Value, Inc. subsidiary, we own a 14% interest in BrightStreet. As of December 31, 1999, BrightStreet had assets of approximately $19.1 million (unaudited), had generated minimal revenues, had net losses of $349,209 (unaudited) for the year ended December 31, 1999 and had an accumulated deficit of $349,209 (unaudited).

     IndustrialVortex.com, Inc. (www.industrialvortex.com).
IndustrialVortex.com, Inc. is developing an Internet website that will facilitate the purchase and sale of industrial automation products. This application will provide purchasers of these products with relevant content that will permit them to make informed and cost-effective purchasing decisions. IndustrialVortex.com launched its Internet website in March 2000. As of December 31, 1999, IndustrialVortex.com had not generated any revenues, had assets of $21,631 and had an accumulated deficit of $48,048.

     metacat.com, Inc. (www.metacat.com). metacat.com, Inc. is an Internet-based e-commerce super-boutique that aggregates and searches the product offerings of specialty retail, catalog and mail order businesses and will allow consumers to purchase these products through its Internet website. metacat launched its Internet website in December 1999. As of December 31, 1999, metacat had not recognized any revenues, had minimal assets, had net losses of $266,000 for the year ended December 31, 1999 and had an accumulated deficit of $266,000.

     Swapit.com Inc. (www.swapit.com). Swapit.com, Inc. is designing a consumer-driven electronic barter exchange on the Internet. Swapit.com, Inc. believes that this service will allow the swap and sale of consumer goods between individuals. Swapit.com, Inc. launched its Internet website in April 2000. As of December 31, 1999, Swapit.com had not generated any revenue, had assets of $1,392,058 and had an accumulated deficit of $222,336.

     Webmodal, Inc. (www.Webmodal.com). Webmodal, Inc. is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. This application will allow shippers to input their specific transportation needs and receive all of the information necessary for them to schedule and execute intermodal shipments in a cost-effective manner. Webmodal plans to launch its Internet website in 2000. As of December 31, 1999, Webmodal had not generated any revenues, had assets of approximately $1,450,000 (unaudited), net losses of approximately $350,000 (unaudited) for the year ended December 31, 1999 and had an accumulated deficit of approximately $350,000 (unaudited).

     YesAsia, Inc. (www.yesasia.com). YesAsia, Inc. is a leading e-commerce company for the Asian community in the United States as well as throughout Asia. YesAsia provides these individuals with easy access to a broad range of media titles at competitive prices which include local rather than international shipping costs. YesAsia's Internet website is fully functional and for the year ended December 31, 1999 it generated $2,278,429 (unaudited) in revenues. YesAsia's net losses for the year ended December 31, 1999 were $572,634 (unaudited). As of December 31, 1999, YesAsia's accumulated deficit was $716,124 (unaudited).

     Our principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of our principal executive office is (415) 575-4755. We also maintain offices at the following locations:

                  Address                                     Phone Number
                  Two Penn Center Plaza                       215-564-9190
                  Suite 605
                  Philadelphia, PA 19102

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

--------------------------------------------------------------------------------

                  601 West 26th Street                        646-486-6000
                  11 South
                  New York, NY 10001

                  1000 Winter Street                          781-895-1663
                  Suite 1100
                  Waltham, MA 02451

     We maintain an Internet website at www.netvalueholdings.com. The information on our Internet website is not part of this prospectus. For informational purposes, we have listed the Internet website addresses of our affiliate companies in this prospectus. The information on the Internet websites of our affiliate companies is not part of this prospectus.

Recent Financial Results

     Our affiliate companies are early stage technology companies with limited or no revenues. Accordingly, we expect that we will continue to experience net losses for at least the next 12 to 24 months, until our majority-owned affiliate companies begin to generate profits and our minority-owned affiliate companies develop their businesses sufficiently to pay dividends. For the three months ended March 31, 2000 and the year ended December 31, 1999, we experienced net losses to common stockholders of $51.2 million and $30.4 million respectively. The three months ended March 31, 2000 and year ended December 31, 1999 results included non-cash charges totaling $48.9 million and $25.5 million, respectively, relating to stock-based compensation, preferred stock dividends, and imputed interest expense. Through March 31, 2000, we have not generated any revenues from our operations and have not received any dividends from our affiliate companies.

     We plan to generate revenues from the operations of our majority-owned affiliate companies as we consolidate the operations of these affiliate companies with our operating results for financial reporting purposes, and from dividends which we receive from our minority-owned affiliate companies accounted for under the cost method. We may also generate cash proceeds from the sale of interests in our affiliate companies. We do not expect to receive dividends from our affiliate companies over the next twelve months given the nature of early stage companies. We believe that our cash and cash equivalents as of April 30, 2000 will be sufficient to meet our operating expenses and current investment requirements through June 30, 2001. However, our future liquidity needs are dependant primarily on the number of future acquisitions of equity interests in new affiliate companies and the extent to which we participate in subsequent rounds of financings of our existing affiliate companies. We may be required to curtail or reduce the scope of our investment activities to satisfy our liquidity needs through June 30, 2001. Thereafter, we will be required to seek additional funds through sale of our securities to outside sources of capital, which could result in substantial dilution to stockholders.

History of Net Value Holdings, Inc.

     We were formed as a Florida corporation in 1991. We did not have any operations until our change of domicile into Delaware in October 1998. This occurred in conjunction with our acquisition of a controlling interest in Net Value, Inc. during the fourth quarter of 1998.

     The operation of Net Value, Inc. was the primary focus of our activities during the first half of 1999. In recognition, however, of the evolving growth opportunities within the Internet industry, during the second half of 1999, we shifted the focus of our business strategy to the development and management of a network of early stage technology businesses. We commenced this business by acquiring our equity interests in metacat.com, Inc., YesAsia, Inc. and College411.com, Inc. in July 1999 when we merged with Strategicus Partners, Inc. We acquired the remainder of our affiliate companies thereafter in 1999 and 2000 in separately negotiated independent transactions. As of May 31, 2000, we owned equity interests in eight affiliate companies.

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

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Description of Selling Stockholders

     In this registration statement we are registering the resale of up to 4,942,238 shares of our common stock by 34 of our stockholders. These stockholders acquired their shares of our common stock which they are offering for resale in a transaction which closed on March 3, 2000. In this transaction, we sold the following number of shares of our Series C Preferred Stock, each of which is convertible into one share of our common stock, and issued common stock purchase warrants to the following individuals and entities:

               Selling Stockholder                       Series C Preferred          Warrants        Consideration
               -------------------                       ------------------          --------        -------------
Brown Simpson Strategic Growth Fund, Ltd.                           541,667            54,167           $6,500,000
Brown Simpson Strategic Growth Fund, L.P.                           291,667            29,167            3,500,000
Catalyst Partners, L.P.                                              83,333             8,333            1,000,000
TGT Capital Partners, LP                                            166,667            16,667            2,000,000
Narragansett I, LP                                                   83,333             8,333            1,000,000
Emergent Capital Investment Management,
LLC                                                                 166,667            16,667            2,000,000
Gavleborgs Lansforsakringar                                          83,333             8,333            1,000,000
N. Herrick Irrevocable Securities Trust,
Howard Herrick Trustee                                              166,667            16,667            2,000,000
Scout Capital Partners, L.P.                                         25,000             2,500              300,000
Asset Management Holding Co.                                         16,667             1,667              200,000
Edward O. Thorp                                                      29,167             2,917              350,000
Jeffrey Thorp                                                        12,500             1,250              150,000
Halifax Fund, L.P.                                                  166,667            16,667            2,000,000
Fisher Partners Fondkommission, AB                                   83,333             8,333            1,000,000
ACIE/NET VALUE, LLC                                                 125,000            12,500            1,500,000
Montrose Investments Ltd.                                           583,333            58,333            7,000,000
Anegada Fund, Ltd.                                                   25,000             2,500              300,000
Tonga Partners, LP                                                   58,333             5,833              700,000
Aspen International Ltd.                                             85,500             8,550            1,026,000
Gilston Corporation Ltd.                                             83,333             8,333            1,000,000
The Raptor Global Portfolio, Ltd.                                   414,833            41,483            4,978,000
The Altar Rock Fund, L.P.                                             1,833               183               22,000
Martin H. Garvey                                                      9,000               900              108,000
Eric Hauser                                                           9,000               900              108,000
Michael Lauer                                                        72,000             7,200              864,000

                                        7

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
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
               Selling Stockholder                       Series C Preferred          Warrants        Consideration
               -------------------                       ------------------          --------        -------------
Lancer Partners, L.P.                                               125,000            12,500            1,500,000
Lancer Offshore Inc.                                                202,000            20,200            2,424,000
Bridgewater Partners, L.P.                                           83,333             8,333            1,000,000
CSL Associates                                                       83,333             8,333            1,000,000
Gladstone Equity Funds, Inc.                                         20,833             2,083              250,000
Ogden Properties, Inc.                                               83,333             8,333            1,000,000
Schottenfeld Associates, L.P.                                       125,000            12,500            1,500,000
Nicholas Stiassni & Suzanne Stiassni Co.,
Trustees of the Stiassni Family Trust                                25,000             2,500              300,000
BNY Capital Markets, Inc.                                            35,000             3,500              420,000
                                                    ----------------------- ----------------- --------------------

TOTAL                                                             4,166,667           416,667          $50,000,000
                                                    ======================= ================= ====================

     Our Series C Preferred Stock accrues dividends at the rate of 8% per annum. These dividends are payable in-kind in additional shares of our Series C Preferred Stock on a quarterly basis. This prospectus covers 358,904 shares of our common stock which represents all shares issuable upon conversion of the shares of our Series C Preferred Stock which will be issued in payment of dividends through March 31, 2001, assuming that our Series C Preferred Stock remains issued and outstanding through March 31, 2001. For purposes of the disclosures in this prospectus, these shares which we are registering for resale have been allocated among the holders of our Series C Preferred Stock based on the dividends which they will receive if they hold the shares of Series C Preferred Stock which they currently own through March 31, 2001. These shares may or may not actually be issued depending on whether or not we are required to pay these dividends.

                 Summary of Selected Consolidated Financial Data

     The following summary of selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

                                        8

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

--------------------------------------------------------------------------------

                                              Summary of Selected Consolidated Financial Data

                                                                                                            Three Months Ended
                                                                                                                 March 31,
                                                             Year Ended December 31,                            (Unaudited)
                              1995          1996            1997            1998            1999            1999           2000
                              ----          ----            ----            ----            ----            ----           ----
Statement of
Operations Data
Revenues                    $      -     $        -     $          -    $          -    $           -   $          -   $          -
Operating
   expenses                        -              -                -         140,484       11,040,192         44,441      7,997,665
                            --------     ----------     ------------    ------------    -------------   ------------    -----------
Loss from operations               -              -                -         140,484       11,040,192         44,441      7,997,665
Equity in losses of
   affiliate companies             -              -                -               -           79,559              -        298,851
Other income
   (expense)                       -              -                -      (1,489,835)    (12,843,232)     (1,383,959)       138,181
                            --------     ----------     ------------    ------------    -------------   ------------    -----------
Net loss from continuing
   operations                      -              -                -       1,630,319       23,962,983      1,428,400      8,158,335
                            --------     ----------     ------------    ------------    -------------   ------------    -----------
Loss from discontinued
   operations                747,560      3,314,094       11,235,237      11,106,826        6,370,776      1,498,593              -
Gain on disposal of
   discontinued
   operations                      -              -                -               -        6,502,663              -              -
                            --------     ----------      -----------    ------------    -------------   ------------    -----------
Net loss                     747,560      3,314,094       11,235,237      12,737,145       23,831,096      2,926,993      8,158,335
Preferred stock
   dividend-continuing
   operations                      -              -                -               -        6,605,261              -     43,052,686
Preferred stock
   dividend-discontinued
   operations                      -              -        1,181,250      15,250,500                -              -              -
                            --------     ----------     ------------    ------------    -------------   ------------    -----------
Net loss to common
   stockholders             $747,560     $3,314,094     $ 12,416,487    $ 27,987,645    $  30,436,357   $  2,926,993    $51,211,021
                            ========     ==========     ============    ============    =============   ============    ===========
Basic and diluted net
   (loss) per common
   share-continuing
   operations                    n/a     $        -     $          -    $      (0.35)   $      ( 2.90)  $      (1.38)   $     (3.01)
                            ========     ==========     ============    ============    =============   ============    ===========
Basic and diluted net
   earnings (loss) per
  common share-
discontinued                     n/a     $    (3.55)    $      (6.88)   $      (5.59)   $        0.01   $      (1.44)   $         -
   operations
                            ========     ==========     ============    ============    =============   ============    ===========
Basic and diluted
   weighted average
   common shares                 n/a        934,810        1,804,700       4,711,351       10,557,953      1,037,338     16,986,005
   outstanding
                            ========     ==========     ============    ============    =============   ============    ===========

                                                                                     March 31, 2000
                                                                                     --------------
                                                                                       (Unaudited)
                                                                                       -----------
Balance Sheet Data
       Cash and cash equivalents                                                       $45,715,612
       Ownership interests and advances to Affiliate Companies                          11,091,706
       Total assets                                                                     60,379,278
       Current liabilities                                                               2,164,832
       Non-current liabilities                                                                   -
       Total liabilities                                                                 2,164,832
       Redeemable convertible preferred stock, Series C                                 40,883,087
       Stockholders' equity                                                             16,995,464
       Total liabilities, redeemable convertible preferred stock and
          stockholders' equity                                                          60,379,278
       Working capital                                                                  43,988,091

                                       9

--------------------------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us and about our affiliate companies, including, among other things:

                 o development of an e-commerce market;

                 o our ability to identify trends in our markets and the markets of our affiliate companies and to offer new solutions that address the changing needs of these markets;

                 o our ability to successfully execute our business model;

                 o the ability of each of our affiliate companies to compete successfully against direct and indirect competitors;

                 o our ability to acquire interests in additional companies;

                 o growth in demand for Internet products and services;

                 o adoption of the Internet as an advertising medium; and

                 o our ability to locate additional sources of capital.

         In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                  RISK FACTORS

         The shares of common stock which are the subject of this registration statement involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares of common stock if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our corporation, our business prospects and an investment in the shares of common stock.

RISKS PARTICULAR TO NET VALUE HOLDINGS, INC.

We have a very limited operating history upon which you may evaluate an investment in Net Value Holdings.

         We did not begin to implement our current business plan until July 1999 and therefore have a very limited operating history upon which you may evaluate making an investment in our company. In addition, all of our current affiliate companies are early stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. Accordingly, you will only be able to examine limited operating results of our affiliate companies in making your investment decision.

Our proposed operations are speculative in nature and may not ever result in any operating revenues or profits.

         We are not certain that our business model, even if successful, will result in operating revenues or profits. Our success depends upon our ability to develop or select affiliate companies that are ultimately successful. As a holding company without significant income from operations, we expect to ultimately derive the cash flow necessary to fund our operations from the operations and/or sale of our affiliate companies. As of the date of this prospectus, none of our affiliate companies have generated operating revenues sufficient to pay dividends to us. Furthermore, we have not generated any significant revenues from the sale of our equity interests in our affiliate companies. Accordingly, we do not have an established history of selecting and developing successful affiliate companies. Economic, governmental, regulatory and industry factors outside our control affect each of our affiliate companies. If our affiliate companies do not successfully implement their business plans with the assistance of our experiences and methodologies, then we will not be able to achieve our business plan. Accordingly, if these events occur, then we will not generate any revenues and the value of our assets and the market price of our common stock will decline. There are also material risks relating to the businesses of our affiliate companies. Accordingly, the success of our operations will be dependent upon the management and operations of our affiliate companies, the timing of the marketing of our affiliate companies' products and numerous other factors beyond our control.

We have had a history of losses and expect continued losses in the foreseeable future.

         For the three months ended March 31, 2000 and the year ended December 31, 1999, we experienced net losses to common stockholders of $51.2 million and $30.4 million respectively. We expect to continue to incur losses for the foreseeable future and, if we ever have profits, we may not be able to sustain them. Our expenses will increase as we continue in the development stage of our business model and as we continue to build an infrastructure for our network of affiliate companies. For example, we expect to hire additional employees to manage both our operations and the operations of our majority-owned affiliate companies and to provide services to our minority-owned affiliate companies. If any of these and other expenses are not accompanied by increased revenues, then our losses will be greater than we anticipate.

Our success could be impaired by valuations placed on Internet-related companies by the investment community.

         Our strategy involves creating value for our stockholders by developing our affiliate companies and helping them to gain access to the capital markets so that they can raise additional funds to satisfy their business plans. Since our initial acquisitions have been equity interests in Internet companies, we are dependent on the success of the market for Internet-related companies in general and for initial public offerings of those companies in particular. Until March 2000, there had been a substantial number of Internet-related initial public offerings and private venture financings. Commencing during the second half of March 2000, the domestic and international stock markets have generally experienced a significant correction and the public trading prices, market capitalizations and valuations of many technology and Internet-related companies have significantly decreased. During this period, Internet-related initial public offerings and private venture financings have decreased in both number and size. If present market conditions continue for an extended period of time, then the ability of our affiliate companies to grow and access the capital markets may be impaired and we may need to provide additional capital to our affiliate companies in order to ensure that they meet their business plans on a timely basis and to protect the value of our equity holdings. Furthermore, if present market conditions continue for an extended period of time, then we may be unable to access the capital markets to raise sufficient funds to enable us to provide additional capital to our affiliate companies on a timely basis. If we are unable to provide additional capital to our affiliate companies in these circumstances on a timely basis, then our affiliate companies' operations may suffer, we will not successfully implement our business plan and the value of our common stock may decrease.

There is no significant trading market for our common stock.

         Our common stock is not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market in the "Pink Sheets" or on the NASDAQ Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934. This market tends to be highly illiquid, in part because there is no national quotation system by which potential investors can trace the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in that particular stock. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the common stock. We are not certain that an active trading market in the common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade in the Pink Sheets or on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

         o the lack of readily available price quotations;
         o the absence of consistent administrative supervision of "bid" and "ask" quotations;
         o lower trading volume; and
         o market conditions.

         In a volatile market, we may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold your investment in our securities for a longer period of time than you planned to hold this investment.

Our existing stockholders may experience dilution of their ownership interests due to the issuance of additional shares of our common stock.

         We may in the future issue our previously authorized and unissued securities which will result in the dilution of the ownership interests of our present stockholders. We currently have 50.0 million shares of common stock that are authorized for issuance, of which we have issued approximately 17.7 million shares as of March 31, 2000. At March 31, 2000, we had issued and outstanding warrants, stock options and shares of preferred stock which are potentially convertible into approximately 12.0 million shares of common stock. We also intend to complete a proposed merger with Net Value, Inc. pursuant to which we will issue approximately 1.7 million shares of our common stock to the stockholders of Net Value, Inc. and approximately 1.2 million warrants and stock options to the holders of Net Value, Inc.'s issued and outstanding warrants and vested stock options. Additionally, we may issue additional shares of our common stock in connection with:

         o The hiring of additional personnel;
         o future acquisitions;
         o settlement or resolution of a pending legal proceeding described on page 57 of this prospectus filed against us by Douglas Spink, a former employee, whom we recently terminated "for cause;" and
         o for other valid business purposes within the discretion of our Board of Directors.

         Our issuance of these shares of common stock will also dilute the ownership interests of our existing stockholders.

The influx of additional shares of our common stock onto the market may create downward pressure on the trading price of our common stock.

         The initial sale or secondary resale of substantial amounts of our common stock in the public markets can have an adverse effect on the market price of our common stock and make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate. Since our operations have been funded primarily through the sale of restricted securities, a significant amount of our issued and outstanding securities have not been eligible for public resale. By virtue of registration rights which we granted in connection with our recently completed private financings, and by operation of Rule 144 of the Securities Act of 1933, we estimate that approximately 16,500,000 shares of our common stock will become periodically eligible for public resale commencing June 2000 through June 30, 2001. The resale of these shares into the public market, or the mere perception that these resales could occur, could adversely affect the market price of our common stock and could impair our ability to obtain capital through securities offerings.

There is a scarcity of and competition for acquisition opportunities.

         There are a limited number of technology-based businesses seeking investment capital which we deem to be desirable candidates to become affiliate companies and there is a very high level of competition among companies seeking to acquire interests in these entities. We are and will continue to be a very minor participant in the business of seeking business relationships with, and acquisitions of interests in early stage technology businesses of which Internet companies presently constitute the largest concentration. A large number of established and well- financed entities, including venture capital firms, are active in acquiring interests in companies which we may find to be desirable candidates to become affiliate companies. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible investments in these entities as they generally have easier access to capital, which entrepreneurs of development stage companies generally place greater emphasis on than obtaining the management skills and networking services that we provide to our affiliate companies. Even if we are able to successfully compete with these venture capital entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for interests in affiliate companies. We may not be able to identify companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to acquire an interest in the company for many reasons, including:

                  o a failure to agree on the terms necessary for a transaction, such as the amount or price of our equity interest;
                  o incompatibility between our operational strategies and
                    management philosophies and those of the affiliate company;
                  o competition from other acquirers of Internet companies;
                  o a lack of sufficient capital to acquire an interest in a potential affiliate company; and
                  o the unwillingness of a potential affiliate company to
                    affiliate with our corporation or our other affiliate companies.

         If we are unable to successfully compete with other entities in identifying and executing possible business opportunities, then we will not be able to successfully implement our business plan.

We may be required to dispose of our interests in our affiliate companies or take other actions which we would not otherwise take in order to avoid classification as an investment company under the Investment Company Act of 1940.

         Although we are primarily engaged in the business of e-commerce through our affiliate companies, our ownership of equity interests in our affiliate companies that are not majority interests could result in our classification as an investment company under the Investment Company Act of 1940. If we are required to register as an investment company, then we will incur substantial additional expense as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other requirements. In addition, restrictions on transactions between an investment company and its affiliates under the Investment Company Act of

1940 would make it difficult, if not impossible, for us to fully implement our strategy of actively managing, operating and promoting collaboration among our network of affiliate companies. As a result, we intend to take whatever steps are necessary in order not to be required to register as an investment company, and may be forced to sell interests in affiliate companies which we otherwise would continue to hold. Such sales may be for less than fair market value due to our need to dispose of the securities. A company is presumed to be an investment company under the Investment Company Act of 1940 if more than 45% of its total assets consists of, and more than 45% of its income/loss and revenue attributable to it over the last four quarters is derived from, ownership interests in companies it does not primarily control. Under the Investment Company Act of 1940, we are considered to primarily control a company if we own more than 25% of that company's voting securities and have more control than any other single owner. Prior to the sale by Net Value, Inc. of its assets to BrightStreet, Net Value, Inc. alone constituted greater than 55% of our total assets and substantially in excess of 55% of income/loss and revenues for the past four fiscal quarters. As a result of the sale, we have more than 45% of our total assets comprised of and more than 45% of our income/loss over the prior four fiscal quarters derived from ownership interest in companies we do not primarily control.

         The rules under the Investment Company Act of 1940 provide us with a grace period of one year, at the end of which we must be primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities. We intend to meet the foregoing tests by expanding the range of services that we provide and operating our business through our affiliate companies in a manner that demonstrates that our primary business activity is e-commerce, as well as through our ownership interests in companies which we primarily control. However, because six of our affiliate companies are not majority-owned subsidiaries and we may not retain a majority ownership interest in our other two affiliate companies, changes in the value of our ownership interests in our affiliate companies and the income/loss and revenue attributable to our affiliate companies could require us to register as an investment company under the Investment Company Act of 1940 unless we take action to avoid registration requirements. For example, we may be forced to sell our minority ownership interests in some of our affiliate companies which we do not want to sell and any sale may be at less than fair market value as we will be selling restricted securities in privately negotiated transactions. We may also have to ensure that we retain at least a 25% voting ownership interest in our majority-owned affiliate companies after their initial public offerings, if any. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire in connection with executing our business strategy.

         In order to be certain of our status under the Investment Company Act of 1940, we may apply to the Securities and Exchange Commission for an order finding that we are primarily engaged in a business other than investing in securities. We can give no assurance that such an order, if applied for, will be granted.

We are not required to follow any specific criteria for identifying affiliate companies, and therefore may acquire interests in affiliate companies that do not meet the criteria we have described.

         To date, we have focused our acquisition and affiliating efforts on technology businesses whose operations are focused in the Internet industry and generally meet the following criteria:

                  o early stage entity;
                  o seeking less than $2.5 million in capital;
                  o management that is experienced in the substantive industry in which the affiliate company will operate; and
                  o offer compelling market opportunities.

However, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential business combinations. In addition, we are not required to acquire interests in any number of affiliate companies, complete any number of business combinations, or internally develop any number of affiliate companies in any calendar year. We will determine which target companies provide the best potential financial return for our stockholders and we will determine the amount of equity and other terms and conditions of investments. Stockholders will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular business combination or factors or strategies which they will implement in developing such relationships. We are not certain that we will be successful in identifying and evaluating suitable business opportunities and consummating business combinations with or acquiring interests in additional affiliate companies. We do not anticipate that our affiliate companies' operations will have a short-term positive impact on our operations. Thus, we continue to seek additional target companies and are continuing to develop companies based on our internally conceived business ideas. These companies may operate in industries in which members of our management team have little or no prior experience.

We expect our affiliate companies to grow rapidly and if we are unable to assist them in sustaining and managing their growth, our affiliate companies' businesses will suffer, which will adversely affect our business.

         Our affiliate companies may experience rapid growth as they introduce new products and services and hire additional employees to manage expanded areas of development and service a growing number of consumers. Since such growth may not be accompanied by immediate increases in revenues, this growth is likely to place significant strain on their resources and on the resources we allocate to assist our affiliate companies. In addition, our management may be unable to convince our affiliate companies to adopt our ideas effectively, and the affiliate companies may fail in their attempt to execute our ideas or successfully manage their growth. If we are unable to effectively assist our affiliate companies in managing their growth, then they may not sustain profitable operations and the value of our common stock may decrease.

Our Officers and Directors have acquired personal interests in our affiliate companies which may create conflicts of interest that may adversely affect our stockholders' best interests.

         Darr Aley, Stephen George, Andrew P. Panzo and Lee Hansen, who are among our Officers and Directors, personally own interests or rights to purchase interests in YesAsia, Inc. Tom Aley, an Officer of our company, personally owns an interest in Swapit.com. This may cause the interests of these individuals to conflict with our stockholders' best interests. If the operations of YesAsia, Inc. or Swapit.com are unsuccessful, it may be in our stockholders' best interests for us to either divest our ownership interest in this affiliate company or devote a smaller percentage of our management resources to assisting in the development of this affiliate company. In addition, in order to avoid registration under the Investment Company Act of 1940, we may have to divest our ownership interest in a particular affiliate company. However, the officer(s) or director(s) who own a personal interest in this affiliate company may vote not to take this action or may seek to continue to devote management resources to this affiliate company due to his personal interest. Our Board of Directors has implemented a policy prohibiting our officers and directors from acquiring personal interests in our affiliate companies in the future.

If we are unable to obtain additional financing, then our business will suffer.

         We will need to raise substantial additional financing in the future to support our working capital needs or our affiliate companies' working capital needs and to provide us with sufficient funding to enter into additional business relationships and start additional early stage companies. As of April 30, 2000, we had on hand existing cash and cash equivalents of approximately $45.6 million. Based on our projected level of operations and funding requirements, these funds should be sufficient to sustain our operations until June 30, 2001. However, should the level of our operations or funding requirements increase, we will require additional capital sooner than we expect. This could occur for a number of reasons, including:

                  o We purchase an interest in a greater number of affiliate companies than we presently anticipate;

                  o Our level of investment in affiliate companies is greater than we presently anticipate; or

                  o We participate in subsequent rounds of financing conducted by our affiliate companies to a greater extent than we presently anticipate.

If we are unable to secure additional financing on acceptable terms, then we will not be able to fully implement our business plan.

Our success is dependent on our continued employment of Andrew P. Panzo and Lee
C. Hansen, and the continued employment by our affiliate companies of their key personnel, and if we were to lose the services of these individuals, our business and the businesses of our affiliate companies would be negatively affected.

         We believe that our success will depend on continued employment by us and our affiliate companies of senior management and key technical personnel. If one or more members of our management team or the management teams of any of our affiliate companies are unable or unwilling to continue in their present positions, then our business and operations could be disrupted.

         As of May 31, 2000, our entire management team, other than Andrew P. Panzo, has worked for us for less than one year. Andrew P. Panzo joined our management team in January 1999. Other than Lee C. Hansen, our President who joined us on October 1, 1999, the remainder of our management team and directors joined our company in July 1999 in connection with our merger with Strategicus Partners, Inc. and thereafter. Our efficiency may be limited while these employees, directors and future employees are being integrated into our operations. In addition, we may be unable to identify and hire additional qualified management and professional personnel to help lead us and our affiliate companies.

         Our affiliate companies will need to continue to hire additional qualified personnel as their businesses grow. A shortage in the number of trained technical and marketing personnel could limit the ability of our affiliate companies to increase the sales of their existing products and services and launch new product offerings.

We have issued a significant amount of stock-based compensation to our employees, consultants and members of our Board of Directors, and this compensation has significantly decreased and will continue to significantly decrease our earnings.

         Through March 31, 2000, we have recorded deferred compensation of $62.6 million related to compensatory stock options and restricted stock awards to our employees, consultants and members of our Board of Directors. As a result of these compensatory option grants and restricted stock awards, we recorded amortization of deferred compensation of $10.1 million to stock-based compensation through March 31, 2000. We will continue to record amortization of deferred compensation as these option and stock awards vest, thus reducing our earnings in future years.

We will incur a significant expense in each of the next three years as a result of amortization expense which we will record relating to our acquisition of Strategicus Partners, Inc. and our acquisition of equity interests accounted for under the equity method of accounting.

         We will incur amortization expense of approximately $4.4 million from March 31, 2000 through 2003 and our earnings will be reduced by this expense in each year that it is recorded. This expense is the result of:

                  o the amortization of the goodwill which we have recorded in connection with our acquisition of Strategicus Partners, Inc.; and
                  o the amortization of the amount by which the purchase price of each of our equity interests accounted for under the equity method of accounting exceeds our proportionate share of the underlying net assets of each of these affiliate companies.

         Pursuant to our business plan, we contemplate acquiring equity interests in additional affiliate companies over the next several years. If these acquisitions result in our purchase of additional goodwill or our payment of a purchase price which exceeds our share of the underlying net assets of these affiliate companies, then we will record additional amortization expense in future years. Sales of equity method investments will reduce additional amortization expense in future years.

Fluctuations in our quarterly results may adversely affect our stock price.

         Because we acquire significant interests in early stage companies, many of which generate net losses, we have experienced, and expect to continue to experience, significant volatility in our quarterly results. We do not know if we will report net income in any period, and we expect that we will report net losses in many quarters for the foreseeable future. While our affiliate companies have consistently reported losses, we may have net income in certain periods and may experience significant volatility from period to period due to non-recurring transactions and other events incidental to our ownership interests in and advances to affiliate companies. These transactions include dispositions of, and changes to, our affiliate company ownership interests, and impairment charges.

We do not anticipate paying dividends.

         We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth and that we will not pay cash dividends to our stockholders.

RISKS PARTICULAR TO OUR AFFILIATE COMPANIES.

         Each of our affiliate companies is subject to the risks described below. In addition, we have set forth below the risks which Webmodal, Swapit.com and IndustriaVortex.com, the affiliate companies which we deem to be material to our operations as of the date of this prospectus, are presently subject to in this early stage of their development.

Each of our affiliate companies has a very limited operating history and has generated very limited, if any, revenues.

         Other than BrightStreet.com, Inc., our affiliate companies were all formed less than two years ago. Each of our affiliate companies is in the development stage and has generated very limited, if any, revenues. Accordingly, we have no historical basis on which to evaluate the future success of any of our affiliate companies.

Most of our affiliate companies will require significant additional financing to execute their business plans.

         Other than BrightStreet and YesAsia, each of our affiliate companies only has sufficient capital resources to meet operating expenses for less than one year. Accordingly, most of our affiliate companies will require significant additional financing to execute their business plans. Although we intend to assist our affiliate companies in obtaining this financing, there is no assurance that these affiliate companies will be able to obtain this financing on a timely basis. If any of our affiliate companies are unable to obtain the required financing on a timely basis, then they may not be able to execute their business plans.

The success of our affiliate companies presently depends on the development of the e-commerce market, which is uncertain.

         All of our affiliate companies rely on the Internet for the success of their businesses. The development of the e-commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not expand as an effective medium for the sale of products and services, then our affiliate companies may not succeed. For example, YesAsia, Swapit.com and metacat each allow consumers to purchase products over the Internet. If consumer use of the Internet to purchase goods and services does not continue to develop and expand, then these affiliate companies may not attract a sufficient customer base and their businesses may be adversely affected. In addition, if businesses do not continue to use or expand their use of the Internet for conducting business then some of our affiliate companies may not develop an adequate customer base to execute their business plans.

         A number of factors could prevent the long-term acceptance of e-commerce business, including the following:

                  o the unwillingness of businesses to shift from traditional business processes to e- commerce processes;
                  o the necessary network infrastructure for substantial growth in usage of e-commerce may not be adequately developed;
                  o increased government and securities regulation or taxation may adversely affect the viability of e-commerce;
                  o insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times for the users of e-commerce; and
                  o concern and adverse publicity about the security of
                    e-commerce transactions.

Our affiliate companies may fail if their competitors provide superior Internet-related products or continue to have greater resources than our affiliate companies.

         Competition for Internet products and services is intense and grows on a daily basis. As the market for e- commerce grows, we expect that competition will intensify. Barriers to entry are minimal and competitors can offer products and services at a relatively low cost. As no physical presence is required to commence operations, our affiliate companies' competitors may emerge without the same degree of warning that competitors who are traditional bricks and mortar businesses would provide to those businesses. Our affiliate companies compete for a share of a customer's:

                  o purchasing budget for services, materials and supplies with other online providers and traditional distribution channels; and
                  o advertising budget with online services and traditional
                    off-line media, such as print and trade associations.

         Many of our affiliate companies' existing competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a competitive disadvantage in responding to other companies' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         In addition, our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, those offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their existing and developing competitors, then our affiliate companies may fail.

Changes in federal and state tax treatment of Internet sales could result in decreased revenues for some of our affiliate companies.

         The imposition of sales taxes on Internet sales would increase the effective cost of goods to purchasers from metacat.com, YesAsia and Swapit.com and may result in lower sales. Currently, these affiliate companies are not required to charge any customer sales and usage tax, and there is a federally imposed moratorium on taxation of Internet transactions. However, the growth of Internet commerce is likely to lead state revenue agencies to pursue taxation on Internet sales. To the extent that states are successful in imposing taxes on Internet sales, the result will be an effective increase in the cost of goods purchased through Internet websites. Consumers may respond by shifting to traditional purchasing methods such as catalog sales which often do not impose sales tax or interstate shipments or store purchases which do not involve shipping costs.

All of our affiliate companies anticipate rapid growth, and failure to manage that growth could adversely affect their businesses.

         Each of our affiliate companies anticipates rapid growth, which will require continual enhancement to financial and management controls, reporting systems and procedures and expansion, training and management of personnel. If any affiliate company fails to have systems, procedures and controls which are adequate to support its growth and operations, it may be unable to successfully implement its business plan. In addition, it may lose customers who become dissatisfied as the result of operational problems created by the failure to manage growth, adversely impacting revenues, expenses and earnings.

Risks particular to Webmodal.

If intermodal railroads are unwilling to establish relationships with Webmodal, then Webmodal will be unable to implement its business plan.

         Webmodal's business plan is dependent on establishing relationships with intermodal railroads so that it can market intermodal products and services. "Intermodal" refers to shipment of goods by truck from the point of origin to a railroad yard, where entire truck trailers are loaded on railcars and shipped by rail to a destination yard, where the trailers are offloaded and trucked to the shipping destination. Most intermodal railroads have contract minimum and creditworthiness requirements. If Webmodal fails to either meet these requirements or obtain exceptions to the requirements based on the potential value to the railroads of its services, then it will be unable to establish relationships with the railroads. Webmodal has reached informal agreements with and is in the process of establishing contractual relationships with a number of the major U.S. railroads, a large Canadian/U.S. railroad, a large U.S. passenger railroad and a large stack-train company. A failure to maintain these relationships on a consistent basis will reduce the attractiveness of Webmodal's products and services.

If Webmodal is unable to establish relationships with trucking companies in hub cities, then it will be delayed in executing its business plan.

         Webmodal's business plan requires that it establish relationships for online pricing and operations interfaces with trucking companies in over 100 intermodal hub locations around the country. If too many trucking companies are unwilling to provide the resources or attention necessary for such a relationship, or lack necessary information interfaces, then Webmodal's ability to offer services in the applicable hub cities will be adversely affected until such relationships can be established. Webmodal has reached informal agreements with and is in the process of establishing contractual relationships with a number of leading intermodal trucking companies covering the geographic markets which are targeted for Webmodal's launch.

Webmodal will not be successful unless it can convert shippers from traditional methods of arranging for shipments.

         Shippers of goods by intermodal means traditionally have relied on intermodal marketing companies to negotiate pricing, arrange for shipping and otherwise act as intermediaries in the shipping process. Webmodal's success will be dependent on its ability to educate shippers regarding the advantages of Webmodal's services and persuade them to adopt a new way of doing business. To the extent that Webmodal is unsuccessful in this educational effort, its business will suffer.

Competition from various sources could adversely impact Webmodal's operating results.

         Webmodal faces competition from various current and potential participants in the intermodal shipping market, who could respond to Webmodal by developing similar systems and apply greater marketing and management resources, thus reducing Webmodal's entry into the market and adversely affecting Webmodal's revenues. Existing intermodal marketing companies such as Hub Group and Mark VII Transportation, Inc. and intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National have pre-existing service relationships with intermodal carriers as well as substantially greater resources than Webmodal. The Hub Group and CrossRoad have introduced limited online information systems that do not have all of the intended features of Webmodal's system, but could potentially develop systems similar to Webmodal's. Also, six truckload trucking companies recently announced their intent to merge their logistics business units into a commonly owned, Internet-based global transportation logistics company called Transplace.com. This company's initial focus will include a number of areas such as over the road truckload and intermodal capabilities. Railroads, trucking companies and other independent entities similar to Webmodal also could enter this market. Recently, BNSF Railroad announced the formation of a company called Freightwise which reportedly is developing an online multi-modal transportation exchange. Third party logistics companies, to whom shippers sometimes outsource shipment management activities and who are a primary source of potential customers for Webmodal, could become competitors. Finally, other transportation-related e-commerce ventures, such as National Transportation Exchange, FreightQuote and Celarix do not appear to be currently directed at the intermodal shipping market but could develop applications for that market. If any of these companies successfully enters this market, then Webmodal may incur increased expenses or greater difficulty winning customers as a result of this increased level of competition. This increase in expenses or greater difficulty winning customers will adversely affect Webmodal's operating results.

Risks particular to Swapit.com.

Swapit.com may overvalue goods taken in trade, resulting in accumulation of inventory and write-offs.

         Swapit.com will attempt to credit users' accounts for any used good submitted to it with an amount which reflects the market value that it can acquire from other users in trade for the same item. As the market value in trade of used goods cannot be estimated precisely, it may overvalue used goods. In addition, Swapit.com may opt to credit users with an amount that exceeds the valuation of the goods offered in trade by a current or potential user in order to build a user base and develop its brand name. This may result in the accumulation of inventory or the sale or exchange of overvalued goods at reduced margins or at a loss. Swapit.com may be forced to write-off large quantities of aging inventories, or maintain large reserves on their books, due to valuation errors.

Competition from a variety of online trading services will be intense and Swapit.com may not be able to compete successfully.

         Swapit.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction

Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to Swapit.com's prior to or after Swapit.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com does. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well established and well financed companies. As a result, some of its competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than Swapit.com. Increased competition may result in reduced operating margins, loss of market share and diminished value of Swapit.com's brand. In addition, some of its competitors have offered services for free and others may do this as well.

A decline in demand for used goods would adversely impact Swapit.com's business.

         A decline in the popularity of, use of or demand for, certain items traded or sold through Swapit.com's service could reduce the overall volume of transactions on the service, resulting in reduced revenues. For instance if audio compact discs become less popular because of the emergence of MP3s or another new recording medium, trades or purchases of used compact discs from the service may decline and thus harm Swapit.com's business. Swapit.com will derive most of its revenues from fees received from sellers on trades made using the service. Swapit.com's future revenues will depend upon the level of demand for used and aged goods, as well as the demand for goods of the type that will be traded through the service. The demand for used goods may fluctuate with changes in consumer discretionary spending and other economic conditions.

Risks particular to IndustrialVortex.com

Buyers and sellers of industrial products may not accept IndustrialVortex.com's services, resulting in lower than anticipated revenues.

         A number of suppliers or customers of industrial products have signed up or agreed to use IndustrialVortex.com's services to facilitate the purchase and sale of industrial products. However, IndustrialVortex.com has not recorded any revenues from services provided to these buyers and sellers. If a sufficient number of suppliers and customers of industrial products do not sign up and continue to use IndustrialVortex.com's services to facilitate the purchase and sale of industrial products, then its revenues and income will be adversely affected.

Competition from various sources could adversely impact IndustrialVortex.com's operating results.

         IndustrialVortex.com competes with a variety of online and offline sources for industrial automation products, including traditional distributors of such products who maintain physical locations, catalogs and websites such as Industria.com and IndustrialAmerican.com. IndustrialVortex.com anticipates that additional websites offering industrial automation products will be established. IndustrialVortex.com's ability to compete with these Internet websites will be dependent on its ability to provide an efficient marketplace for buyers and sellers of these products. If its competitors provide a more efficient marketplace, then IndustrialVortex.com's revenues and results of operations will be adversely affected.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of up to 4,942,238 shares of our common stock which are being offered for sale by 34 of our stockholders pursuant to this registration statement. However, 416,667 of these shares will only be issued upon the exercise of warrants. If all of these warrants are exercised, then we will receive gross proceeds of $11,075,008. We will use these proceeds for general corporate expenses and to acquire additional equity interests in affiliate companies.

                      MARKET PRICE AND DIVIDEND INFORMATION

         As of the date of this prospectus, our common stock is traded through the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." The market for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System is sporadic and the quarterly average daily volume of shares traded since inception ranged from a low of 31,539 shares to a high of 237,180 shares. The following table presents the range of the high and low bid and average daily volume information for our common stock for the periods indicated, which information was provided by NASDAQ Trading and Market Services. The quotations reflect inter- dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                 Average Daily
                                      High            Low       Volume (Shares)
                                      ----            ---       ---------------
Year Ended December 31, 1998
   Fourth Quarter                   $ 5.7500        $4.0000         31,539
Year Ended December 31, 1999
   First Quarter                      6.3750         4.7500         38,393
   Second Quarter                     7.6875         4.5000         55,695
   Third Quarter                      6.3125         3.8125         49,461
   Fourth Quarter                    13.4375         3.5625        120,817
Year Ending December 31, 2000
   First Quarter                     35.7500         7.1250        237,180
   Second Quarter (through
   May 31, 2000)                     17.7500         3.8125        113,007

         Our common stock has only been traded on the NASDAQ Over-the-Counter Bulletin Board Trading System since November 24, 1998. Records of our stock transfer agent indicate that as of May 31, 2000, there were approximately 269 record holders of our common stock. We have not paid any cash dividends to date and do not anticipate or contemplate paying cash dividends in the foreseeable future. We plan to retain any earnings for use in the operation of our business and to fund future growth.

                                 CAPITALIZATION

         The following table sets forth our total capitalization as of March 31, 2000:

Debt:
  Current debt-continuing operations                                              $     103,446

  Net Liabilities of discontinued operations                                          1,693,807

  Redeemable convertible preferred stock, Series C
     $.001 par value per share (4,166,667 shares authorized, issued and outstanding at March 31, 2000) net of costs of issuance and proceeds allocated to Series C warrants. Liquidation preference $50,000,000 at
     March 31, 2000                                                                  40,883,087

  Accrued redeemable convertible preferred stock dividend, Series C                     335,895

Stockholders' equity:

  Common stock, Net Value, Inc., $.001 par value per share (49,000,000
     shares authorized, 898,338 shares issued and outstanding).                             899

  Common stock, $.001 par value per share (50,000,000 shares authorized,
     19,281,807 shares issued and outstanding at March 31, 2000).                        19,281

  Additional paid-in capital                                                        195,662,668

  Deferred compensation                                                             (52,539,583)

  Accumulated deficit                                                              (126,130,306)

  Treasury stock, Net Value, Inc., at cost (5,000 shares at March 31, 2000)
                                                                                        (17,495)
                                                                                  -------------

  Total stockholders equity                                                          16,995,464
                                                                                  -------------

Total capitalization                                                              $  60,011,699
                                                                                  =============


                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial data are qualified by reference to, and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto included elsewhere in this prospectus. The selected data as of and for each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from our audited financial statements. The statement of operations data for each of the three-month periods ended March 31, 1999 and 2000, and the balance data sheet at March 31, 2000 are derived from our unaudited interim financial statements included elsewhere in this prospectus. In management's opinion, the unaudited financial statements have been prepared on substantially the same basis as the audited financial statements included elsewhere in this prospectus and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods.

                                                    Consolidated Statements of Operations


                                                                   Year Ended December 31,
                                      --------------------------------------------------------------------------------
                                                1995          1996             1997         1998             1999
                                                ----          ----             ----         ----             ----
                                      --------------------------------------------------------------------------------
Revenue                                       $      -     $        -      $         -   $         -      $         -

Operating expenses
    Stock based compensation                         -              -                -             -        7,320,695
    General and administrative                       -              -                -       140,484        3,719,497
                                              --------     ----------      -----------   -----------      -----------
         Total operating expenses                    -              -                -       140,484       11,040,192

Interest income                                      -              -                -             -           60,526
Interest expense                                     -              -                -     1,441,399       12,380,157
Financing fees                                       -              -                -        48,436          523,601
                                              --------     ----------      -----------   -----------      -----------
   Loss before equity in losses of
     Affiliate Companies                             -              -                -     1,630,319       23,883,424
Equity in losses of Affiliate
   Companies                                         -              -                -             -           79,559
                                              --------     ----------      -----------   -----------      -----------
Net loss from continuing
   operations                                        -              -                -     1,630,319       23,962,983
Discontinued operations
   Loss from discontinued
      operations                               747,560      3,314,094       11,235,237    11,106,826        6,370,776
   Gain on disposal of
      discontinued operations                        -              -                -             -        6,502,663
                                              --------     ----------      -----------   -----------      -----------
Net loss                                       747,560      3,314,094       11,235,237    12,737,145       23,831,096
                                              --------     ----------      -----------   -----------      -----------

Preferred stock dividends
     Continuing operations                           -              -                -             -        6,605,261
     Discontinued operations                         -              -        1,181,250    15,250,500                -
                                              --------     ----------      -----------   -----------      -----------

Net  loss to common shareholders              $747,560     $3,314,094      $12,416,487   $27,987,645      $30,436,357
                                              ========     ==========      ===========   ===========      ===========

Basic and diluted net (loss) per
   common share - continuing
   operations                                      N/A     $        -      $         -   $     (0.35)     $     (2.90)
                                              ========     ==========      ===========   ===========      ===========
Basic and diluted net earnings
   (loss) per common share -
   discontinued operations                         N/A     $    (3.55)     $     (6.88)  $     (5.59)     $      0.01
                                              ========     ==========      ===========   ===========      ===========
Basic and diluted weighted
   average common shares
   outstanding                                     N/A        934,810        1,804,700     4,711,351       10,557,953
                                              ========     ==========      ===========   ===========      ===========

                           [RESTUBED TABLE FOR ABOVE]



                                                 Three Months
                                                Ended March 31,
                                      ------------------------------
                                             1999            2000
                                             ----            ----
                                      ------------------------------
Revenue                                   $        -     $         -

Operating expenses
    Stock based compensation                       -       5,894,187
    General and administrative                44,441       2,103,478
                                          ----------     -----------
         Total operating expenses             44,441       7,997,665

Interest income                                    -         211,957
Interest expense                           1,383,959          73,776
Financing fees                                     -               -
                                          ----------     -----------
   Loss before equity in losses of
     Affiliate Companies                   1,428,400       7,859,484
Equity in losses of Affiliate
   Companies                                       -         298,851
                                          ----------     -----------
Net loss from continuing
   operations                              1,428,400       8,158,335
Discontinued operations
   Loss from discontinued
      operations                           1,498,593               -
   Gain on disposal of
      discontinued operations                      -               -
                                          ----------     -----------
Net loss                                   2,926,993       8,158,335
                                          ----------     -----------

Preferred stock dividends
     Continuing operations                         -      43,052,686
     Discontinued operations                       -               -
                                          ----------     -----------

Net  loss to common shareholders           2,926,993      51,211,021
                                          ==========     ===========

Basic and diluted net (loss) per
   common share - continuing
   operations                             $    (1.38)    $     (3.01)
                                          ==========     ===========
Basic and diluted net earnings
   (loss) per common share -
   discontinued operations                $    (1.44)              -
                                          ==========     ===========
Basic and diluted weighted
   average common shares
   outstanding                             1,037,338      16,986,005
                                          ==========     ===========

Balance Sheet Data         December 31,      December 31,    December 31,    December 31,   December 31,      March 31,
                               1995              1996            1997            1998           1999            2000
                        -------------------------------------------------------------------------------------------------
Working capital
(deficit)                   $(279,702)       $(305,092)      $(2,426,656)    $(8,750,164)   $(4,212,869)     $43,988,091
Total assets                        -                -                 -         371,648     13,989,368       60,379,278
Total liabilities             279,702          305,092         2,426,656       9,121,812      7,839,258        2,164,832
Long-term debt, net of
current portion                     -               -                  -               -         67,302                -
Redeemable
convertible preferred
stock, Series B                     -               -                  -               -      4,448,872                -
Redeemable
convertible preferred
stock, Series C                     -               -                  -               -             -        40,833,087
Stockholders' equity
(deficit)                    (279,702)       (305,092)        (2,426,656)     (8,750,164)     1,701,240       16,995,464

                                       25

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth elsewhere in this prospectus and the risks discussed in our other SEC filings. The following discussion should be read in conjunction with our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

General

         We were originally formed as a Florida corporation in 1991. We did not have any operations until our change of domicile into Delaware in October 1998. This occurred in conjunction with our acquisition of a controlling interest in Net Value, Inc. which commenced in October 1998. Net Value, Inc. was engaged in the development and distribution of online promotional campaigns.

         We obtained control of Net Value, Inc. when we acquired 66% of its outstanding common stock through share exchange transactions with 20 of its largest stockholders. Since as a result of these transactions the former Net Value, Inc. stockholders obtained a majority ownership interest of our company, the transaction was accounted for as a recapitalization. Under a recapitalization, the historical financial statements presented are those of the company acquired, not those of the legal acquiror. Accordingly, the financial information included in our financial statements prior to October 1998 is that of Net Value, Inc.

         We plan to complete a merger with Net Value, Inc. within three to six months pursuant to which we intend to offer .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders. This is being done in order to acquire the remaining minority interest in Net Value, Inc. Additionally, we will issue common stock purchase warrants and stock options to the holders of Net Value, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio. Since we already own a majority of Net Value, Inc.'s capital stock, we can assure that the merger will be completed. Accordingly, our 1999 financial statements reflect the results of our in-process merger with Net Value, Inc.

         At March 31, 2000, we owned approximately 67% of the outstanding common stock of Net Value, Inc. Because the total net assets of Net Value, Inc. are negative and because it is unlikely that the minority shareholders of Net Value, Inc. will make additional capital contributions to erase subsequent Net Value, Inc. losses, no amount has been ascribed to the 33% minority interest.

         Our financial statements also reflect the operations of Net Value, Inc. as a discontinued operation. This was necessitated when, in November 1999, we made the strategic decision to exit the development and distribution of online promotional campaigns operations of Net Value, Inc. In December 1999, we sold the business and assets of Net Value, Inc. to BrightStreet.com, Inc., a new company formed by members of Net Value, Inc.'s then senior management team and a group of third party investors. Through Net Value, Inc., we retained a 14% interest in the common stock of BrightStreet.com.

         We have segregated the operating results of the discontinued operations of Net Value, Inc. from continuing operations and have reported these operating results as a separate line item on the statements of operations. Upon the completion of our merger with Net Value, Inc., we will own all of Net Value, Inc.'s assets and liabilities. This will not change our financial statement presentations as these items are already reflected on our balance sheet.

         Because we acquire significant interests in early-stage companies, many of which generate net losses, we have experienced, and expect to continue to experience, significant volatility in our quarterly results. We do not know if we will report net income in any period, and we expect that we will report net losses in many quarters for the foreseeable future. While our affiliate companies have consistently reported losses, we may have net income in certain periods and may experience significant volatility from period to period due to non-recurring transactions and other events incidental to our ownership interests in and advances to affiliate companies. These transactions include dispositions of, and changes to, our affiliate company ownership interests, and impairment charges.

         On a continuous basis, but no less frequently than at the end of each reporting period, we evaluate:

     o the carrying value of our ownership interest in and advances to each of affiliate companies for possible impairment based on achievement of business plan objectives and milestones;
     o the value of each ownership interest in the affiliate company relative to carrying value;
     o    the financial condition and prospects of the affiliate company; and
     o    other relevant factors.

         The business plan objectives and milestones we consider include those related to financial performance such as achievement of planned financial results or completion of capital raising activities, and those that are not primarily financial in nature such as the launching of an Internet website or the hiring of key employees. The fair value of our ownership interests in and advances to privately held affiliate companies is generally determined based on the value at which independent third parties have or have committed to invest in its affiliate companies. If impairment is determined, then the carrying value of our ownership interest is adjusted to fair value.

Effect of Various Accounting Methods on our Results of Continuing Operations

         Accounting for Stock Based Compensation.

         Stock based compensation is a non-cash charge relating to the amortization of deferred compensation. We record deferred compensation when we make restricted stock awards or compensatory stock option grants to employees, members of our Board of Directors, consultants or advisory board members. In the case of stock option grants to employees, the amount of deferred compensation initially recorded is the difference between the exercise price and fair market value of our common stock on the date of grant. In the case of options granted to consultants or advisory board members, the amount of deferred compensation recorded is the fair value of the stock options on the grant date as determined using a Black-Scholes option pricing model. We record deferred compensation as a reduction to shareholders' equity and an offsetting increase to additional paid-in capital. We then amortize deferred compensation into stock based compensation over the performance period, which typically coincides with the vesting period of the stock based award of 3 to 4 years.

         Grants to Employees. All awards to employees are fixed awards. This means that the number and exercise price of the stock options are known on the date of grant. Under these fixed awards, the amount of deferred compensation which we record is similarly fixed and represents the total amount of future amortization to stock based compensation.

         Grants to Consultants and Advisory Board. In accordance with the Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, stock based awards to consultants and advisory board members for future professional services are considered variable. This means that the amount of deferred compensation is periodically adjusted to the current fair value of the unvested awards as determined using a Black-Scholes option pricing model. Similarly, the amortization to stock based compensation for variable awards also fluctuates in direct proportion to the increase or decrease in deferred compensation resulting from changes in fair value. These fluctuations are largely dependent on the fair market value of our common stock and therefore makes future prediction or estimate of the amortization charge to stock based compensation extremely difficult.

         Accounting for Affiliate Company Ownership

         The various interests that we acquire in our affiliate companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on our voting interest in an affiliate company.

         Consolidation. Affiliate companies in which we directly or indirectly own more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, an affiliate company's financial statements are reflected within our Consolidated Statements of Operations. None of our affiliated companies were consolidated as of December 31, 1998. As of March 31, 2000, metacat.com, Inc. is our only consolidated affiliate company.

         The effect of an affiliate company's net results of operations on our net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of an affiliate company is reflected in our results of operations in the Consolidated Statements of Operations.

         Equity Method. Affiliate companies whose results we do not consolidate, but over whom we exercise significant influence, are generally accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an affiliate company depends on an evaluation of several factors including, among others, representation on the affiliate company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the affiliate company, including voting rights associated with our holdings in common stock and preferred stock in the affiliate company. Under the equity method of accounting, an affiliate company's results of operations are not reflected within our consolidated statements of operations; however, our share of the earnings or losses of the company is reflected in the caption "Equity in Losses of Affiliate Companies" in the Consolidated Statements of Operations. Additionally, our excess investment cost over equity in each affiliate company's net assets is amortized over three years to "Equity in Losses of Affiliate Companies." As of March 31, 2000 and December 31, 1999 we accounted for the following affiliate companies under this method:

                                                                            Voting Ownership
                                                                            ----------------
                                    Affiliate Company Since      March 31, 2000         December 31, 1999
                                    -----------------------      --------------         -----------------

         AlarmX.com (1)                     2000                       69%                       ----
         AssetExchange                      1999                       20%                       20%
         College411.com                     1999                       29%                       29%
         IndustrialVortex.com               2000                       31%                       ----
         SwapIt.com (2)                     1999                       11%                       11%


         (1) AlarmX.com is not consolidated because we anticipate that our majority ownership is temporary and will be reduced below 50% within the next 12 months.
         (2) SwapIt.com is accounted for under the equity method since our Executive Vice President, Business Development holds a 16% ownership interest for which he has assigned the voting rights to us.

         We have representation on the board of directors of all of the above affiliate companies. Most of our equity method affiliate companies are in a very early stage of development and have not generated any revenues. All of our equity method affiliate companies were formed less than two years ago and are expected to incur substantial losses in 2000.

         Cost Method. Affiliate companies not accounted for under either the consolidation or the equity methods of accounting are accounted for under the cost method of accounting. Under this method, our share of the earnings or losses of these companies is not included in our Consolidated Statements of Operations. Our affiliate companies accounted for under the cost method of accounting at March 31, 2000 and December 31, 1999 included:


                                                                          Voting Ownership
                                                                          ----------------
                                    Affiliate Company Since      March 31, 2000         December 31, 1999
                                    -----------------------      --------------         -----------------

         Brightstreet.com                   1999                       14%                       14%
         Webmodal                           1999                       10%                       12%
         YesAsia                            1999                       13%                       11%


         Our cost method affiliate companies are in a very early stage of development and have not generated significant revenues. In addition, our cost method affiliate companies have incurred substantial losses and are expected to continue to incur substantial losses in 2000.

Results of Operations

Three Months Ended March 31, 2000 Compared to the Three Months Ended March 31, 1999

Continuing Operations

         Stock-Based Compensation. Stock-based compensation totaled $5,894,187 for the three months ended March 31, 2000. We did not incur this expense for the corresponding period in 1999 due to the fact that our management team had not yet been hired. Stock-based compensation is a non-cash expense resulting from the amortization of deferred compensation and the issuance of stock for services. The following table shows the components of deferred compensation and related amortization to stock-based compensation:

                                                                              Consultants and
                                                      Employees               Advisory Board           Total
                                                      ---------               --------------           -----

         Balance at beginning of year                 $ 7,137,600              $20,180,172          $27,317,772
         Additions to deferred compensation            13,207,675               17,198,948           30,406,623
         Amortization to stock-based compensation      (2,530,355)              (2,654,457)          (5,184,812)
                                                      -----------              -----------          -----------
         Balance at end of quarter                    $17,814,920              $34,724,663          $52,539,583
                                                      ===========              ===========          ===========



         We also recorded stock-based compensation of $709,375 relating to investment banking services that were paid via the issuance of 25,000 shares of our common stock. We valued these services based on our closing stock market price of $28.375 on the date of issuance.

         Of the total unamortized deferred compensation relating to employees of $17,814,920, we expect to amortize into stock-based compensation $4,297,036, $5,729,381, $4,416,331, $2,926,431 and $445,741 during the remainder of 2000,
2001, 2002, 2003 and 2004, respectively. These amounts correspond to the vesting schedule of the underlying stock-based award. The amount of deferred compensation recorded and related amortization to stock- based compensation will be increased by any future compensatory grants and decreased by any cancellations.

         As discussed above in "Effects of Various Accounting Methods on our Results of Continuing Operations," stock-based awards to consultants and advisory board members for future professional services are considered variable, meaning the amount of deferred compensation is periodically adjusted to the fair market value of the unvested awards. Of the total additions to deferred compensation for consultants and advisory board members of $17,198,948, during the three months ended March 31, 2000, $12,772,336 resulted from adjusting unvested awards to their then fair market value, and $4,426,612 resulted from new stock-based awards. The fair market value adjustments are determined using a Black-Scholes option pricing model and generally increase or decrease with corresponding increases and decreases in the market price of our common stock. Due to this market variability, we cannot accurately predict the future amortization to stock-based compensation associated with these awards.

         General and Administrative Expenses. Our general and administrative expenses have increased to $2,103,478 for the three months ended March 31, 2000 compared to $44,441 for the corresponding period in 1999. This increase is due to the execution of our operating plan and the expansion of our operations which began in late 1999 and continued through March 2000. We anticipate that our general and administrative expenses will continue to grow as we solidify our infrastructure, hire additional employees and acquire additional interests in affiliate companies. The following is a schedule of the significant components that comprise general and administrative expense:


                                                                            Three Months Ended
                                                                            ------------------
                                                              March 31,2000                    March 31,1999
                                                             -------------                     -------------

         Professional fees                                     $  756,191                      $        -
         Salaries and benefits                                    332,145                               -
         Depreciation and amortization                            322,993                               -
         Other general and administrative                         692,149                          44,441
                                                               ----------                      ----------
         Total                                                 $2,103,478                      $   44,441
                                                               ==========                      ==========


         Professional fees consist primarily of legal and accounting fees associated with our filing of our Registration Statement on Form S-1 which was declared effective in February 2000 and annual audit services.

         The increase in salaries and benefits expense over the prior year is due to our active recruitment of executive personnel throughout the first quarter of 2000. We had 19 more full-time employees at March 31, 2000 than March 31, 1999. Salaries and benefits include employee cash compensation and medical and dental coverage.

         Depreciation and amortization consists primarily of the amortization of goodwill attributable to our acquisition of Strategicus Partners, Inc. in July 1999. Total goodwill for the Strategicus transaction was approximately $3.8 million, which is being amortized on a straight-line basis over three years.

         Other general and administrative consists primarily of general operating expenses and travel-related expenses.

         Interest Income and Expense. Interest income consists of the interest earned on our cash and cash equivalents balances, with the change quarter over quarter due to significant increases in our cash balances over 1999. Interest expense consists of:

                                                                          Three Months Ended
                                                                          ------------------
                                                             March 31,2000                 March 31,1999
                                                             -------------                 -------------
         Interest expense based on stated interest rates      $   73,776                   $   208,442
         Non-cash charge: beneficial conversion features
           on convertible promissory notes and debentures              -                     1,175,517
                                                              ----------                   -----------
         Total                                                $   73,776                   $ 1,383,959
                                                              ==========                   ===========


         The non-cash charge is the result of beneficial conversion features attached to our convertible promissory notes and convertible debentures issued in the first quarter of 1999 that allowed the holders to convert their notes and debentures into shares of our common stock at below market rates. These promissory notes and debentures were substantially repaid during the first quarter of 2000 through cash payments or the issuance of stock pursuant to the original conversion terms. We expect to fund our future operations through the use of equity financings and do not anticipate that we will incur these interest expense charges in the future.

         Equity in losses of affiliate companies. Equity in losses of affiliate companies amounted to $298,851. This amount represents our proportionate share of the losses of our affiliate companies and the amortization of the excess of the cost of our investment over our equity interest in the net assets of the affiliate companies accounted for under the equity method of accounting. For the three months ended March 31, 2000, College411.com, AssetExchange, Inc., AlarmX.com, IndustrialVortex.com, and SwapIt.com were accounted for under the equity method of accounting. For the three months ended March 31, 1999, we did not account for any of our ownership interests in our affiliate companies under the equity method. We expect our equity in losses to increase as we continue to purchase equity interests in early stage affiliate companies.

Net Loss From Continuing Operations

         We have had a net loss from continuing operations for each period since inception. This amount could fluctuate significantly from period to period, depending on the operating results of our affiliate companies and other non-recurring transactions. For the three months ended March 31, 2000, our net loss from continuing operations was $8,158,335. We are aggregating this amount into our federal and state net loss carry forwards to be available to offset future taxable income, if any.

Discontinued Operations

         In December 1999, we completed the sale of substantially all of the assets of Net Value, Inc. to BrightStreet.com (f/k/a Promotions Acquisitions, Inc.), a newly formed corporation formed by the former management team of Net Value, Inc. With the sale of Net Value, Inc. to BrightStreet.com, all operations relating to the discontinued operations were effectively ceased.

Preferred Stock Dividends

         The components of the preferred stock dividends are as follows:

                                                                           Three Months Ended
                                                                           ------------------
                                                             March 31,2000              March 31,1999
                                                             -------------              -------------

         Series B preferred stock dividend                    $   108,464                $         -
         Series C preferred stock dividend                        335,895                          -
         Non-cash charge: beneficial conversion
               feature on Series C Shares                      42,608,327                          -
                                                              -----------                -----------
                                                              $43,052,686                $         -
                                                              ===========                ===========


         The Series B preferred stock dividend was paid in cash in February 2000, when the holders converted their Series B Shares into shares of our common stock. We will not incur this dividend in future periods as the Series B Shares have been entirely converted into common shares.

         The Series C preferred stock dividend is payable in additional Series C Shares on a quarterly basis and therefore does not represent a cash obligation.

         At the time of issuance of our the Series C Preferred Stock, the fair market value of our common stock was higher than the offering price of our Series C Preferred Stock of $12 per share. This differential in price constitutes a beneficial conversion as defined in the Emerging Issues Task Force Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5). Accordingly, we recorded $42,608,327 as additional paid in capital for the discount deemed related to a preferential dividend for the beneficial conversion feature. In accordance with EITF 98-5, this discount was limited to the proceeds allocated to the Series C Preferred Stock and was recognized immediately as a preferred stock dividend as the Series C Preferred Stock is convertible into shares of common stock at any time at the election of the shareholder.

Twelve Months Ended December 31, 1999 Compared to the Twelve Months Ended December 31, 1998

Continuing Operations

         Stock Based Compensation. Stock-based compensation totaled $7,320,695 for the year ended December 31, 1999. We did not incur a corresponding expense for the year ended December 31, 1998 due to the fact that our management team was not hired until 1999. Stock-based compensation is a non-cash charge resulting from the amortization of deferred compensation and the issuance of stock for services. The following table shows the components of deferred compensation and related amortization to stock-based compensation. Amortization of deferred compensation relating to Net Value, Inc.'s discontinued operations for the year ended December 31, 1999 of $1,771,168 is not reflected in the schedule below. In addition, the cancellation of stock options held by former Net Value, Inc. employees resulted in a reduction of deferred stock-based compensation of $1,487,984, which also is not reflected below. The components of deferred compensation are as follows:

                                                                                 Consultants and
                                                              Employees           Advisory Board             Total
                                                              ---------           --------------             -----

Deferred compensation recorded during 1999                  $ 10,916,048           $ 21,433,095          $ 32,349,143

Amortization to stock-based compensation in 1999              (3,778,448)            (1,252,923)           (5,031,371)
                                                            ------------           ------------          ------------
Balance at December 31, 1999                                $  7,137,600           $ 20,180,172          $ 27,317,772
                                                            ============           ============          ============


         We also recorded stock-based compensation of $2,289,324 relating to services provided by a member of our Advisory Board for assistance with locating strategic investors and potential affiliate companies. The terms of the consulting agreement allowed the Advisory Board member's investment company to purchase 676,374 shares of common stock at a price of $1.00 per share, which was less than the fair market value of our common stock on the date of the sale. Accordingly, we recognized a non-cash charge to stock-based compensation for the difference between the stock purchase price and the fair market value of our common stock on the date of this sale. We entered into this consulting agreement during the early stages of our operations and do not expect to enter into similar agreements in the future.

         Of the total unamortized deferred compensation relating to employees of $7,137,600, we expect to amortize into stock based compensation $2,813,400, $2,813,400, $1,500,350 and $10,450 during 2000, 2001, 2002 and 2003, respectively. These amounts correspond to the vesting schedule of presently issued and outstanding stock based awards. This amount will be increased by any future compensatory grants and decreased by any cancellations. As discussed above in "Effects of Various Accounting Methods on our Results of Continuing Operations," stock based awards to consultants and advisory board members for future professional services are considered variable. This means that the amount of deferred compensation is periodically adjusted to the fair market value of the unvested awards. Accordingly, due to the variability associated with these awards, we cannot accurately predict the future amortization to stock based compensation of the deferred compensation which we recorded in 1999. This amount will generally increase and decrease with corresponding increases and decreases in the market price of our common stock.

         General and Administrative Expenses. Our general and administrative expenses have increased significantly from $140,484 in 1998 to $3,719,497 in 1999 due to the execution of our operating plan and the expansion of our operations. We anticipate that our general and administrative expenses will continue to grow as we solidify our infrastructure and acquire additional interests in affiliate companies. The following is a schedule of the significant components that comprise general and administrative expenses:

                                                          Year Ended
                                                December 31,        December 31,
                                                    1999                1998
                                                    ----                ----
Professional fees                                 1,150,315           129,878
Goodwill amortization                               578,906                 -
Salaries and benefits                               387,828                 -
Other general and administrative                  1,602,448            10,606
                                                 ----------          --------
Total                                            $3,719,497          $140,484
                                                 ==========          ========

         Professional fees consist primarily of legal and accounting fees associated with our corporate transactions and audit services. We expect these fees to increase as we expand our operations.

         Goodwill amortization includes the amortization expense attributable to our acquisition of Strategicus Partners, Inc. in July 1999. Total goodwill for the Strategicus transaction was approximately $3.8 million which is being amortized on a straight-line basis over three years.

         The increase in salaries and benefits expense is due to our active recruitment of executive personnel in 1999, resulting in the addition of seven full-time employees. Salaries and benefits include employee cash compensation and medical and dental coverage.

         Other general and administrative consists primarily of general operating expenses and travel-related expenses.

         Interest Income and Expense. Interest income consists of the interest earned on our cash and cash equivalents balances, with the change year over year due to significant increases in our cash balances over 1998. Interest expense, which was primarily a non-cash expense, increased as a result of the issuance of our convertible promissory notes and convertible debentures in the fourth quarter of 1998 and the first nine months of 1999. These non-cash charges are the result of beneficial conversion features included in our convertible promissory notes and convertible debentures that allowed the holders to convert their notes and debentures into shares of our common stock at below market rates. We expect to fund our future operations through the use of equity financings and do not anticipate that we will incur these interest expense charges in the future.

         The following is a schedule of the significant components that comprise interest expense:

                                                                    Year Ended
                                                              December 31,            December 31,
                                                                  1999                    1998
                                                                  ----                    ----
Beneficial conversion features:
8% convertible debentures                                      $6,449,020               $1,400,000
12% convertible promissory notes                                4,270,625                        -
10% convertible promissory note                                   445,500                        -
Value of warrants related to the 10%
convertible promissory note                                       454,500                        -
Interest expense based on stated interest rates
of convertible debentures and promissory
notes                                                             761,512                   41,399
                                                             ------------               ----------
Total                                                        $ 12,380,157               $1,441,399
                                                             ============               ==========

         Financing Fees. Amortization of financing fees increased to $523,601 during the year ended December 31, 1999. The increase in financing fees was primarily due to the amortization of issuance costs paid in relation to the issuance of the convertible promissory notes and convertible debentures we issued in the fourth quarter of 1998 and the first nine months of 1999.

         Equity in losses of affiliate companies. Equity in losses of affiliate companies amounted to $79,559. This amount represents our proportionate share of the losses of the affiliate companies and the amortization of the excess of the cost of our investment over our equity interest in the net assets of the affiliate companies accounted for under the equity method of accounting. For the year ended December 31, 1999, College411.com, AssetExchange, Inc. and Swapit.com were accounted for under the equity method of accounting. During the year ended December 31, 1998, we did not account for any of our ownership interests in our affiliate companies under the equity method. We expect these expenses to increase as we continue to purchase equity interests in affiliate companies.

Discontinued Operations

         In 1999 we incurred a loss from discontinued operations relating to Net Value, Inc. of $6,370,776 compared to a loss of $11,106,826 in 1998. Net Value, Inc. did not recognize any revenues in 1999. The decreased loss was primarily due to decreased operating, consulting, and system development expenses incurred by Net Value, Inc. following management's decision to sell its operations to third party investors. Gain on disposal of discontinued operations relates to the December 1999 sale of substantially all of the assets of Net Value, Inc. to BrightStreet.com (f/k/a Promotions Acquisitions, Inc.), a newly formed corporation formed by the former management team of Net Value, Inc. Net Value, Inc. received $2 million in cash and 2,958,819 shares of common stock of BrightStreet.com in exchange for substantially all of Net Value Inc's assets and assumption by BrightStreet.com of approximately $1.6 million of liabilities. We recognized a gain on the sale of $6,502,663, representing the excess of the fair value of the stock and cash received over the carrying value of the assets sold and liabilities assumed.

Net Loss From Continuing Operations

         We have had a net loss from continuing operations for each period since inception. This amount could fluctuate significantly from period to period, depending on the operating results of our affiliate companies and other non-recurring transactions. For the year ended December 31, 1999, our net loss from continuing operations was $23,962,983. We are aggregating this amount into our federal and state net loss carryforwards to offset future taxable income, if any. These net loss carryforwards will start to expire in 2011. Because of the uncertainty regarding reliability we have provided a full valuation allowance on our deferred tax assets consisting primarily of net operating loss carryforwards.

Twelve Months Ended December 31, 1998 Compared to the Twelve Months Ended December 31, 1997

Continuing Operations

         The only operations that existed during 1997 were from discontinued operations.

         We did not generate any operating revenues in 1998.

         The results from continuing operations for the years ended December 31, 1998 and 1997 are not directly comparable as all operations during periods prior to 1998 have been discontinued. We incurred a net loss from continuing operations of $1,630,319 in 1998. Approximately $129,900 was paid for professional fees related to our merger with Net Value, Inc. An additional $11,000 was used for our normal operating expenditures in our attempts to acquire interests in affiliate companies. The remaining $1,490,000 was primarily related to interest expense and financing fees on convertible debentures issued during the fourth quarter of 1998.

Discontinued Operations

         We incurred a loss from discontinued operations of $11,106,826 in 1998 compared to a loss of $11,235,237 during 1997. The decrease of $128,411 was primarily due to a decrease in research and development costs of $894,250, a decrease in advertising costs of $545,118 and an increase in revenues of $1,330,367, offset primarily by an increase in compensation and related expenses of $483,444, an increase in professional fees of $611,006 and an increase in interest and financing costs of $1,570,715. Revenues recognized in 1998 resulted from a licensing agreement Net Value, Inc held with IQ Value. Net Value, Inc. received $1,250,000 in licensing fees from IQ Value L.L.C. pursuant to the terms of a Distribution and License Agreement which the parties entered into in April 1998. Net Value, Inc. used these funds to pay commercial accounts payable and to fund continuing operations. In December 1998, the parties determined that it would be in each of their best interests to terminate their relationship, and no further revenues were generated from the licensing agreement.

Changes in Financial Position, Liquidity and Capital Resources

         Our current operations do not generate sufficient operating funds to meet our cash needs and, as a result, we have funded our operations with a combination of equity and debt proceeds. We ultimately expect to fund our operations from the cash flows of our affiliate companies. Currently however, our affiliate companies do not generate sufficient earnings to pay dividends or otherwise distribute amounts which are sufficient to cover our operating expenses. Furthermore, we do not expect to receive such dividends within the next twelve months due to the fact that each of our affiliate companies is in the developmental stage of operations. We may also generate cash proceeds from the sale of interests in our affiliate companies. Until we receive dividends from our affiliate companies or realize cash proceeds from the sale of interests in our affiliate companies, if at all, we will remain dependant on outside sources of capital to fund our operations. We are not certain that such funds will be available on terms that are satisfactory to us or at all.

         In March 2000, we sold 4,166,667 shares of our Series C Preferred Stock and warrants to purchase 416,667 shares of our common stock for net proceeds of approximately $48.3 million after payment of offering costs. Each share of our Series C Preferred Stock is convertible into one share of our common stock at any time at the election of the shareholder. Our Series C Preferred Stock bears a cumulative dividend of 8% per annum payable in kind on a quarterly basis and has a liquidation preference of $12 per share.

         During the three months ended March 31, 2000, we used approximately $2.2 million to fund our general corporate expenses, including salaries and wages, professional and consulting fees and interest expense. In addition, in March 2000, we repaid substantially all of our outstanding convertible debentures and convertible promissory notes through payments of $44,150 and the issuance of 2,338,633 shares of our common stock and warrants to purchase 273,390 shares of our common stock.

         During the first quarter of 2000, we advanced approximately $2 million to SwapIt.com, Inc. We may request payment on these advances at any time or we may elect to convert these advances into capital stock of SwapIt.com, Inc. on the same terms and conditions as any subsequent offering of securities made by SwapIt.com, Inc. that generates proceeds of at least $3 million.

         In addition, we acquired equity ownership interests in two new affiliate companies:

         o On January 31, 2000, we acquired a 31% voting interest in IndustrialVortex.com, Inc. for $1 million.

         o On March 14, 2000, we acquired a 69% voting interest in AlarmX.com, Inc. for $1 million.

         On May 9, 2000, we invested $4 million cash and $1 million in common stock in Webmodal, thus increasing our voting interest from approximately 10% to approximately 44%.

         As of March 31, 2000, we had on hand existing cash and cash equivalents of approximately $45.7 million. We believe that our cash and cash equivalents will be sufficient to meet our operating expenses and investment requirements through June 30, 2001. However, our future liquidity needs are dependant primarily on the number of future acquisitions of equity interests in new affiliate companies and the extent to which we participate in subsequent rounds of financings of our existing affiliate companies. We may be required to curtail or reduce the scope of our investment activities to satisfy our liquidity needs beginning June 30, 2001. Thereafter, we will be required to seek additional funds through the sale of our securities to outside sources of capital, which could result in substantial dilution to stockholders. We are not certain that these funds will be available on terms that are satisfactory to us, or at all. If we are unable to obtain these funds, then we will be required to reduce our acquisitions of equity interests in affiliate companies and reduce our operating activities.

Quantitative and Qualitative Disclosures About Market Risk

         Our exposure to market risk relates primarily to changes in interest rates and the resulting impact on our invested cash. We place our cash with high credit quality financial institutions and invest that cash in short term fixed income investments with remaining maturities of less than 90 days. We are averse to principal loss and ensure the safety and preservation of our invested funds by investing in only highly rated investments and by limiting our exposure in any one issuance. If market interest rates were to increase immediately and uniformly by 10% from levels at March 31, 2000, the fair value of our portfolio would decline by an immaterial amount. We do not invest in derivative financial instruments.

                                    BUSINESS

General

         We are actively engaged in building a network of technology businesses which offer significant growth opportunities. To date, we have focused on technology businesses with significant Internet features and applications. Our operating strategy, however, is to expand the scope of our business to include Internet businesses, as well as a broad range of other technology oriented businesses.

         Through the collective experience of our management team, we promote the development of these businesses by offering business development services that cover the core management disciplines of:

         o  Strategic Consulting;
         o  Operations;
         o  Finance;
         o  Business Development;
         o  Marketing/Public Relations;
         o  Technology; and
         o  Recruiting.

         Additionally, we are able to apply the experience of both our management team and network of affiliate companies to:

         o  Review and formulate business models;
         o  Create specific performance benchmarks;
         o  Provide introductions to strategic partners;
         o Advise on, and facilitate the completion of secondary rounds of financing; and
         o Develop Internet businesses in joint ventures with non-technology companies.

         Our operating strategy is to acquire a significant equity interest in early stage technology companies and to provide the services listed above to these companies. We believe this will accelerate the achievement of their business goals and objectives. We intend to take an active role in the management and development of these businesses. Each business will be managed as part of an integrated supportive network of "affiliate companies" that build on our initial support and develop interrelationships among themselves, thereby accelerating their growth and development. This network is intended to leverage the collective financial, strategic, management and industry experience of our management team, which has over 30 years of collective experience in developing technology businesses. We also intend to establish relationships with companies outside of our network that will enable us to deliver additional services to our affiliate companies that they might not otherwise be able to obtain.

         We also expect to create a business that provides information technology consulting services. This would enable us to expand the services which we offer internally to our affiliate companies, and to establish a separate business unit that provides a broad range of technology solutions to third parties. These services may be internally developed by us through training and hiring of qualified and experienced staff. Alternatively, we are exploring the feasibility of acquiring an established business with demonstrated capabilities in the information technology/consulting field.

         Generally, we will be identifying early stage businesses that have been started by others and that have sought our financial and management assistance. We will also fund business models that our management team conceives which fit within our business model. Our target level of investment will generally be $2,500,000 or less per initial round of financing. We may also participate in subsequent rounds of financing, involving potentially larger investments.

         Generally our capital and services enable us to secure a significant interest in the affiliate company. While we remain a significant stockholder of an affiliate company, we intend to exercise varying degrees of control over its operations by retaining:

         o approval rights over significant corporate decisions such as annual budgets, executive compensation, indebtedness, capital expenditures and new securities issuances;
         o the right to establish and maintain the size of the Board of Directors;
         o  the right to elect one or more members to the Board of Directors;
         o  the right to participate in future fundings;
         o  certain enhanced voting rights; and
         o the right to designate outside accountants and approval rights over attorneys, public relations firms and other outside consultants.

         Although we recognize that the development of early stage businesses are subject to potential risks, we expect our value in the affiliate companies to increase when they:

         o commence initial stage operations and begin to execute on their business plans;
         o enter later stages of operations and begin to realize significant revenues and capture meaningful market share;
         o secure subsequent rounds of venture funding at higher levels of valuation;
         o  complete initial public offerings; or
         o  are sold to a third party.

         As of May 31, 2000, our affiliate companies included:

         AlarmX.com, Inc. (www.alarmx.com). Founded in 2000, AlarmX.com is developing a full service vertical portal for security alarm and low voltage systems industries. The portal will provide one-stop-shopping, content and services to improve operational efficiencies for both industry buyers and sellers. Through various vendors, AlarmX.com will offer low voltage control equipment, intrusion devices, wire, audio, video and communication products. Based in San Francisco, California, AlarmX.com currently has seven employees.

         AssetExchange, Inc. (www.AssetExchange.com). Founded in 1999, AssetExchange provides banks and other financial institutions with an Internet-based listing service which allows them to more efficiently trade loan portfolio assets. Based in Portland, Oregon, AssetExchange currently has ten employees.

         BrightStreet.com, Inc. (www.brightstreet.com). Founded in 1999 by third party investors and the former managers of our Net Value, Inc. subsidiary, BrightStreet develops and distributes online promotional campaigns. BrightStreet commenced business upon the purchase of the former assets and business of our Net Value, Inc. subsidiary. Simultaneous with this transaction, BrightStreet completed a $17 million equity financing provided by Cox Enterprises, Inc., McClatchy Company (NYSE:MNI), CNI Ventures (NYSE:ECP) and Sandler Capital Management. Through our Net Value, Inc. subsidiary, we own a 14% interest in BrightStreet. Based in Cupertino, California, BrightStreet currently has 60 employees.

         IndustrialVortex.com, Inc. (www.industrialvortex.com). Founded in 1999, IndustrialVortex.com is developing an Internet website that will facilitate the purchase and sale of industrial automation products. This application will provide purchasers of these products with relevant content that will permit them to make informed and cost-effective purchasing decisions. Based in Laguna Hills, California, IndustrialVortex.com currently has 32 employees.

         metacat.com, Inc. (www.metacat.com). Founded in 1998, metacat is an Internet-based e-commerce super- boutique that aggregates and searches the product offerings of specialty retail, catalog and mail order businesses and will allow consumers to purchase these products through its Internet website. Based in Portland, Oregon, metacat currently has five employees.

         Swapit.com, Inc. (www.swapit.com). Founded in 1999, Swapit.com is developing a consumer-driven electronic barter exchange on the Internet. Swapit.com believes that this service will allow the swap and sale of consumer goods between a centralized warehouse and individuals. Based in Boston, Massachusetts, Swapit.com currently has 36 employees.

         Webmodal, Inc. (www.webmodal.com). Founded in 1999, Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full truckload intermodal freight shipments. This application will allow shippers to input their specific transportation needs and receive all of the information necessary for them to schedule and execute intermodal shipments in a cost-effective manner. Based in Woodstock, Illinois, Webmodal currently has 15 employees.

         YesAsia, Inc. (f/k/a AsiaCD, Inc.)(www.yesasia.com). Founded in 1998, YesAsia is a leading e-commerce company for the Asian community in the United States as well as throughout Asia. Based in San Francisco, California, YesAsia currently has 90 employees.

Identifying Affiliate Companies

         We seek to acquire an interest in early stage technology companies that offer a combination of a compelling market opportunity, a strategic plan for maximizing the opportunity, and a management team with domain experience capable of executing that plan.

         Early stage companies. Venture capital transactions dramatically increased both in number and size over the last four years. Increasingly, traditional venture capital firms seek to invest approximately $2.5 million to $5 million in the early stage financing of early stage technology companies. The size of these investments significantly dilutes the ownership interest of the founders of the issuing company. In additional, traditional venture capital firms provide little assistance in areas such as marketing, public relations, technology, recruiting and business development. As a result, most venture capital firms are an unattractive source of capital for companies that require less than several million dollars of capital to build the foundation of a new business. Accordingly, these companies often turn to "friends and family" investors, usually consisting of a patchwork of friends, family and high net worth investors who accept the risks associated with investing in development stage companies. These "friends and family" and "angel" investors typically provide funding and generally do not provide any of the management and strategic services which we can provide. With a significant equity position, board representation and voting rights, we can play a substantial role in directing the course of a company's development with resources not otherwise available to the company. Thus, we believe that our services and business model will be attractive to such early-stage businesses.

         We view the penetration of the Internet and its information capabilities into business to still be in its earliest stage. Compelling opportunities exist in markets within virtually all industries. The true investment challenge is to identify the markets within an industry which are best suited to the Internet's capabilities.

         Desirable markets can be characterized by one or more of the following:

         o  Many disconnected participants;
         o  High transaction volume or high transaction costs;
         o  Inefficient flow of information;
         o  Relatively price sensitive customers; and
         o  Traditional broker intermediaries.

Business plans targeting these characteristics are the most likely to add value to both buyers and sellers in their respective markets all the while creating a significant revenue opportunity for the new business.

         We look for well crafted plans designed to create value for the end users of the products or services offered, and demonstrate a clear road to profitability. The design of a strong plan is likely to be focused on "owning" customers and or "owning" the transactions in a given market. We believe that the value that a company creates for users will provide long term revenue opportunities and high switching costs.

         We seek long-term relationships with entrepreneurs who recognize that it takes more than capital to develop a successful business. We target companies managed by individuals who recognize that creating a technology business requires a focus on teamwork and operational excellence, developing relationships with other technology-based companies, both within and outside of the company's industry, and managing processes in areas as diverse as brand development, sales, marketing, management and technology. We generally seek individuals with management experience in the industry in which their company will operate. We believe that industry experience is a key differentiating factor, enabling our affiliate companies to enter industries with the established reputation and experience to effectively operate and grow through their extensive network of contacts.

         In those instances in which we identify a concept and form and fund a company to develop the concept, we will recruit entrepreneurial management for the company that has these characteristics.

         Joint Venture Opportunities. In addition to early-stage opportunities, we are also seeking to create joint ventures with non-technology companies that wish to migrate components of their business to the Internet.

         Information Technology/Consulting. We also expect to create a business that provides e-business consulting services to our affiliate companies and third parties. This business will focus on providing strategy, web design and integration solutions to both online and traditional businesses.

Benefits Of Our Services

         Affiliation with us will provide our affiliate companies the following benefits:

         o Hands-on strategic, operational and technology expertise. Our management team is experienced in assisting technology companies in the implementation and understanding of areas such as strategic planning, sales, marketing, partnership strategy, capital planning, brand development, management, technology implementation, negotiations and divestiture/acquisition planning. Companies which they have assisted in addition to our affiliate companies include:


            o  AdAuction.com
            o  Agency.com
            o  AuctionNet.com
            o  epylon.com
            o  HealthyPlanet.com
            o  HomePortfolio.com
            o  iconjohn.com
            o  Intervista
            o  Interworld
            o  Noosh

            By sharing the lessons learned from these experiences, we believe that we can help companies efficiently implement and improve their business plans.

         o Speed and flexibility. As entrepreneurs who are experienced in the capital raising process, our management team recognizes the importance of rapid yet prudent funding decisions. Our goal is to make funding decisions and to deliver funds to those companies which we choose to fund within several weeks of receiving a business plan and completing our due diligence review of the prospective candidate. In addition to acting quickly and prudently, we believe in providing a high degree of flexibility to our affiliate companies. For example, although we will encourage our affiliate companies to take full advantage of our resources, we will not require the management teams of our affiliate companies to move their operations to be near our offices, as is common in the case of most incubators. Although it may be easier for us to assist our affiliate companies if they are located nearby, we believe that we can efficiently communicate our ideas and knowledge to our affiliate companies located throughout the country.

         o Network of companies and people. In a time where marketing, capital, technology and partnerships are critical, we believe that people and relationships remain the most important elements of success for development stage enterprises. The members of our management team sit on either the board of directors or board of advisers of public and private technology companies. As a result of these activities, our management team has participated in transactions involving alliances among technology companies and possess an extensive contact list consisting of individuals who work in the technology industry. Through this network of relationships and experiences, our management team can provide superior business assistance to our affiliate companies. For example, we have established a marketing relationship with an online and catalog marketer of audio books, tapes and related products pursuant to which we will provide a variety of consulting services to that company and pursuant to which that company and other consumer- oriented affiliate companies will establish Internet links to each other's Internet websites.

         o Business experience. Members of our management team are part of a generation that has spent its entire professional career using computers and technology. Collectively, we have spent over thirty years in the Internet industry. We believe that the Internet and the digital economy reflect an evolutionary way of life. This vision helps in identifying business models and early stage companies that leverage technology to create value for the customer, whether it is a business or consumer. In addition, members of our board of directors, our management team and our consultants are seasoned in fundamental business principles due to their experience at firms such as:

            o  Bank of America;
            o  Bankers Trust;
            o  Booz-Allen and Hamilton;
            o  Buchanan Ingersoll Professional Corporation;
            o  CNBC;
            o  Ernst & Young, LLP;
            o  Goldman, Sachs & Co.;
            o  JobDirect.com
            o  KPMG LLP;
            o  LaForce & Stevens;
            o  Lycos;
            o  Merrill Lynch, Pierce, Fenner & Smith, Inc.;
            o  Venture Partners;
            o  Wild Wild Web;
            o  WhoWhere.com; and
            o  Ziff Davis & Publishing (ZD Net);

         We believe that this combination of vision and business acumen will enable us to efficiently develop an understanding of the seemingly chaotic digital economy and capitalize upon significant opportunities presented by the Internet.

Our Affiliation Process

         We intend to follow a four-step process for selecting and acquiring interests in affiliate companies. First, we identify and evaluate potential affiliate companies which meet our fundamental criteria, strategy and product commercialization potential. Once a target company is identified, we perform due diligence on the target opportunity and its senior management team. Once we determine to proceed, we develop a management and operating plan with that team. After closing, we provide support both at a management and operational advisory level and from a board of directors level, we offer strategic relationship development, planning, senior management staffing, capital structure advice and budgeting.

         1. Transaction Sourcing

         We believe that the following factors have and will continue to enable us to identify high-quality potential affiliate companies:

         o Industry Relationships. We intend to maintain and further develop relationships with industry leaders in the high technology and Internet communities. Our management team has utilized these working relationships in over a dozen various ventures in the Internet industry and intends to use these relationships as a source of new opportunities.

         o Executives. Our management team has relationships with senior executives at successful high technology, private equity and investment banking companies who we believe will refer opportunities to us and provide us with their own perspectives and market intelligence on the Internet industry.

         o Industry Consultants. Our management team has and will continue to have working relationships with many specialized industry consultants who we expect to be positioned to refer opportunities to us.

         o Ability to Internally Generate Opportunities. Members of our management team will identify and explore potential e-commerce business ideas that have the potential to complement our business strategy. Promising ideas will be further developed. As members of our management team develop these ideas, we will provide necessary capital, management and operational services and recruit managers to execute the developed operating strategies.

         2. Due Diligence

         Once we have identified a target company or opportunity for our network, we will perform an extensive due diligence review on the target company.

         Throughout the due diligence process, our management team will interact with the management and/or owners of the potential affiliate company to analyze its business and the ability of its existing management to partner with our management team.

         o Thorough Analysis. Our management team is involved in all components of the due diligence process, including management, commercial, financial, legal and operational due diligence. In addition to reviewing all of the potential affiliate company's existing contracts, business plans and financial projections, we conduct extensive interviews with all members of the potential affiliate company's management team and perform market research covering the industry in which the potential affiliate company operates.

         o Assessment of Operations. An important component of our due diligence process is to assess the assumptions underlying a potential affiliate company's business model and growth strategy. We evaluate each assumption to determine whether the potential affiliate company's business model presents a viable business opportunity. In addition, we determine whether the potential affiliate company's business model is capable of being efficiently implemented in the e-commerce field.

         o Utilizing Management's Network. Our management team's relationships and experiences will help us evaluate a potential affiliate company's management, technology and competitive environment.

         The due diligence process with respect to internally generated opportunities will involve market research and assessment of the assumptions underlying the business model and growth strategy.

         In addition, from time to time, we may extend short term secured and unsecured loans to potential affiliate companies to satisfy their short term financing needs while we perform our due diligence review of the candidate company.

         3. Development of the Operating Plan

         Concurrent with our due diligence review, we will begin to develop a working relationship with the management team of the potential affiliate company and assist them in or expand the development of an operating plan for the affiliate company.

         o Develop Realistic Budgets and Operating Assumptions. We intend to pursue relationships with affiliate companies where we can develop a close working relationship with the management team during the due diligence process. In conjunction with the management team of the potential affiliate company, we expect to develop realistic budgets and operating assumptions and to design and develop an operating plan based on our experience with Internet start-up companies in areas such as marketing, technology, financial, partnership and operations.

         o Equity Participation. We intend to take an active role in structuring equity-based incentives for members of the management team of affiliate companies. We expect that senior management of all affiliate companies will own significant equity in their company. We believe that it is crucial for all members of the affiliate company's management to have an equity stake in their company in order to support a team approach to the project.

         4. Development and Ongoing Support

         Following our decision to acquire an interest in a target company or develop an internally generated opportunity, our management team will work closely with senior management of the affiliate company in the implementation of an operating plan. We expect that this mentoring process will be integral to the success of each of our affiliate companies. This process will consist of the following components:

         o Broaden and Develop Management Teams. We intend to actively support affiliate companies in the recruitment and acquisition of additional management and personnel needed to execute an agreed upon operating plan and to pursue target opportunities. We have in-house recruitment professionals to assist affiliate companies in recruitment and retention of personnel. As the affiliate companies graduate from the development stage to mature operating businesses, their management teams must be expanded and solidified. We believe that we will be able to assist our affiliate companies in identifying the need for, finding and developing qualified personnel to manage their companies.

         o Focus Operating Plan Objectives. A well-developed operating plan is crucial to the execution of a promising business concept and will significantly increase the probability of success within any start-up organization. Our management will work closely to assist affiliate companies in implementing their operating plans and refining and focusing the detailed components of these plans as the affiliate companies develop.

         o Developing Strategic Relationships. In the Internet industry, the development of strategic relationships is crucial to the success of a company's business model. We will use our management team's experience to strategically align our affiliate companies with other Internet companies that will allow them to realize their full growth potential. For example, we have established a mutual marketing relationship between our consumer- oriented affiliate companies and an established online and catalog marketer of audio book tapes and related products.

Disposition of Interests

         Although we intend to acquire and hold equity interests in affiliate companies on a long-term basis, we will negotiate rights that will enable us to dispose of all or a portion of our interest in an affiliate company. The decision to sell our equity interest in an affiliate company will be based on a number of factors, including whether the affiliate company continues to fit within our business strategy and complements our network of affiliate companies, whether our assets represented by the interest in the affiliate company can be better applied to benefit other affiliate companies or to fund new investments and whether we need to dispose of an interest in order not to be required to register as an investment company.

         In May 2000, College411.com, Inc., a company of which we owned approximately 25% of the issued and outstanding common stock calculated on a fully diluted basis, completed a merger with Student Advantage, Inc. (Nasdaq:
STAD). Pursuant to this transaction, College411 was merged into a wholly-owned subsidiary of Student Advantage and the College411stockholders received .0144 shares of Student Advantage common stock for every share of College411 common stock which they owned on the date of the merger. As a result of this merger, we received 54,100 shares of Student Advantage's common stock. The fair market value of these shares of Student Advantage's common stock on the date of the merger approximated the book value of our investment in College411. Accordingly, we did not record a material gain or loss as a result of this transaction.

Our Affiliate Companies

         As of March 31, 2000, we owned equity in each of the following affiliate companies:


                                                                            Amount of          Approximate
                                                    Date(s) of            Capital Stock           Voting
Affiliate Company          Location                 Investment              Purchased           Ownership
-----------------          --------                 ----------            -------------        -----------
ALARMX.COM                 SAN FRANCISCO, CA        March 2000              $1,000,000             69%

ASSETEXCHANGE              PORTLAND, OR             September 1999          $  400,000             20%

BRIGHTSTREET.COM(1)        CUPERTINO, CA            December 1999           $4,000,000             14%

                                                                            Amount of          Approximate
                                                    Date(s) of            Capital Stock           Voting
Affiliate Company          Location                 Investment              Purchased           Ownership
-----------------          --------                 ----------            -------------        -----------
COLLEGE411.COM             SAN FRANCISCO, CA        June 1999 and           $  250,000             29%
                                                    September 1999

INDUSTRIALVORTEX.COM       LAGUNA HILLS, CA         January 2000            $1,000,000             31%

METACAT.COM                PORTLAND, OR             June 1999               $  100,000             100%

SWAPIT.COM(2)              BOSTON, MA               November 1999           $  500,000             11%

WEBMODAL(3)                WOODSTOCK, IL            October 1999            $  350,000             10%

YESASIA                    SAN FRANCISCO, CA        June 1999 and           $1,300,000             13%
                                                    February 2000

----------

(1) We own this interest indirectly through Net Value, Inc., a 67% owned subsidiary at March 31, 2000. BrightStreet acquired the business and assets of Net Value, Inc. during December 1999. We originally acquired our interest in Net Value, Inc. during October 1998. A further description of the transaction in which we acquired this interest can be found on page 48 under the caption "Net Value, Inc./BrightStreet.com, Inc."

(2) Does not include a contribution of 1,109,928 shares of common stock of Swapit.com, Inc. which Thomas Aley, our Executive Vice President, Business Development and a founder of Swapit.com, has agreed to make to our company. Subsequent to this transaction, our approximate voting ownership of Swapit.com will be 30%.

(3) Does not include our purchase of 563,000 shares of Series A Preferred Stock and warrants to purchase 170,000 shares of common stock of Webmodal for $5,000,000 which closed on May 9, 2000. Subsequent to this transaction, our approximate beneficial ownership of Webmodel is 44%.

AlarmX.com

         AlarmX.com is developing an internet portal to streamline the ordering process for the security alarm industry. This industry is highly fragmented, with over 1,000 suppliers, including manufacturers and distributors, in the United States alone selling to over 16,000 alarm companies. Today, the purchasing process for an alarm company has embedded inefficiencies due to the lack of accurate information, uniform pricing, and product knowledge among order takers, all of which results in high transaction costs. For example, a typical medium-size alarm company that sells approximately 300-400 new systems per year will purchase the majority of its products from roughly 50 different suppliers. Each company has its own ordering process, requires a separate phone call or fax request sheet, maintains numerous pricing levels, and ships in different manners.

         AlarmX.com is a vertical business-to-business portal that has been established to streamline the ordering process of alarm companies. AlarmX.com is currently developing an Internet application that aggregates the product offerings and pricing policies of a large majority of alarm suppliers into a central Internet portal. By enabling electronic exchange with their customers, suppliers benefit from:

         o reduced costs involved with paper-based purchasing, invoicing and payment;
         o  reduced collections activities;

         o  greater exposure to potential customers;
         o  increased marketing opportunities; and
         o  shorter supply chain management links.

         By allowing buyers access to a broad range of suppliers and by streamlining the ordering process, AlarmX.com expects to greatly reduce the costs associated with an alarm company's purchasing process. Additionally, AlarmX.com enhances the businesses of buyers by:

         o allowing single point of electronic purchasing--placing multiple orders from any location at one Internet website;
         o  creating a searchable database of products and suppliers;
         o  automating the ordering, tracking and reordering capabilities;
         o  enforcing compliance of spending limits and ordering guidelines; and
         o  creating real-time reports of parts shipped for management analysis.

         In addition to developing an e-commerce engine for buyers and suppliers, AlarmX.com plans to develop a resource library of current and older equipment technology information. In order to supplement our Internet website content with value added applications, AlarmX.com plans to post the technical specifications for various products of manufacturers that use its Internet website, thereby providing a valued resource for technicians, customer service representatives, and owners.

         AlarmX.com expects to generate revenues from three primary sources:

         o  supplier transaction fees;
         o services in support of customization and advanced functions for sellers and buyers, and;
         o  advertising, through banners and product showcasing.

         AlarmX.com commenced operations in March 2000 and has not generated any revenues. AlarmX.com plans to launch its Internet website in May 2000. Allison Stollmeyer, our Director of Business Development, and Lee C. Hansen, our President, current serve on AlarmX.com's Board of Directors.

AssetExchange, Inc.

         AssetExchange, Inc. has developed a network of financial institutions to create an efficient and active loan portfolio exchange. AssetExchange supports this network by providing an Internet-based listing service of financial assets. Although AssetExchange initially focused on credit card portfolios, it is presently offering listings in additional asset classes including automobile loans, mortgages, small business loans and other consumer loans. AssetExchange's Internet website was launched in August 1999. Currently, AssetExchange's network consists of over 350 registered members who combined hold approximately 85% of all U.S. credit card assets including nine of the ten biggest issuers. The registered members are entities that are generally in the market to buy and sell portfolios.

         Financial institutions regularly buy and sell a variety of loan portfolios from each other. These loan portfolios include credit card accounts, automobile loans, mortgages, small business loans and student loans. Financial institutions purchase and sell these assets for both strategic and tactical purposes. The volume of these transactions among financial institutions has been increasing. The banking and financial industry's trend toward specialization, consolidation and increased risk management have driven the increase in transaction volume.

         The markets for the purchase and sale of these assets are currently fragmented and inefficient. Many transactions are completed based on personal contacts made by brokers or investment bankers. Transaction costs are substantial and matches between buyers and sellers are unlikely to be the best available matches in the financial markets. Subsequently, small and medium sized banks are deterred from participating in these markets.

         AssetExchange addresses the inefficiencies which are inherent in these markets by providing a secure and confidential Internet-based listing and e-mail notification service for financial institutions. AssetExchange's Internet website supports posting, browsing and searching for assets. E-mail notification alerts buyers of new listings of loan portfolios. AssetExchange's primary role is "matchmaking" between sellers and buyers of loan portfolios. Outside vendors provide valuations of loan portfolios, legal advice and credit analysis. AssetExchange may later elect to provide these services based on customer demand. These vendors currently may purchase advertising and links to their own Internet websites from AssetExchange. AssetExchange's goal is to provide an efficient conduit for transacting a broad range of financial assets among financial institutions.

         AssetExchange is currently focusing on transactions involving credit card portfolios. Credit card portfolios generally consist of consumer accounts associated with a particular financial institution's credit card program. These portfolios typically include total outstanding balances ranging from less than $1 million to over $1 billion. In 1998, credit card portfolio transactions totaled approximately $32 billion in asset value. This represented an approximate 55% increase over 1997 transactions. AssetExchange is currently targeting loan portfolios valued at between $5,000,000 and $200,000,000 for listing on its Internet-based service. AssetExchange believes that this is an appropriate portfolio value to target because investment bankers and brokers generally charge expensive fees that make selling portfolios in this valuation range cost prohibitive to the selling financial institution. AssetExchange believes that financial institutions will view its Internet-based service as a viable alternative for selling credit card portfolios in this value range. AssetExchange believes that the total value of credit card portfolios in this range is approximately $5 billion. Other classes of loan portfolios, such as mortgage loans, auto loans and student loans, create an overall accessible loan portfolio transaction market of approximately $50 billion.

         AssetExchange anticipates that its primary customers will include banks, finance companies, thrifts, community banks, credit unions and other financial institutions. Brokers and investment bankers may also use AssetExchange's services to expand their transaction base and reduce their transaction costs. AssetExchange is unaffiliated with existing market participants. This practice allows AssetExchange to provide an impartial and powerful tool for gaining market exposure.

         AssetExchange anticipates that its primary source of revenues will be commissions on completed transactions. Based on discussions with financial institutions and brokers, in today's market, commissions typically range from 50 to 300 basis points, which is approximately 0.50% to 3% of a transaction's value, depending on the level of services provided by the finder or broker. AssetExchange currently charges 30-150 basis points of a transaction's value and this fee is divided between the buyer and seller equally. This pricing structure may be adjusted to meet the practices of other industries as AssetExchange expands into other classes of loan portfolios. AssetExchange anticipates that it will generate additional revenues by providing links to its Internet website and selling advertising space on its Internet website to vendors of related services. AssetExchange believes that a possible future revenue stream may be subscription fees paid by users of its network.

         AssetExchange's initial marketing efforts will focus on aggressively pursuing market-share and building the AssetExchange.com brand recognition. In addition to the direct selling efforts of AssetExchange's employees, these marketing efforts will include advertising in trade journals and direct mail marketing programs. AssetExchange launched its Internet website in August 1999. Lee Hansen, our President, currently sits on the Board of Directors of AssetExchange, Inc. As of December 31, 1999, AssetExchange had not generated any revenues, had assets of $367,128, net losses for the year ended December 31, 1999 of $112,049 and had an accumulated deficit of $112,049.

BrightStreet.com, Inc.

         BrightStreet enables manufacturers, retailers and other Internet websites to deliver, track, and analyze promotions targeted to Internet users. BrightStreet's technology delivers its promotional offers to customers via the Internet. BrightStreet operates a permission-based system which requires consumers to register before they are permitted to receive promotional offers. BrightStreet's technology allows its customers to track and analyze consumer behavior by reporting the amount and type of promotional offers that each consumer views, prints and redeems. BrightStreet licenses its services directly to manufacturers, retailers, and Internet websites that publish non-product related information for consumers. BrightStreet also offers a network of affiliated Internet websites that distributes promotional offers for manufacturers and retailers.

         BrightStreet markets an Internet based service that allows manufacturers, retailers, and Internet websites that publish non-product related information for consumers to deliver customized promotions such as coupons and free samples via their Internet websites. In doing so, these businesses develop a rich consumer database, built from


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registration data that consumers provide as a prerequisite to receiving valuable promotions, such as discounts on merchandise and free product samples.

         In addition to allowing consumers to register and download offers via its customers' Internet websites, BrightStreet has created the BrightStreet Network, a promotional network of affiliated Internet websites. The BrightStreet Network offers customers who want a wider distribution of their promotions the ability to place the promotions on the Internet websites of companies with whom BrightStreet has a relationship. BrightStreet licenses a service from a third party that allows its customers to create promotions. This system then delivers these promotions to the affiliated network websites which are authorized to display these promotions and deliver them to consumers. In these situations, BrightStreet serves as an intermediary between its customers and consumers. Manufacturers and retailers experience broader distribution of their promotions and the portals get the Internet website content and revenues which they need, with a high perceived value to the consumer.

         BrightStreet intends to generate revenues from two sources:

         o licensing fees from licensing its technology platform and promotion services, and
         o network fees from transactions, sponsorships, and other marketing programs on affiliate Internet websites.

         As of December 31, 1999, BrightStreet had assets of approximately $19.1 million (unaudited), had generated minimal revenues, had net losses for the year ended December 31, 1999 of $349,209 (unaudited) and had an accumulated deficit of $349,209 (unaudited).

Net Value, Inc./BrightStreet.com, Inc.

         Asset Sale Transaction

         On December 3, 1999, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. (f/k/a Promotions Acquisition, Inc.), a Delaware corporation formed by the former management team of Net Value, Inc. for the purpose of acquiring the assets of Net Value, Inc. and succeeding to its business. In exchange for substantially all of its assets, Net Value, Inc. received:

         o  cash of $2,000,000;
         o the assumption of Net Value, Inc. liabilities presently valued at approximately $1,600,000;
         o the release of all of Net Value, Inc.'s obligations under employment agreements;
         o the cancellation of the majority of the issued and outstanding Net Value, Inc. stock options held by Net Value, Inc.'s employees; and
         o 2,958,819 shares of BrightStreet common stock equal to an approximate 14% ownership interest in BrightStreet.

         Simultaneous with this transaction, BrightStreet completed a $17,000,000 equity financing of Series A Preferred Stock representing a 63% interest in its stock, on a fully-diluted basis. The financing was provided by Cox Enterprises, Inc., McClatchy Company (NYSE:MNI), CNI Ventures (NYSE:ECP) and Sandler Capital Management.

         Following the transaction, Net Value, Inc. loaned us the $2,000,000 proceeds it received in this transaction. We have agreed to use this cash to satisfy Net Value, Inc.'s existing obligations which were not assumed by BrightStreet. Any payments which we make to creditors on behalf of Net Value, Inc. will reduce the unpaid principal and interest related to this loan. Alternatively, Net Value, Inc. may issue additional equity to satisfy these liabilities. We then plan to complete a merger with Net Value, Inc. pursuant to which we intend to issue .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders. We will also issue common stock purchase warrants and stock options to the holders of Net Value, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio. We currently own approximately 63% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. Net Value, Inc.'s Series A Preferred Stock has the following rights and preferences:

         o  Liquidation preference of $1.00 per share;
         o Convertible at the option of either Net Value, Inc. or the holder into 12.5 shares of Net Value, Inc.'s common stock; and
         o  No dividends or voting rights.

IndustrialVortex.com, Inc.

         IndustrialVortex.com is developing an Internet website that will facilitate the purchase and sale of industrial automation products such as:

         o  motors;
         o  valves;
         o  sensors;
         o  timers;
         o  temperature controllers;
         o  generators;
         o  compressors;
         o  drives; and
         o  push buttons.

         As a facilitator of business-to-business e-commerce, IndustrialVortex.com is designing this website to provide purchasers with relevant content that will permit them to make informed and cost-effective purchasing decisions. IndustrialVortex.com's website will allow purchasers to efficiently access many vendors of these products, to browse their product offerings and pricing schedules, and to negotiate transactions with these vendors through one website.

         IndustrialVortex.com's Internet website will provide purchasers with a set of e-commerce transaction tools, including catalog purchases, supplier bidding, purchaser pooling, auctions and product showcasing. Purchasers will access the website and have the ability to:

         o  chat with vendors on-line;
         o  chat with other purchasers of the products on-line;
         o  view pricing schedules;
         o  view vendors' inventory records;
         o  view their past purchasing history; and
         o  track orders.

         In this manner, IndustrialVortex.com is seeking to create an electronic marketplace where vendors can communicate with existing and new customers in an efficient manner. IndustrialVortex.com believes that its website will provide a valuable service that would otherwise be extremely costly for individual vendors to develop on their own. IndustrialVortex.com anticipates that it will generate revenues from:

         o  transaction fees charged to vendors;
         o service fees in connection with set-up and custom features in support of these transactions; and
         o the sale of reports describing purchasing and selling patterns of the market, product performance and life cycles as derived from data obtained based on transactions conducted through its website.

         IndustrialVortex.com believes that the cost of these fees to vendors will be accompanied by significant reductions in selling costs which they currently experience including telephone and telecopier charges, preparation and delivery of mail catalogs, and the costs associated with bidding procedures, proposals and purchase orders. IndustrialVortex.com launched its Internet website on March 13, 2000. Allison Stollmeyer, our Director of Business Development, is a director of IndustrialVortex.com. As of December 31, 1999, IndustrialVortex.com had not generated any revenues, had assets of $21,631 and had an accumulated deficit of $48,048.


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

metacat.com, Inc.

         metacat is an online superstore for small catalogs. It offers a one-stop shopping Internet website that allows consumers to browse and purchase a wide variety of items. metacat has entered into merchant relationships with 12 multi-catalog and retail companies whose combined product offerings consist of an aggregate of approximately 11,000 product SKU bar codes. metacat offers a wide variety of goods at a single, searchable database. metacat believes that by pairing the penetration and specialization of the catalog industry with the Internet's unique retailing power, it will provide consumers with a convenient and useful way to browse or shop over the Internet. metacat launched its Internet website, which allows consumers to purchase a variety of consumer goods from catalogs and mail order services that are linked to its Internet website, in December 1999.

         metacat is building an online store by aggregating the content of thousands of small, print-based mail order catalogs into a database. This database contains product descriptions and allows consumers to browse, obtain information regarding the products and purchase the products directly from one Internet website. metacat intends to form relationships with many different catalogs and to use the pre-established distribution and inventory expertise of individual catalogs to market products. Management believes that metacat will offer small catalogs the high Internet profile that they could not otherwise afford, serving as a front-end marketing organization for their products.

         As a company that brings together a collection of useful information and the ability to purchase products and services related to the information presented, metacat serves as an intermediary between catalog retailers and Internet customers. As the popularity of its Internet website grows, metacat hopes to capitalize on the economies of scale possible in Internet retailing. Economies of scale exist when a company experiences decreasing per-unit costs as its total sales unit volume increases. Internet retailers can generally experience economies of scale in their marketing, customer service and technology functions. Marketing costs generally decrease on a per-unit basis as Internet retailers grow, due to the increasing strength of their brand name via word-of-mouth, and the decreasing per-unit costs of advertising as individual advertising purchases increase in size. Customer service costs decrease on a per-unit basis as staffing requirements can be spread over an expanded customer base. Finally, since technology costs are generally a one-time investment that is required to build an Internet website, this investment becomes a smaller percentage of per unit costs as the company's sales volume increases.

         metacat expects to focus on pre-existing distribution channels for the many product categories too small, specialized, or diffuse to be exploited by "category killers." A "category killer" is a retailer that attempts to present a selection of merchandise that is so broad that it covers all consumer needs in a given product category. For example, Toys "R" Us has often been described as a "category killer" in the toys and entertainment retailing space. In the Internet space, "category killer" refers to an Internet website that brings together substantially all relevant information and product/service providers for a given category at one, unified Internet website. For example, Amazon.com, Inc. provides consumers with an Internet website that provides all of the information and service necessary to purchase books and compact discs. metacat's management team anticipates that metacat will establish itself as an important shopping destination on the Internet for specialized and unique products through:

         o A User-Friendly Interface: metacat is developing a user-friendly interface that will include a full- featured shopping cart, cookie-based tracking of past purchases to facilitate payment processing and approval of credit card orders while the consumer is on metacat's Internet website.

         o Customer Service: metacat will focus on being responsive to customer's needs throughout the ordering process. metacat will accurately fill its product orders and promptly respond to customers' questions and complaints regarding their purchases through its Internet website. metacat plans to invest in customer service software as well as training programs for its customer service staff. In this manner, metacat hopes to present a unified, consistently positive message to its customers regarding service issues. Finally, customer service will be delivered by hiring sufficient staff to handle service requirements efficiently and in a courteous manner.

         o Sales and Marketing: metacat's goal is to work with Internet websites which serve as links or portals to many other Internet websites and other companies that will increase traffic to its Internet website. metacat will seek to develop advertising relationships with these entities that will include significant pay-for-performance components such as revenue sharing agreements.


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

         metacat plans to generate revenues by charging retailers who sell products on its Internet website a commission calculated based on the gross retail revenue of transactions completed on its Internet website. In the future, metacat plans to develop additional revenue streams from selling advertisements on its Internet website and charging product placement fees. metacat does not expect to generate revenues from these sources until the third quarter of 2000.

         As of December 31, 1999, metacat has not recognized any revenues, had minimal assets, had net losses of $266,000 for the year ended December 31, 1999, and had an accumulated deficit of $266,000.

Swapit.com

         Swapit.com is creating a consumer-driven electronic barter exchange on the Internet. Swapit.com believes that this service will enable the swap or sale of consumer goods between individuals. Swapit.com 's goal is to build a service that attempts to consolidate the fragmented $180 billion (DLJ) secondhand distribution market. Swapit.com's service will first permit the trading of music, movies, books and games, and will then diversify into other consumer products. Swapit.com intends to generate revenues from:

         o  listing, transaction and referral fees;
         o  direct sales; and
         o  advertising revenues

         Swapit.com's service will provide an environment that enables a three-party exchange-based system. Consumers willing to trade will submit their products to a central repository/warehouse. Once the consumer submits his products into the warehouse, he can use the service to identify other consumer goods of like value which he can then withdraw from the warehouse. Swapit.com believes that using this three-party exchange system will exponentially increase the chances of a successful trade, thereby generating a higher level of revenues. Swapit.com launched its Internet website in April 2000.

         Thomas Aley, our Executive Vice President, currently serves on Swapit.com's Board of Directors. As of December 31, 1999, Swapit.com had not generated any revenue, had assets of $1,392,058 and had an accumulated deficit of $222,336.

Webmodal, Inc.

         Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. Domestic intermodal shipping involves the movement of freight over long distances in the following manner:

         o  via truck from an origin point to the nearest railroad hub;
         o  then via railroad for a majority of the trip; and
         o via truck from the destination railroad hub to the freight's final destination.

         Intermodal shipping provides shippers with an opportunity to achieve significant cost reductions in comparison to shipping freight via highway-only trucking. However, intermodal shipping is presently characterized by a complex and inefficient purchasing and execution process.

         Webmodal is in the process of building an Internet application that it anticipates will improve the process of evaluating and purchasing intermodal transportation services. This interface will allow shippers to:

         o  input their specific transportation needs;
         o view relevant transportation alternatives which may satisfy those needs;
         o assemble the service components of an intermodal shipment, including an origin trucking carrier, a railroad carrier and a destination trucking carrier; and
         o  execute an order for transportation services.

         Today, shippers generally purchase intermodal transportation through marketing intermediaries. The marketing intermediaries perform logistical coordination tasks using labor intensive marketing and customer service processes involving telephone and facsimile communications with customers and carriers. In using these traditional intermediaries to purchase transportation services, shippers do not generally have access to information on prices and schedules associated with underlying transportation services. As a result, shippers are typically unable to confirm that optimal service selections are being made on their behalf. In addition, because shippers using traditional intermediaries are not typically made aware of the costs associated with the underlying transportation services, they are unable to readily observe the fee that is being paid to the intermediary for management of their shipments.

         Webmodal's services will allow shippers to replace their dependence on these traditional marketing intermediaries with an on-line solution which will provide complete information regarding carrier rates, schedules and service performance records. Analogous to an online travel agent, Webmodal plans to eliminate the need for cumbersome research and negotiation with marketing intermediaries by collecting all relevant information into a single user-friendly database. Webmodal will also reduce the manpower costs associated with traditional marketing intermediaries. Webmodal's service will replace the telephone, facsimile and other labor-intensive processes and communications necessary to initiate and coordinate intermodal shipments with immediate, automated digital connections with carriers.

         In addition to creating an Internet application that it believes will simplify the purchase and execution of domestic full-truckload intermodal transportation, Webmodal is also positioned to expand into related market segments such as the provision of a similar purchasing interface for:

         o  over-the-road trucking;
         o  railroad shipping; and
         o  international container shipping.

         Webmodal also plans to offer related products such as:

         o  online traffic analysis tools for shipping customers; and
         o multi-carrier shipment coordination product for marketing to carriers and intermediaries.

         By replacing labor-intensive marketing and carrier coordination functions with a simple Internet application, Webmodal hopes to streamline the relationship between shippers and carriers and lower the costs associated with intermodal freight transportation. Webmodal is currently designing its technology and expects to launch its Internet website in 2000.

         As of December 31, 1999, Webmodal had not generated any revenues, had assets of approximately $1,450,000 (unaudited), net losses of approximately $350,000 (unaudited) for the twelve months ended December 31, 1999 and an accumulated deficit of approximately $350,000 (unaudited).

YesAsia, Inc.

         YesAsia is an e-commerce company catering to individuals of Asian descent located throughout the world who either lack easy access to a broad range of media titles when living outside their native country or who simply enjoy media from other cultures. With over 60,000 product offerings, YesAsia's revenues and customer base have grown by more than 80% per calendar quarter since its inception. Management believes that YesAsia is poised to expand its United States based e-commerce business model into new international markets and to take advantage of the rapidly growing Asian online presence in the United States and worldwide. YesAsia was founded in January 1998 and launched its Internet website, www.YesAsia.com, in May 1998. YesAsia currently has 51 employees working in four offices located in the following cities:

         o  San Francisco (42);
         o  Hong Kong (35);
         o  Taiwan (6); and
         o  Japan (7).

         YesAsia has over 38,000 customers who have purchased products from its Internet website. Approximately 44% of these customers have returned to YesAsia's Internet website and made at least one additional purchase. The average order size for each YesAsia customer is approximately $40. YesAsia expects to experience


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continued sales growth as a result of its aggressive marketing in the United
States. YesAsia currently plans to initiate a marketing campaign that will include:

         o  Television and radio commercials;
         o  Print advertisements;
         o  Public relations and event sponsorships; and
         o  Internet advertisements.

         YesAsia also plans to expand into other Asian markets where it will apply its concept of "cross-cultural sales." By establishing business infrastructure across multiple markets across Asia and with Hong Kong as its strategic hub, YesAsia will extend its geographic reach to various Asian markets while diversifying its product selection. By providing convenient, inexpensive access to a broad range of titles "foreign" to a given market, YesAsia taps into the increasingly global nature of mass media and uses the Internet to fulfill a need that is not adequately serviced in the traditional bricks and mortar world. In the United States, YesAsia's Internet website offers access to Cantonese, Mandarin, Japanese and Korean products. In Hong Kong and Taiwan, it intends to offer convenient access to European, Japanese and American titles, at competitive prices which include local rather than international shipping costs. YesAsia has established accounts with three major record companies and five movie production companies in Hong Kong. YesAsia purchases all products which it sells in Hong Kong and Taiwan either directly from these companies or from authorized distributors of these companies. YesAsia intends to utilize its presence in multiple nations to increase distribution and purchasing power. YesAsia currently sells compact discs, digital video discs, electronic video games, karaoke, videocassettes and related electronics. YesAsia recently completed a private placement offering pursuant to which it raised approximately $11.7 million. This placement was provided by Walden International Investment Group, Morgan Stanley Dean Witter Private Equity and Hong Kong Telecommunications. YesAsia plans to use the proceeds of this offering to expand its Asian online business and plans to open offices in China, Singapore and Korea by December 31, 2000.

         Stephen George, a member of our Board of Directors, currently serves on YesAsia's board of directors. For year ended December 31, 1999, YesAsia had generated $2,278,429 in revenues (unaudited). YesAsia's losses for the year ended December 31, 1999 were $572,634 (unaudited). As of December 31, 1999, YesAsia's accumulated deficit was $716,124 (unaudited).

Competition

         We face competition for capital from publicly-traded Internet companies, venture capital companies, consulting firms and large corporations. Many of these competitors have greater financial resources and brand name recognition than we do. These competitors may limit our opportunity to acquire interests in new affiliate companies. If we cannot acquire interests in or internally develop promising companies, then our strategy to develop and build a collaborative network of affiliate companies may not succeed.

         Competition for Internet products and services is intense. As the market for e-commerce products and services grows, we expect that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost.

         In addition, some of our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Several companies offer competitive solutions that compete with one or more of our affiliate companies. We expect that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Furthermore, our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their competitors, then our affiliate companies may fail.

         Many of our affiliate companies' competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         AlarmX.com expects to face competition for online ordering of security alarm and low voltage products from various industry manufacturers and distributors. As the business-to-business marketplace grows, and manufacturers and distributors look for new channels of business, online ordering will likely be a natural progression

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for them. For example, ADI, the security alarm industry's largest distributor, recently launched online ordering for its customer base www.adilink.com. Another industry distributor, Supply Dog (www.supplydog.com), is an inventory shipping company that accepts security alarm product orders online. Additionally, www.orderzone.com is serving the electrical supply market and carries some low voltage products. While some niche market companies may establish e-commerce ordering markets targeted by AlarmX.com, none have attempted to aggregate all of the security and low voltage products industries. This is the market in which AlarmX.com plans to participate. In addition, AlarmX.com will also compete with bricks and mortar locations, which have traditionally serviced the security and low voltage products industry.

         AssetExchange competes for financial asset transaction business with an existing highly fragmented marketplace of buyers and sellers working directly or through a variety of intermediaries to complete transactions. AssetExchange allows members to transact a variety of types of loan portfolios, with an initial focus on credit card portfolios. There are competitors supporting transactions of residential and commercial mortgages, but none offering credit card portfolios or multiple asset classes. The online asset brokerage business is new and rapidly evolving and it is likely that other entities will emerge and attempt to compete in this market. It is feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service, and buyers and sellers may also continue to use existing brokers. However, AssetExchange believes that the demonstrated efficiencies such as improved price and deal discovery, the ability to quickly access and analyze data and cost savings associated with its service will be attractive even to sophisticated buyers and sellers. Potential competitors include businesses currently conducting online mortgage portfolio auctions and existing brokers who may enter the market for credit card portfolio transactions or otherwise broaden their offerings.

         BrightStreet faces significant competition from many promotion and advertising companies as well as on- line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Competitors include Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated, who to date primarily operate by distribution of coupons in printed form through mailings, newspaper inserts and other mass media. These competitors and others may initiate programs and services involving the Internet which would compete directly with BrightStreet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase.

         IndustrialVortex.com expects to face competition from many business-to-business Internet websites that are entering various segments of the industrial products market. For example, www.industria.com is serving the process control industry for maintenance and repair products, www.purchasingcenter.com is serving the industrial market for maintenance and repair products, and www.grainger.com is also serving the industrial market for maintenance and repair products While each of the companies that operate these Internet websites has expertise in each of their substantive industries, none of these companies has attempted to enter the market for industrial automation products such as programmable logic controllers, drives, sensors, temperature controllers, generators, motors, valves and measurement devices. IndustrialVortex.com will also compete with catalogs and bricks and mortar locations which have traditionally serviced the industrial products industry. The key differentiation between many of the maintenance and repair products companies and IndustrialVortex.com is that IndustrialVortex.com is addressing the complex nature of the sales cycle, products and supply chain that is inherent in the complex industrial automation products sector. As a result, IndustrialVortex.com directs its sales efforts towards industrial engineers instead of purchasing managers, who are generally the targets of the sales efforts of companies targeting the maintenance and repair products industry segment.

         metacat.com, Inc. competes with a wide variety of online and offline sources for mail order products. metacat's competition includes thousands of sources from which consumers can make purchases, including traditional bricks and mortar stores, print-based mail order catalogs, individual merchants' online catalogs and online aggregators of products and catalogs. metacat directly competes with online competitors including catalogcity.com and The Good Catalog Company. Catalogcity.com has indexed thousands of print catalog titles on their Internet website. Each catalog offers a limited number of products for direct sale through the catalogcity.com Internet website, with links to the catalog merchant's own Internet website (if one exists). Catalogcity targets well- known retailers such as Sharper Image, Land's End and Hammacher Schlemmer, many of whom have their own Internet websites that compete directly with catalogcity. metacat targets smaller merchants. In addition, metacat is not organized by catalog, permitting consumers to make a more directed search by product. Finally, metacat intends to offer for direct sale a large selection of the products offered in the catalogs of its merchants rather than a selected

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few products from each merchant. While The Good Catalog Company has product content that overlaps with metacat's products, the companies' business models are significantly different. Fundamentally, The Good Catalog Company works with manufacturers rather than catalog retailers or other specialty merchants. Many of these manufacturers lack significant direct fulfillment capability and use The Good Catalog Company to service a retail channel which they cannot service internally. metacat believes that the significant differences in the product mix and ease of purchase that its Internet website provides will permit it to compete effectively with these online merchants.

         Swapit.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to Swapit.com prior to or after Swapit.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com. Some of these competitors also have significantly greater financial, marketing, technical and other resources.

         Webmodal faces competition from at least 50 intermodal marketing companies such as The Hub Group and Mark VII Transportation, Inc., approximately five large intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National, numerous railroads and trucking companies and third-party logistics providers, as well as transportation-related e-commerce ventures such as Freightwise, Transplace.com, The National Transportation Exchange, Inc., FreightQuote and Celarix. Many actual and potential competitors possess advantages such as existing business relationships and substantially greater financial resources. Some of these companies have introduced on-line capabilities which offer some of the services intended to be offered by Webmodal or which offer services which are similar to Webmodal's intended services to customers outside of Webmodal's target intermodal market. These companies could expand their marketing and operational efforts or existing online capabilities to develop a system similar to Webmodal's intended system. However, Webmodal is not aware of a competitor who has developed or introduced a product concept for intermodal transportation that includes all of Webmodal's intended product capabilities. Webmodal believes it will have operational advantages that will allow it to compete effectively. For example, Webmodal expects to realize considerably greater marketing and customer service staff productivity than traditional transportation and transportation marketing companies. Webmodal believes an existing transportation intermediary interested in deploying a similar business model would risk significant profit margin erosion and disruption of existing selling processes.

         YesAsia competes generally with all retailers of entertainment media titles that include Asian selections. Most mass market retailers, including bricks and mortar retailers such as Walmart, HMV and Borders, and online retailers such as Amazon.com, carry a limited number of Asian titles and therefore compete only slightly with YesAsia. If a large, well-funded company launches an Internet website directed at sales of Asian media titles to the Asian population in the United States, it will compete directly with YesAsia and could reduce YesAsia's revenues and cause an increase in YesAsia's marketing expenses in response. However, YesAsia is not aware of any Internet website that is proposing to materially increase its Asian media offerings or launch an Asia-specific Internet website. As YesAsia becomes a more prominent player in the online Asian video and music space, it is likely to experience increased competition, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites. YesAsia believes that it will have a significant competitive advantage due to its status as the first such Internet website and its use of local language that captures and enhances the visitor's experience.

Investment Company Act of 1940

         We are primarily engaged in the building of technology companies that we manage as part of an integrated supportive network of "affiliate companies". However, due to our ownership of equity securities of our affiliate companies, we could be considered an "investment company" under the Investment Company Act of 1940, which regulates mutual funds and other entities which meet the definition of an "investment company." An "investment company" generally includes any entity that is engaged primarily in the business of investing, reinvesting and trading in securities. The rules under the Investment Company Act provide in part that an entity is presumed not to be an investment company if 45% or less of the value of its total assets (excluding government securities and cash) consists of, and 45% or less of its income over the last four quarters is derived from, securities other than either government securities or securities issued by entities that it does not primarily control which are not themselves engaged in the business of investing in securities. As the regulations governing the relationship between an investment company and the entities in which it invests are inconsistent with the manner in which we intend to provide services to our affiliate companies, it is critical to our business plan that we not be an investment company subject to the Investment Company Act.

         Under current federal securities regulations, we will be considered to primarily control an entity if we own more than 25% of its voting securities and have more control than any other single owner. Accordingly, at March 31, 2000, we are considered to control metacat, Swapit.com, Industrialvortex.com, AlarmX.com and College411.com. Prior to the sale of Net Value, Inc.'s assets to BrightStreet, the assets and income of our affiliate companies that we do not primarily control did not exceed the limits described above. As a result of the sale, the assets and income of our non-primarily controlled affiliate companies currently exceed those limits. Under current regulations, we have a "safe harbor" period of one year during which we will not be considered an investment company, provided that we have a bona fide intent to primarily engage in a business other than that of investing, reinvesting and trading in securities as soon as reasonably possible. Our board of directors has adopted a resolution confirming this intent. We intend to meet this standard by providing substantial services to our affiliate companies and, to the extent possible, structuring future affiliate company investments to include at least a 25% voting percentage, board representation, approval rights over material decisions and other features that will give us "primary control" for purposes of the Investment Company Act. In this manner, we will maintain the assets of and income derived from our non-primarily controlled affiliate companies below 45% of our total assets and income. However, fluctuations in the value of our interests in our affiliate companies may make it difficult for us to accomplish and maintain this goal. Accordingly, in order to satisfy this goal we may from time to time dispose of interests in some of our non-controlled affiliate companies.

         The regulations under the Investment Company Act provide an exemption from the definition of an investment company for any entity which the Securities and Exchange Commission finds is primarily engaged in a business other than investing in securities. We may apply to the Securities and Exchange Commission for this exemption. If we are granted this exemption, we may have greater latitude in structuring investments in affiliate companies and may not be compelled to dispose of interests in non-controlled affiliate companies in order to maintain our non-investment company status.

Employees

         As of May 31, 2000, excluding our affiliate companies, we had 25 full-time employees. None of our employees are currently covered by collective bargaining agreements and we consider our relations with our employees to be satisfactory.

History

         We were formed as a Florida corporation in 1991. We did not have any operations until our change of domicile into Delaware in October 1998. This occurred in conjunction with our acquisition of a controlling interest in Net Value, Inc. during the fourth quarter of 1998.

         The operation of Net Value, Inc. was the primary focus of our activities during the first half of 1999. In recognition, however, of the evolving growth opportunities within the Internet industry, during the second half of 1999, we shifted the focus of our business strategy to the development and management of a network of early stage technology businesses. We commenced this business by acquiring our equity interests in metacat.com, Inc., YesAsia, Inc. and College411.com, Inc. in July 1999 when we merged with Strategicus Partners, Inc. We acquired the remainder of our affiliate companies thereafter in 1999 and 2000 in separately negotiated independent transactions.

Facilities

         In February 2000, we entered into a lease agreement for our executive offices located at 1085 Mission Street, San Francisco, California. The office space consists of approximately 5,000 square feet at a monthly rental of

$17,383. The lease agreement terminates on March 31, 2004. In addition, we also lease an aggregate of approximately 5,000 square feet of office space for offices located in Philadelphia, Pennsylvania, New York, New York and Waltham, Massachusetts, at a combined monthly rental of approximately $17,000.

Legal Proceedings

         In October 1999, we terminated our employment agreement with Douglas Spink, our former Chief Technology Officer and director, for cause due to Mr. Spink's material breach of this agreement and his breach of his fiduciary duties to our company. We believe that Mr. Spink engaged in various acts that were not in our best interests, including various instances of misappropriation or attempted misappropriation of our assets and various acts of insubordination and dishonesty in his dealings with our other officers and directors. The various agreements which we entered into with Mr. Spink stated that if Mr. Spink's employment was terminated for cause, he forfeits all unvested shares of our common stock which he held on the date of termination and he would be obligated to repay all loans which we advanced to him if the termination date was prior to December 31, 1999 and 50% of the principal balance of these loans and all accrued interest thereon if the termination date was prior to May 28, 2000.

         On January 7, 2000, Mr. Spink filed an action against us in the United States District Court for the District of Oregon, alleging that our termination of his employment constituted a breach of his employment agreement and violated Oregon statutes regarding the payment of wages. The complaint seeks damages in the amount of $17,000,000 on the breach of contract claim, plus prejudgment interest from the date of the alleged breach of the employment agreement or, in the alternative, an order directing us to specifically perform our obligations under our employment agreement with Mr. Spink. The complaint seeks damages in the amount of $150,000 on the wage claim, plus penalty wage, prejudgment interest, costs and disbursements. We intend to vigorously defend this action.

         On May 5, 2000, we filed an action against Mr. Spink and Merus Partners, Inc., an Oregon corporation principally owned by Mr. Spink, in the United States District Court for the District of Delaware, asserting counterclaims and additional claims, including a claim for injunctive relief requiring Mr. Spink to forfeit and return 1,610,835 of his unvested shares of our common stock since he was terminated for cause.

         On August 23, 1999, coolsavings.com, Inc. filed an action against Net Value, Inc. in the United States District Court for the Northern District of Illinois, Eastern Division. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered into with BrightStreet.com, inc. (f/k/a Promotion Acquisition, Inc.) BrightStreet has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims. The complaint alleges that Net Value, Inc. infringed upon United States Letters Patent No. 5,761,648 entitled "Interactive Marketing Network and Process Using Electronic Certificates" held by coolsavings. The complaint alleges that Net Value, Inc., through its Internet website and products, has committed acts of infringement by:

         o performing or completing steps of the methods and processes described and claimed in Patent No. 5,761,648;

         o by actively inducing others to practice the methods and processes described and claimed in Patent No. 5,761,648 by, among other things, performing or completing steps of such methods and processes; and

         o by offering to sell or selling a system or service for offering and providing targeted electronic certificates such as coupons, for use in practicing the methods and processes described and claimed in Patent No. 5,761,648.

         The complaint seeks both a preliminary and permanent injunction prohibiting Net Value, Inc. from further acts of infringement, as well as damages. On November 23, 1999, Net Value, Inc. filed its answer to this complaint as well as a counterclaim against coolsavings.com, Inc. seeking a declaratory judgment of invalidity and noninfringement of Patent No. 5,761,648. Neither a discovery schedule nor a trial have been set in this matter. BrightStreet cannot estimate the amount of damages that it may incur if the court issues a final judgment concluding that Net Value, Inc. has infringed on coolsavings' patent. In addition, based on its estimate of the cost of defending this type of litigation, BrightStreet may decide to settle this case for an amount that, although substantially less than the damages sought by coolsavings, may be significant.

                                   MANAGEMENT

Directors and Executive Officers

         Our directors and executive officers, their ages and positions are set forth below:

         Andrew P. Panzo    35    Chairman of the Board of Directors and Chief
                                  Executive Officer
         Lee C. Hansen      33    President and Director
         Stephen M. Cohen   43    Senior Vice President, General Counsel and
                                  Secretary
         Thomas Aley        35    Executive Vice President, Business Development
         Darr Aley          35    Director
         Stephen George     32    Director


         The following is a brief summary of the business experience of our executive officers and directors:

         Andrew P. Panzo has served as our Chairman and Chief Executive Officer since January 1999. From October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo was one of the original founders of Net Value, Inc. in September 1996. Mr. Panzo currently serves on the Board of Directors of Net Value, Inc. and the Board of Directors of metacat.com, Inc. Mr. Panzo received a Masters degree in International Business and Finance from Temple University.

         Lee C. Hansen has served as our President since October 1, 1999 and as one of our directors since April 2000. Prior to joining our management team, Mr. Hansen was Senior Vice President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategic projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as a Vice President in the International Capital Raising Group and an Associate in the Lease Finance, Private Placement and High Yield Groups at Banc of America Securities. Mr. Hansen currently serves on the Board of Directors of AssetExchange, Inc. and AlarmX.com, Inc. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School at Northwestern University and a BSBA from Bucknell University.

         Stephen M. Cohen has served as our Senior Vice President, General Counsel and Secretary since April 2000. Since 1980, Mr. Cohen has been engaged in the practice of law, having most recently been a partner of Buchanan Ingersoll Professional Corporation from March 1996 to April 2000 and a partner of Clark Ladner, Fortenbaugh & Young from March 1990 to March 1996. Mr. Cohen's practice focused on corporate finance and federal securities matters. He received a B.S. from the School of Commerce and Finance of Villanova University, a J.D. from Temple University and a L.L.M. in Taxation from Villanova University School of Law.

         Thomas Aley has served as our Executive Vice President for Business Development since November 22, 1999. Prior to joining our management team, Mr. Aley was Executive Vice President of Marketing at Wild Wild Web, Inc. from June 1997 through November 1999 where he oversaw business development including operations, marketing and sales for Wild Wild Web's online and television divisions. In November 1998, Mr. Aley played an instrumental role in the sale of Wild Wild Web to GT Interactive Software. From June 1995 to June 1997, Mr. Aley was Director of Electronic Commerce at Ziff-Davis where he managed the Company's Net Buyer initiatives and ZDNet service. From January 1994 to June 1995, Mr. Aley was the Director of Marketing for Eliza Corporation, where he sold speech recognition technology to cable and television companies in the interactive television industry. From January 1992 to January 1994, Mr. Aley worked at Ono-Sendai Corporation. From October 1990 to January 1992, Mr. Aley worked at Shiva Corporation. Mr. Aley currently serves on the Board of Directors of Swapit.com, Inc. Mr. Aley received an MBA in High Technology Marketing and Operations from Northeastern University.

         Darr Aley has served as a member of our Board of Directors since July 1999. Mr. Aley is also the chief technology officer of Epylon.com, Inc. Prior to joining our management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing

Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at WhoWhere.com, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley currently serves on the Board of Directors of College411.com, Inc. Mr. Aley received a BA from the University of New Hampshire.



         Stephen George has served as a member of our Board of Directors since July 1999. Mr. George is also the chief executive officer of Epylon.com, Inc., a business to business San Francisco Bay-area e-commerce company. Prior to forming Epylon.com, Inc., Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on the Board of Directors of YesAsia, Inc. Mr. George received a BA in Government from Cornell University.

Executive Compensation

         The table below sets forth information concerning the compensation we paid to our chief executive officer and each executive officer who was paid compensation at an annual rate of greater than $100,000 in 1999.


                           Summary Compensation Table
                           --------------------------
                                                                                                Long-Term
                                                     Annual Compensation                   Compensation Awards
                                                     -------------------                   -------------------
                 Name and
            Principal Position                      Salary               Bonus              Number of Options
            ------------------                      ------               -----              -----------------

Andrew P. Panzo,                                    $87,500                   0                  1,020,000
Chairman and Chief Executive Officer

Lee C. Hansen, President                            $34,615                   0                    900,000

Thomas Aley, Executive Vice President               $23,077             $50,000                          0


         From September 4, 1998 through January 6, 1999, Alexis Christodoulou served as our sole officer and director. During this period, Mr. Christodoulou did not receive any compensation in exchange for his services.

         The following table sets forth information regarding options granted in 1999 to the executive officers named in our Summary Compensation table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                               Individual Grants
                                               -----------------
                                   % of Total
                                     Options                                                     Potential Realizable Value at
                                   Granted to                 Market                             Assumed Annual Rates of Stock
                    Number of      Employees                 Price                            Price Appreciation for Option Term
                     Options       in Fiscal    Exercise    on Date                           ----------------------------------
       Name          Granted         Year         Price     of Grant     Expiration Date        0%             5%          10%
       ----          -------         ----         -----     --------     ---------------        --             --          ---

Andrew P. Panzo       120,000         5.5%       $1.00       $7.13         June 1, 2004      $735,600      $971,987     $1,257,952

Andrew P. Panzo       300,000(1)     13.8%       $1.00       $7.13        June 30, 2005    $1,839,000    $2,566,465     $3,489,369

Andrew P. Panzo       300,000(2)     13.8%       $1.00       $7.13        June 30, 2006    $1,839,000    $2,709,788     $3,868,306

Andrew P. Panzo       300,000(3)     13.8%       $1.00       $7.13        June 30, 2007    $1,839,000    $2,860,277     $4,285,136

Lee C. Hansen          90,000         4.1%       $1.00       $4.56      October 1, 2004      $320,625      $434,073       $571,316

Lee C. Hansen         270,000(1)     12.4%       $1.00       $4.56     October 31, 2005      $961,875    $1,380,830     $1,912,342

Lee C. Hansen         270,000(2)     12.4%       $1.00       $4.56     October 31, 2006      $961,875    $1,463,372     $2,130,576

Lee C. Hansen         270,000(3)     12.4%       $1.00       $4.56     October 31, 2007      $961,875    $1,550,040     $2,370,633


(1) The options included in this grant vest pro rata on a monthly basis throughout the twelve month period commencing on the date of grant.

(2) The options included in this grant vest pro rata during the 12 month period commencing on the first anniversary of the date of grant.

(3) The options included in this grant vest pro rata during the 12 month period commencing on the second anniversary of the date of grant.

         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in our Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of our common stock on December 31, 1999 of $11.00.

                          Fiscal Year End Option Values
                          -----------------------------

                                                                               Value of Unexercised
                   Number of Unexercised Options                               In-the-Money Options
                         at Fiscal Year End                                     at Fiscal Year End
                         ------------------                                     ------------------

          Name               Exercisable         Unexercisable          Exercisable          Unexercisable
          ----               -----------         -------------          -----------          -------------

Andrew P. Panzo                300,000              720,000              $3,000,000            $7,200,000

Lee C. Hansen                  157,500              742,500              $1,575,000            $7,425,000


         The table below sets forth the information concerning the compensation which Net Value, Inc. paid to its chief executive officer and each executive officer who was paid compensation greater than $100,000 in 1999.

                           Summary Compensation Table
                           --------------------------

                                                                                                   Long-Term
                                                     Annual Compensation                      Compensation Awards
                                                     -------------------                      -------------------
                Name and
           Principal Position                        Salary                 Bonus              Number of Options
           ------------------                        ------                 -----              -----------------
R. Scott Wills                                      $182,185               $50,000                     0
President and Chief Executive Officer

Gregory B. Roberts,                                 $166,789               $25,000                     0
Chief Technology Officer

Mark Lapolla,                                        $92,847               $10,000                     0
Vice President Engineering

Andrew P. Panzo,                                           0                     0                 60,000
President


         The following table sets forth information regarding options granted in 1999 to the executive officers named in the Net Value, Inc. Summary Compensation Table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                              Potential Realizable Value
                                                              at Assumed Annual Rates
                                                              of Stock Price Appreciation
                  Individual Grants                                  for Option Term
                  -----------------                                  ---------------


                               % of Total
                                Options
                               Granted to             Market
                   Number of   Employees             Price on
                    Options    in Fiscal   Exercise  Date of     Expiration
       Name         Granted       Year      Price     Grant         Date           0%         5%        10%
       ----         -------       ----      -----     -----         ----           --         --        ---
Andrew P. Panzo     60,000     100.00%     $ 1.00    $2.85     December 4,     $111,000   $157,980  $215,352
                                                                    2004


         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in the Net Value, Inc. Summary Compensation Table above. The value of unexercised in- the-money options is calculated based on the closing bid price of our common stock on December 31, 1999 of $11.00. The fiscal year end option values for Mr. Panzo's options to purchase 60,000 shares of Net Value, Inc.'s common stock were calculated assuming that our merger with Net Value, Inc. was consummated as of December 31, 1999 and that Mr. Panzo's stock options were converted into options to purchase 24,000 shares of our common stock at an exercise price of $2.50 per share.

                          Fiscal Year End Option Values
                          -----------------------------

                                                                                    Value of Unexercised
                     Number of Unexercised Options                                  In-the-Money Options
                          at Fiscal Year End                                         at Fiscal Year End
                          ------------------                                         ------------------

         Name                Exercisable            Unexercisable           Exercisable            Unexercisable
         ----                -----------            -------------           -----------            -------------

    Andrew P. Panzo             60,000                   0                   $204,000                  $ 0


Employment Agreements

         In June 1999, we entered into a three year employment agreement with Mr. Panzo. In addition to an annual salary of $150,000, Mr. Panzo's employment agreement provides for bonus compensation at the discretion of our Board of Directors. Pursuant to the employment agreement, Mr. Panzo is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Panzo's employment agreement provides he is entitled to receive options to purchase 1,200,000 shares of our common stock. Options to purchase 120,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Mr. Panzo may exercise these options for five years following their vesting date at an exercise price of $1.00 per share. In September 1999, Mr. Panzo agreed to reduce his option award and surrendered 180,000 options. Mr. Panzo now holds options to purchase 1,020,000 shares of our common stock.

         In September 1999, we entered into a three year employment agreement with Lee Hansen pursuant to which Mr. Hansen will serve as our President. In addition to an annual salary of $150,000, Mr. Hansen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Hansen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. We have awarded Mr. Hansen options to purchase 900,000 shares of common stock. Options to purchase 90,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. As long as he is our employee, Mr. Hansen may exercise these options at an exercise price of $1.00 per share until the later of:

     o    the fifth anniversary of their vesting date; or

     o one year after the effective date of a registration statement registering the resale of the shares of common stock issuable upon exercise of the options.

         If Mr. Hansen's employment is terminated, then the exercise period of his options may be reduced.

         In November 1999, we entered into a one-year employment agreement with Thomas Aley pursuant to which he will serve as our Executive Vice President. In addition to an annual salary of $150,000, Tom Aley's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Tom Aley is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. In April 2000, we amended Tom Aley's employment agreement to award him options to purchase 900,000 shares of common stock. Options to purchase 150,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Tom Aley may exercise these options at an exercise price of $1.00 per share until the later of:

     o    the fifth anniversary of their vesting date; or

     o one year after the effective date of a registration statement registering the resale of the shares of common stock issuable upon exercise of the options.

         In April 2000, we entered into a three year employment agreement with Stephen M. Cohen pursuant to which Mr. Cohen will serve as our Senior Vice President, General Counsel. In addition to an annual salary of $150,000, Mr. Cohen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Cohen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. We have awarded Mr. Cohen options to purchase 300,000 shares of common stock at an exercise price of $6.75 per share. Options to purchase 50,000 shares of our common stock vested immediately, options to purchase 62,500 shares of our common vest on April 17, 2001, and the remaining options to purchase 187,500 shares of our common stock vest pro rata on a monthly basis from April 18, 2001 through April 17, 2004, provided that if after the expiration of the initial term of the employment agreement we elect not to extend Mr. Cohen's employment for an additional one year for reasons other than a "for cause" termination as defined in the employment agreement, then Mr. Cohen shall vest fully in all of his options at the end of his initial term of employment as if he had remained our employee for a full term of four years.

         Pursuant to his employment agreement, we have agreed to provide Mr. Cohen with a loan in the principal amount of $100,000 at the beginning of each of the first two years of the term of his employment agreement. Each of the loans shall accrue interest at the rate of 8% per annum and shall be due on April 17, 2004 or such earlier date that Mr. Cohen shall have received aggregate proceeds of $5,000,000 from the sale of his options or the shares of common stock underlying his options. However, Mr. Cohen is not required to repay the loans if by April 17, 2004, the sum of the proceeds which he has received from the sale of his options or the shares of common stock underlying his options and the remaining equity in the options as of April 17, 2004 does not equal or exceed $5,000,000.

Consulting Agreements

         In connection with our merger with Strategicus Partners we have entered into consulting agreements with each of Stephen George and Darr Aley, current directors, as well as Barry Uphoff, a former director. Pursuant to the terms of the consulting agreements, we issued options to purchase an aggregate of 6,255,876 shares of our common stock to Messrs. Uphoff, Darr Aley and George and agreed to pay each of them a monthly retainer of $500. Messrs. Uphoff, Darr Aley and George have subsequently agreed to surrender a substantial portion of these options. In May 2000, we finalized the terms of these options in warrant agreements which we issued to each of Messrs. Uphoff, Darr Aley and George. Pursuant to these warrant agreements, we issued to each of Messrs. Uphoff and Darr Aley warrants to purchase 332,416 shares of our common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 140,141 shares remain subject to vesting provisions, and we issued Mr. George warrants to purchase 382,416 shares of our common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 190,141 shares remain subject to vesting provisions. The unvested shares issued pursuant to each of these warrant agreements will vest monthly on a pro rata basis over a period of 36 months from the date of the warrant agreements. For a detailed discussion of the issuance and status of these options, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS." In connection with his resignation from our Board of Directors in May 2000, Mr. Uphoff terminated his consulting agreement.

         Darr Aley's consulting agreement also provides for the forgiveness of a loan in the principal amount of $267,000 which we have provided to Darr Aley. We will forgive:

     o one-third of the principal amount of this loan, plus accrued interest thereon, if Darr Aley remains engaged by us on the first anniversary of the effective date of the merger with Strategicus Partners;

     o one-third of the principal amount of these loans, plus accrued interest thereon, if Darr Aley remains engaged by us on the second anniversary of the effective date of the merger with Strategicus Partners, Inc.; and

     o one-third of the principal amount of this loan, plus accrued interest thereon, if Darr Aley remains engaged by us on the third anniversary of the effective date of the merger with Strategicus Partners, Inc.

         On October 1, 1999 we entered into a consulting agreement with Paul H. Stephens, a founder and formerly a principal of the investment banking firm of Robertson Stephens & Company. Under the consulting agreement, Mr.

Stephens has been appointed to our newly created Advisory Board. In this capacity, Mr. Stephens will review and advise us regarding our business and prospects and the business and prospects of our affiliate companies. He will also assist us in completing acquisitions of and making investments in other businesses and will assist us in obtaining additional rounds of financing. Mr. Stephens led Robertson Stephens' research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he worked until 1985. He then restructured the firm's venture capital group, managing it until 1990, when he formed The RS Orphan Fund, LP, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund that also has a global focus on developing companies.

         In exchange for rendering these consulting services, we sold a total of 676,374 shares of our common stock to The RS Orphan Fund, LP and The RS Orphan Offshore Fund, LP for a total purchase price of $676,374. These funds also purchased a total of 1,324 shares of our Series B Preferred Stock and warrants to purchase 80,976 shares of our common stock in our October 1999 private placement offering. These funds are managed by Mr. Stephens. No additional compensation will be paid to Mr. Stephens pursuant to the consulting agreement. We will reimburse Mr. Stephens for reasonable business expenses which he incurs in performing his duties pursuant to the consulting agreement. This consulting agreement has a three year term and either we or Mr. Stephens may terminate this agreement upon one month's notice to the other party.

Advisory Board

         Members of our Advisory Board provide us and our affiliate companies with strategic guidance and networking assistance. The following is a brief summary of the business experience of our Advisory Board members:

         Paul Stephens. Paul Stephens was a founder, managing director and chief investment officer of the former Robertson Stephens & Company and currently serves as a managing director of RS Investment Management, which was purchased from the Bank of America on February 28, 1999. Following nine years in institutional sales (1969-78) with Smith Barney & Company and Robertson, Colman, Siebel & Weisel, Mr. Stephens joined Sandy Robertson to found Robertson, Colman, Stephens & Woodman in 1978. The organization changed its name to Robertson Stephens & Company in 1989. Mr. Stephens led the firm's research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he served from 1982 to 1985. He then restructured the venture capital group, managing it until 1990 when he formed The Robertson Stephens Orphan Fund, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund. He holds both a Bachelors degree and a Masters degree in Business Administration from the Haas School of Business at U.C. Berkeley.

         Warren Zide. Warren Zide is a movie producer and talent manager at Zide/Perry Entertainment, a production and management company. In 1997, Mr. Zide partnered with Craig Perry to form Zide/Perry Films, a division of Zide/Perry Entertainment. Mr. Zide recently served as a producer on Universal's box office success American Pie. He has also produced the action film, The Big Hit, starring Mark Wahlberg and Christina Applegate. Zide/Perry Films' recent projects include New Line Cinema's Final Destination, a supernatural thriller; Sony's Providence, a teen romance; and the independent comedy, Return of the World's Most Rotten Lover. The company also has numerous projects on its development slate and currently has a two-year, first-look production deal with Warner Bros. to develop and produce feature films. Mr. Zide serves as a literary manager for Zide Management, where he has sold more than 80 spec scripts in less than 60 months. Mr. Zide represents many young, rising screenwriters and directors, including Ben Ramsey, screenwriter of The Big Hit, Josh Schwartz, screenwriter of Providence and Stuart Gibbs, screenwriter of Return of the World's Most Rotten Lover. He has earned many impressive press accolades, including being selected for Fade-In Magazine's "One of the Top 100 People In Hollywood You Need to Know," The Hollywood Reporter's "Next Generation's," and he is the youngest manager to appear on Weekly Variety's "Top 10 Spec Salesman's" list. Additionally, Mr. Zide is extending his entertainment presence by launching InZide.com (www.InZide.com), an Internet website which has been developed as a comprehensive industry resource and reference tool for aspiring and established screenwriters. Mr. Zide graduated with a B.A. in finance from Michigan State University.

         Michela O'Connor Abrams. Michela O'Connor Abrams is the president of Imagine Media, Inc.'s Business Division. In this role, Ms. O'Connor Abrams oversees all operations, including the flagship publication Business 2.0 and all new brand extensions. Business 2.0 (www.business2.com) is an international monthly publication with a current circulation rate base of approximately 210,000. Within its first year, Business 2.0 won seven top magazine awards: three Maggie Awards, a Computer Press Award, two Ozzie Awards, and the Folio: Editorial Excellence Award. Ms. O'Connor Abrams has over 16 years of experience in publishing, trade show management, Internet strategies, online branding and strategic business development. She has held executive positions at IDG, Ziff-Davis and McGraw-Hill. Most recently, she served as president and CEO of Computerworld. Prior to IDG, she was chief operating officer of ZD Events, which produces industry-leading expositions and conferences such as Comdex, Seybold and Networld +Interop. She also served several years as a publisher and group vice president at McGraw-Hill. Ms. O'Connor Abrams sits on the board of directors for Bow Street Software and Auctionnet.com. She holds a Bachelor of Science degree in Journalism from California Polytechnic University at San Luis Obispo.

         Owen Van Natta. Owen Van Natta is a Senior Director, Business Development at Amazon.com. Mr. Van Natta came to Amazon.com through the PlanetAll acquisition in August 1998. As Senior Director of Business Development, Mr. Van Natta manages the team responsible for all external partnerships and strategic alliances at Amazon.com. At PlanetAll.com, Mr. Van Natta oversaw all strategic partnerships and customer communications as the Vice President of Business Development & Marketing. Prior to PlanetAll, Mr. Van Natta was part of the management team at Zip2 Corporation where he successfully developed local sales and marketing operations for newspaper companies like Knight Ridder and The New York Times Company. Zip2 was ultimately sold to Compaq Computer Corporation's AltaVista Division. Mr. Van Natta has held Director level positions at high tech industry leaders such as Acer America, SoftBank, and Ziff-Davis Publishing Company. Mr. Van Natta holds a BA in English and American Literature from the University of California at Santa Cruz.

         Douglas Boake. Douglas Boake is Vice President, Business Development at Amazon.com. Mr. Boake came to Amazon.com through the Accept.com acquisition in June 1999. As Vice President of Business Development, Mr. Boake oversees the overall development of business opportunities. He implements high-level marketing strategies, develops strategic alliances and expands Amazon.com's customer relationships. At Accept.com, Mr. Boake directed all business development efforts. In addition, he spearheaded efforts to form new alliances and partnerships for the company. Before joining the Accept.com executive team, Mr. Boake was Senior Vice President of sales at PointCast Inc. where he oversaw strategic sales and affiliate development, advertising sales, and advertising marketing for the PointCast Network. He also held the position of Vice President, International at PointCast, and was President of PointCast Japan, Inc. Mr. Boake previously worked for Radius Inc. as Vice President and General Manager of the Pacific Rim region. He was also President of Radius' wholly-owned Japanese subsidiary, Radius K.K. Prior to joining Radius, Mr. Boake served as Managing Director, Pacific Rim, for the Claris Corporation and as President and Representative Director for Claris Japan, Inc., the company's Japanese subsidiary. Mr. Boake holds a BA in Managerial Science and Political Science from Rice University.

         Tom H. Rosenwald. Tom H. Rosenwald is a Partner at Heidrick & Struggles. Based in the New York office, Mr. Rosenwald is a founding member of the Consumer Practice, a Member of the E-Commerce Practice, and is Head of the Advertising and Communications Practice, a subset of the Consumer Practice. Mr. Rosenwald brings more than 30 years of experience in sales, marketing and advertising in health care and consumer packaged goods to Heidrick & Struggles. Before joining the firm, he spent ten years as Executive Vice President and General Manager of MED Communications, an advertising agency specializing in health care. Mr. Rosenwald concentrates on executive level search assignments, specializing in consumer-packaged goods, advertising, and communications. Recent clients he has served include American Express, Ammirati Puris Lintas, Burson-Marsteller, Coca-Cola Company, Compaq Computer Corporation, DMB&B, Fleet Financial Group, Gateway Inc., Grey Advertising, Hasbro, Omnicom Worldwide, Resort Condominiums International (RCI), Schering-Plough, Solvay Pharmaceuticals, TBWA/Chiat Day, The Hockey Company, True North Communications, Inc., Wells Rich Greene, Wunderman Cato Johnson, and Young & Rubicam. During his business career, Mr. Rosenwald has served in sales management positions at Wyeth Laboratories, a division of American Home Products, and held product management positions in the Post Division of General Foods. During his association with Young & Rubicam, he was a member of senior account management and General Foods was among his major clients. He also founded the firm's first health care advertising division. Mr. Rosenwald received a BA from Dartmouth College and an MBA from the Amos Tuck School of Business Administration.

         Marc Meyer. Marc Meyer is a Professor of Management at Northeastern University. Professor Meyer teaches and conducts research in the area of new product development and technological entrepreneurship. A co- founder of several software companies, Professor Meyer serves as a consultant to large corporations in the area of new product development. He is also director of the College's Center for Technology Management, helps run the College's Entrepreneurial Lab and is a co-director of the HighTech MBA program. His most recent book is The Power of Product Platforms (Free Press, 1997). Professor Meyer consults to leading corporations in the development of next generation products, systems and services. Professor Meyer holds an AB from Harvard University and MSc and PhD degrees from Massachusetts Institute of Technology.

         Paul Thomas Cohen. Paul Thomas Cohen is an independent investment advisor. Mr. Cohen has spent the past six years working as an investor banker for, and consultant to, a variety of New York-based media companies, such as Time Life, Time, Inc., The New York Times, The National Broadcasting Company
(NBC) and Rolling Stone Magazine, as well as a multitude of Internet-based companies such as Yoyodyne, Tunes.com, E-Exchange and Medcast. Working with Rolling Stone, Mr. Cohen aided in creating a new media/Internet strategy, in addition to developing and consulting on CD-Rom projects and commercial on-line ventures. Prior to his work in new media and the Internet, Mr. Cohen spent four years acting as Chief Executive Officer of the New York-based brokerage firm Herzfeld & Stern. Mr. Cohen received an MBA from Columbia University.

         Eric Olander. Eric Olander is an Equity Analyst for Tudor Investment Corporation specializing in small and mid-cap growth stocks. Previously, he was an Analyst for Putnam's Specialty Growth Equities Group, focusing on emerging small-cap growth stocks for the New Opportunities, OTC Emerging Growth and Voyager Funds. He is a Chartered Financial Analyst and is currently completing his Master of Business Administration at the Harvard Business School.

         Vici Wayne. Vici Wayne is the Managing Director of the New Media Practice at Christian & Timbers. Ms. Wayne joined Christian & Timbers to focus nationally on finding top executives to lead the burgeoning number of media companies including film, video, audio, broadcast, cable and print which are currently taking their businesses to the Internet. For the five years prior to joining Christian & Timbers, Ms. Wayne was a principal at Korn/Ferry International where she established the firm's Multimedia Practice. Ms. Wayne is an established search consultant with 12 years of recruiting experience, including managing her own search firm which focused on telecommunications, electronic entertainment, publishing and technology. Ms. Wayne received a B.S. degree in Information Systems from the University of San Francisco and studied in Switzerland and France. She has appeared as a speaker and a panelist at multimedia and Internet conventions.

               SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
          AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK

         The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of May 31, 2000, by:

          o    the holders of more than 5% of our common stock;
          o    each of our directors;
          o    our executive officers; and
          o    all directors and executive officers of our company as a group.

         As of May 31, an aggregate of 17,680,672 shares of our common stock were issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire our common stock which have been issued to the directors, executive officers and the holders of more than 5% of our common stock and are fully vested or will become fully vested within 60 days of the date of this Prospectus have been exercised by these individuals and the appropriate number of shares of our common stock have been issued to these individuals. The number of shares reflected as outstanding has also been determined on the basis that 1,616,835 shares of common stock that were issued to a former officer have effectively been cancelled as a result of the termination for cause of the former officer. This matter is currently the subject of a material legal proceeding discussed in this prospectus on page 57.

                                                                   Shares of Common Stock Beneficially Owned
                                                                   -----------------------------------------
                                                               Amount and Nature of
       Name of Beneficial Owner        Position              Beneficial Ownership (1)          Percentage of Class
       ------------------------        --------              ------------------------          -------------------
Rozel International Holdings, Ltd.     Beneficial                  2,819,852                         15.9
Whitehill House                        Owner
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom
SK7 5DA

Andrew P. Panzo (2)                    Officer,                      638,582                          3.5
8 Pennsford Lane                       Director
Media, PA 19063


Darr Aley (3)                          Director                      344,467                          1.9
615 Howard Avenue
Burlingame, CA 94010

Stephen George (4)                     Director                      348,634                          1.9
5 Morning Sun Avenue
Mill Valley, CA 94941

Lee C. Hansen (5)                      Officer,                      315,000                          1.8
1475 Vallejo Street, #3                Director
San Francisco, CA 94109

Thomas Aley (6)                        Officer                       212,500                          1.2
260 Elsinore Street
Concord, MA 01742

Stephen M. Cohen (7)                   Officer                        50,000                            *
1811 Fireside Court
Cherry Hill, NJ 08003

                                                                            Shares of Common Stock Beneficially Owned
                                                                            -----------------------------------------

                                                                        Amount and Nature of
Name of Beneficial Owner                   Position                   Beneficial Ownership(1)            Percentage of Class
------------------------                   --------                   -----------------------            -------------------

All directors and executive                                                 1,909,183                          10.0
officers as a group (6 people)

------------------
*        Less than one percent.

         (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

         (2) Includes 494,119 shares of our common stock issuable upon exercise of vested options. Does not include 525,881 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of the date of this Report. Also includes 75,200 shares of our common stock which Mr. Panzo owns with his spouse as joint tenants with the right of survivorship.

         (3) Includes 201,883 shares of our common stock issuable upon exercise of vested options. Does not include 130,533 shares of our common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus.

         (4) Includes 206,050 shares of our common stock issuable upon exercise of vested options. Does not include 176,366 shares of our common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of this date of this prospectus.

         (5) Includes 315,000 shares of our common stock issuable upon exercise of vested options. Does not include 585,000 shares of our common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus.

         (6) Includes 212,500 shares of our common stock issuable upon exercise of vested options. Does not include 687,500 shares of our common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus.

         (7) Includes 50,000 shares of our common stock issuable upon exercise of vested options. Does not include 250,000 shares of our common stock issuable pursuant to options not presently exercisable within 60 days of the date of this prospectus.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of our common stock beneficially owned by the selling stockholders as of May 31, 2000 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The selling stockholders own shares of our Series C Preferred Stock and common stock purchase warrants. In addition, the selling stockholders are entitled to receive dividends on their shares of Series C Preferred Stock at the rate of 8% per annum. These dividends are paid on a quarterly basis in additional shares of Series C Preferred Stock. This prospectus covers 358,904 shares of our common stock with respect to these dividends. This amount will cover all shares of common stock which we will issue upon conversion of shares of Series C Preferred Stock which we will be required to issue in payment of dividends through March 31, 2001. We have allocated these shares to the holders of the Series C Preferred Stock based on the dividends which they will receive if they hold the shares of Series C Preferred Stock which they currently own through March 31, 2001. The number of shares of our common stock which we are required to issue in connection with these dividends could be significantly less than this amount depending on whether the selling stockholders elect to exercise their conversion rights prior to March 31, 2001.

         This table is prepared assuming:

                  o that the holders of our Series C Preferred Stock will convert their shares of our Series C Preferred Stock into 4,166,667 shares of our common stock;
                  o that the holders of our Series C Preferred Stock will exercise all 416,667 issued and outstanding warrants;
                  o that the holders of our Series C Preferred Stock will not elect to exercise their conversion rights prior to March 31, 2001; and
                  o that the holders of our Series C Preferred Stock will convert their shares of our Series C Preferred Stock which they receive as payment of dividends through March 31, 2001 into 358,904 shares of our common stock.

         Each holder may only convert its shares of Series C Preferred Stock to the extent that the number of shares of our common stock issuable upon conversion, together with the number of shares of our common stock owned by the holder and its affiliates would not exceed 4.99% of the issued and outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. This calculation of shares of common stock owned by a holder does not include shares of our common stock underlying unconverted shares of our Series C Preferred Stock owned by the holder. Accordingly, the number of shares of our common stock set forth in this table for each selling stockholder may exceed the number of shares of our common stock that each selling stockholder could own beneficially at any given time through their ownership of our Series C Preferred Stock.

         These shares may be offered from time to time by the selling stockholders named below. However, the selling stockholders are under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         None of the selling stockholders is an officer or director of our company. None of the selling stockholders has had any material relationship with our company, our affiliate companies or our predecessors within the last three years.

                                        Number of Shares        Percentage           Number of Shares         Percentage
                                        of Common Stock           Before             of Common Stock             After
                Name                    Before Offering        Offering (1)           After Offering           Offering
------------------------------------------------------------------------------------------------------------------------------------
Brown Simpson Strategic
Growth Fund, Ltd.
Carnegie Hall Tower
152 West 57th Street, 40th Fl.
New York, NY 10019                         642,491                3.5                           0                 *

Brown Simpson Strategic
Growth Fund, L.P.
Carnegie Hall Tower
152 West 57th Street, 40th Fl.
New York, NY 10019                         345,957                1.9                           0                 *

Catalyst Partners, L.P.
350 Park Avenue, 11th Floor
New York, NY 10022                          98,845                  *                           0                 *

TGT Capital Partners, LP
375 Park Avenue, Suite 1404
New York, NY 10152                         197,689                1.1                           0                 *

Narragansett I, LP
375 Park Avenue, 14th Floor
New York, NY 10152                          98,845                  *                           0                 *

Emergent Capital Investment
Management, LLC
551 Madison Ave., 10th Floor
New York, NY 10022                         197,689                1.1                           0                 *

Gavleborgs Lansforsakingar
Box 206, 80101 Gavle
SWEDEN                                      98,845                  *                           0                 *

N. Herrick Irrevocable
Securities Trust, Howard
Herrick, Trustee
20 Community Place, 2nd Fl.
Morristown, NJ 07960                       197,689                1.1                           0                 *

Scout Capital Partners, LP
153 East 53rd Street, 55th Fl.
New York, NY 10022                          29,653                  *                           0                 *

Asset Management Holding Co.
591 Stewart Ave., Suite 550
Garden City, NY 11530                       19,789                  *                           0                 *

Edward O. Thorp
c/o Amroc Investments
535 Madison Ave., 15th Floor
New York, NY 10022                          34,696                  *                           0                 *

Jeffrey Thorp
c/o Amroc Investments
535 Madison Ave., 15th Floor
New York, NY 10022                          14,827                  *                           0                 *

Halifax Fund, L.P.
195 Maplewood Avenue
Maplewood, NJ 07040                        197,689                1.1                           0                 *

Fisher Partners
Fondkommission, AB
Kundggaten 37
11156 Stockholm, SWEDEN                     98,845                  *                           0                 *

ACIE/NET VALUE, LLC
65 East 55th St., 18th Floor
New York, NY 10022                         148,267                  *                           0                 *

                                        Number of Shares        Percentage           Number of Shares         Percentage
                                        of Common Stock           Before             of Common Stock             After
                Name                    Before Offering        Offering (1)           After Offering           Offering
------------------------------------------------------------------------------------------------------------------------------------
Montrose Investments Ltd.
300 Crescent Ct., Suite 700
Dallas TX 75201                             691,913                3.8                           0                 *

Anegada Fund, Ltd.
P.O. Box 896
Harbour Center, 2nd Fl.
George Town, Grand Cayman
Cayman Islands, BWI                          29,653                  *                           0                 *

Tonga Partners, LP
600 California Street
San Francisco, CA 94108                     482,035                2.7                     412,844               1.8

Aspen International ltd.
Charlotte House
Charlotte Street
Nassau, BAHAMAS                             101,415                  *                           0                 *

Gilston Corporation Ltd.
Charlotte House
Charlotte Street
Nassau, BAHAMAS                              98,845                  *                           0                 *

The Raptor Global Portfolio, Ltd.
40 Rowes Wharf, 2nd Fl.
Boston, MA 02110                            492,049                2.7                           0                 *

The Altar Rock Fund, L.P.
40 Rowes Wharp, 2nd Fl.
Boston, MA 02110                              2,174                  *                           0                 *

Martin H. Garvey
72 Wootton Road
Essex Fells, NJ 07042                        29,425                  *                      18,750                 *

Eric Hauser
425 East 58th Street, Apt. 7A
New York, NY 10022                           29,425                  *                      18,750                 *

Michael Lauer
Seven Dwight Lane
Greenwich, CT 06831                         295,402                1.7                     210,000                 *

Lancer Partners, L.P.
475 Steamboat Road
Greenwich, CT 06830                         148,267                  *                           0                 *

Lancer Offshore, Inc.
Kaya Flamboyan 9, Curacao
Netherland Antilles                         439,282                2.5                     199,682                 *

Bridgewater Partners, L.P.
880 Third Avenue
New York, NY 10022                          141,218                  *                      42,373                 *

CSL Associates
880 Third Avenue
New York, NY 10022                          141,218                  *                      42,373                 *

Gladstone Equity Funds, Inc.
880 Third Avenue
New York, NY 10022                           45,684                  *                      21,173                 *

                                        Number of Shares        Percentage           Number of Shares         Percentage
                                        of Common Stock           Before             of Common Stock             After
                Name                    Before Offering        Offering (1)           After Offering           Offering
------------------------------------------------------------------------------------------------------------------------------------
Ogden Properties, Inc.
31 Piper Drive
Searington, NY 11507                                 98,845                  *                           0                 *

Schottenfeld Associates, L.P.
880 Third Avenue, 16th Floor
New York, NY 10022                                  148,267                  *                           0                 *

Nicholas Stiassni & Suzanne
Stiassni Co., Trustees of the
Stiassni Family Trust
3400 Palos Verdes Drive West
Rancho Palos Verdes, CA 90275                        29,653                  *                           0                 *

BNY Capital Markets, Inc.
445 Park Avenue
New York, NY 10022                                   41,515                 *                            0                 *
                                               ------------         ----------                ------------        ----------
          TOTAL                                  5,908,182                                         965,945
                                                 ==========                                        =======

----------
*    Less than one percent.
(1) Calculated in accordance with Rule 13d-3(d)(i) of the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock which they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

          o    block transactions;

          o transactions on the over the counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

          o    privately negotiated transactions;

          o    through the writing of options on the shares;

          o    short sales; or

          o    any combination of these transactions

         The sale price to the public in these transactions may be:

          o    the market price prevailing at the time of sale;

          o    a price related to the prevailing market price;

          o    negotiated prices; or

          o such other price as the selling stockholders determine from time to time.

         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered pursuant to this registration statement, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. These regulations may affect the marketability of these shares of our common stock.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect thereof. We have agreed to indemnify the selling stockholders holding our Series C Convertible Preferred Stock and related warrants against losses incurred by those selling stockholders as a result of any inaccuracy in or breach of the representations, warranties or covenants which we made to them in the stock purchase agreement relating to the sale of our Series C Convertible Preferred Stock and related warrants. We have also agreed in the related registration rights agreement to indemnify those selling stockholders against losses incurred as a result of any untrue or alleged untrue statement or omission of a material fact from this prospectus, except any statements or omissions based solely upon information provided to us by the selling stockholders or regarding the plan of distribution. To the extent that a claim for indemnification under the registration rights agreement is unavailable to those selling stockholders due to the failure or refusal of a governmental authority to enforce it, we have agreed to contribute to the amount paid or payable by those selling stockholders as a result of these losses. We have agreed to make these contributions in an amount that is proportionate to our relative fault with regard to any losses. Insofar as we are permitted to indemnify the selling stockholders for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities act of 1933 and is unenforceable.

         We will pay substantially all of the expenses incident to the registration and offering of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS
                        AND OTHER BUSINESS RELATIONSHIPS

Share Exchange Transactions with Rozel International Holdings, Ltd.

         In October 1998, we completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued 1,000,000 shares of our common stock valued at $4,630,000 and 500,000 shares of our Series A Preferred Stock valued at $40,000 in exchange for 178,700 shares of the Series A Preferred Stock of Net Value, Inc. This represented 100% of the issued and outstanding shares of Series A Preferred Stock of Net Value, Inc. In October 1998, we also completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued 1,145,594 shares of our common stock valued at $4,628,200 and 1,145,594 shares of our Series A Preferred Stock valued at $91,648 in exchange for 4,582,377 shares of common stock of Net Value, Inc. Rozel International Holdings, Ltd. is a beneficial owner of approximately 15.9% of our common stock.

Recapitalization of Securities Issued in Strategicus Merger.

         We completed our merger with Strategicus Partners on July 30, 1999. Subject to vesting provisions described in the merger agreement, we issued the following shares of our capital stock to the stockholders of Strategicus
Partners:

                             Vested Shares       Unvested Shares of        Vested Shares of        Unvested Shares of
                               of Common            Common Stock          Series A Preferred       Series A Preferred
                                 Stock                                           Stock                   Stock

Douglas Spink                     239,847              1,641,310                73,678                  504,187
Barry Uphoff                      120,394              1,760,763                36,983                  540,882
Darr Aley                         120,394              1,760,763                36,983                  540,882
Stephen George                    120,394              1,760,763                36,983                  540,882
                                  -------              ---------                ------                  -------
       TOTAL                      601,029              6,923,599               184,627                2,126,833
       TOTAL VALUE             $3,638,084            $21,458,719              $142,163               $1,637,661

         Following the completion of the merger, Messrs. Spink, Uphoff, Aley and George joined our Board of Directors. Subsequently, Mr. Spink resigned from our Board of Directors during the first quarter of 2000 and Mr. Uphoff resigned from our Board of Directors in May 2000.

         The unvested shares of our capital stock listed above were intended to vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with Net Value Holdings.

         Following our merger with Strategicus, the securities issued in the merger were recapitalized in several stages as follows:

          1. In September 1999, we issued 2,898,788 shares of our common stock in exchange for all 4,831,312 issued and outstanding shares of our Series A Preferred Stock. Of this amount, Messrs. Spink, Uphoff, Aley and George received a total of 1,386,876 shares of our common stock valued at $6,012,738 in exchange for the cancellation of all of their 2,311,460 shares of our Series A Preferred Stock.

          2. On August 31, 1999, each of Messrs. Uphoff, Darr Aley and George agreed to immediately cancel all of their 6,255,876 unvested shares of our common stock valued at $37,927,669 (consisting of 5,282,289 unvested shares of our common stock pursuant to our merger with Strategicus Partners, and 973,587 unvested shares of our common stock in the Series A Preferred Stock Exchange described above) in exchange for options to purchase a total of 6,255,876 shares of our common stock valued at $11,889,024. Each of these options has an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of common stock as described in our merger agreement with Strategicus Partners.

          3. During September 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to surrender options to purchase 180,000 shares of our common stock valued at $646,884. On September 13, 1999, Mr. Spink agreed to cancel 180,000 of his unvested shares of common stock valued at $1,148,727.

          4. During January 2000, each of Messrs. Uphoff, Aley and George agreed to surrender options to purchase 1,217,876 shares of our common stock valued at $4,376,803.

          5. During May 2000, each of Messrs. Uphoff and Aley agreed to surrender options to purchase 355,000 shares of our common stock. During May 2000, Mr. George agreed to surrender options to purchase 305,000 shares of our common stock.

         Recapitalized as set forth above, the securities which we issued pursuant to our merger with Strategicus Partners were issued and outstanding as of May 31, 2000, as follows:
                                                          Options to
                               Vested Shares of       Purchase Shares of
                                 Common Stock            Common Stock

Douglas Spink                       431,041                         0
Barry Uphoff                        142,584                   332,416
Darr Aley                           142,584                   332,416
Stephen George                      142,584                   382,416
                                    -------                 ---------
       TOTAL                        858,793                 1,047,248
                                    =======                 =========

         The table set forth above does not reflect 1,616,835 unvested shares of our common stock which we believe are subject to surrender by Mr. Spink following his termination "for cause."

Loans Made in Connection With Our Merger With Strategicus Partners, Inc.

         In May 1999, Strategicus Partners made a loan to Mr. Spink in the principal amount of $310,000. This amount was extended to Mr. Spink to provide funds for expenses which he incurred in connection with the start-up of metacat.com, Inc. This transaction was structured as a loan to induce Mr. Spink to remain our employee for at least one year. The loan accrues interest at a simple rate of 9% per annum. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into an employment agreement with Mr. Spink in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as we do not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement) and we agreed to forgive the principal amount plus all accrued interest related to this loan if Mr. Spink remained an employee of our company on the first anniversary of his employment. On January 21, 2000, we sent Mr. Spink written notice terminating his employment agreement for "cause", effective October 19, 1999. Accordingly, we intend to take legal action to obtain repayment of the principal amount of this loan plus all accrued interest thereon. In addition, in July 1999, Strategicus made an advance to Mr. Spink in the principal amount of approximately $185,000. We intend to take legal action to obtain repayment of this advance.

         In June 1999, we extended a loan to Mr. Darr Aley in the principal amount of $267,000. This amount was extended to Mr. Aley as an inducement for him to leave his prior employment. This transaction was structured as a loan to induce Mr. Aley to remain our consultant for the duration of his engagement. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into a consulting agreement with Mr. Aley in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the consulting agreement. We also agreed to forgive Mr. Aley 's obligation to repay a portion of this loan if he remains engaged as a consultant to our corporation on each of the first three anniversaries of the date of his consulting agreement.

Personal Investments of Members of Our Management Team in Our Affiliate
Companies

         Members of our management team have made personal investments in some of our affiliate companies. As of May 31, 2000, members of our management team either own or have in the past owned the following equity interests in our affiliate companies:

                                           Affiliate company                    Equity Interest
                                           -----------------                    ---------------

Andrew P. Panzo                             YesAsia                    12,000 shares of common stock
Barry Uphoff (former director)              YesAsia                    12,000 shares of common stock
Darr Aley                                   YesAsia                    12,000 shares of common stock
Darr Aley                                   College 411                50,000 stock options
Stephen George                              YesAsia                    12,000 shares of common stock
Stephen George                              College 411                37,500 stock options
Thomas Aley                                 Swapit.com                 30,072 shares of common stock
Lee Hansen                                  YesAsia                    3,430 shares of Series B Preferred Stock
Douglas Spink (former director)             YesAsia                    12,000 shares of common stock
Douglas Spink (former director)             WebModal                   400 shares of common stock


San Francisco Office Space

         We shared office space in San Francisco, California with a corporation owned by Mr. George, at no expense from October 1999 until March 2000.

Contribution of Shares of Swapit.com, Inc. Common Stock From Thomas Aley

         In November 1999, we purchased a 10% equity ownership interest in Swapit.com, Inc. for $500,000. Thomas Aley, our Executive Vice President, Business Development, was a founder of this company and owned 1,140,000 shares of its common stock as of the date we completed our purchase of this equity ownership interest. In connection with this transaction, Mr. Aley has agreed to contribute 1,109,928 of these shares of Swapit.com's common stock to our company. Upon the completion of this transaction, we will own approximately 30% of Swapit.com's issued and outstanding common stock.

                          DESCRIPTION OF CAPITAL STOCK

General

         We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

         The following discussion, which describes all material terms of our capital stock, is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to this registration statement.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the outstanding shares of our common stock can elect all members of our Board of Directors, and holders of the remaining shares by themselves cannot elect any member of the Board of Directors.

         The holders of our common stock are entitled to receive dividends in the discretion of our Board of Directors. We may only pay dividends out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of Net Value Holdings, Inc., the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemptive provisions applicable to our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

         Our certificate of incorporation provides that our Board of Directors may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution or our winding up in such amounts are established by our Board of Directors' resolutions issuing such shares.

         In March 2000, we sold 4,166,667 shares of our Series C Preferred Stock to a group of institutional investors and their affiliates led by Tudor Investment Corporation, Brown Simpson Asset Management and BNY Capital Markets, Inc. for an aggregate purchase price of $50 million.

         Each share of our Series C Preferred Stock is convertible into one share of our common stock. This conversion ratio is subject to adjustment under certain circumstances to protect the holders of the Series C Preferred Stock against future dilutive transactions. The holders of our Series C Preferred Stock may convert their shares of Series C Preferred Stock into shares of our common stock at any time. Our Series C Preferred Stock shall automatically be converted into shares of common stock upon:

          o the affirmative vote of holders of 80% of the outstanding shares of Series C Preferred Stock;
          o the closing of a public offering of our common stock pursuant to which the offering price is at least $30 per share; and
          o upon our election, provided that our registration statement registering the resale of the shares of common stock issuable upon conversion of the Series C Preferred Stock has been declared effective by the Securities and Exchange Commission and remains effective and the closing market price of the our common stock has been equal to at least $18 per share for a period of at least 20 consecutive business days.

         Our Series C Preferred Stock accrues a dividend of 8% per annum which is required to be paid on a quarterly basis in kind in the form of additional shares of Series C Preferred Stock. This dividend rate shall increase by 1% on October 3, 2000 and by an additional 1% on the 90th day of each 90-day period thereafter if our application to list our shares of common stock on the NASDAQ SmallCap Market or another national exchange has not been approved prior to such dates.

         We are obligated to redeem the issued and outstanding shares of our Series C Preferred Stock within 60 days of receiving written notice from holders of at least 80% of the issued and outstanding shares of our Series C Preferred Stock upon:

          o any voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors, liquidation or acceleration of any third party obligations;
          o    any payment default continuing for at least 120 days where the aggregate amount in default is greater than $750,000; and
          o    our use of the proceeds of the offering in a manner which is not permitted by the Series C Preferred Stock Purchase Agreement.

Any such redemption shall be at a price per share equal to the greater of (i) the liquidation value of our Series C Preferred Stock of $12.00 per share plus all accrued and unpaid dividends, or (ii) the fair market value per share of the our common stock on the redemption date.

         In connection with the issuance of our Series C Preferred Stock, we issued warrants to purchase an aggregate of 416,667 shares of our common stock to the purchasers of our Series C Preferred Stock. The warrants are exercisable until March 2, 2003 at an exercise price of $26.58 per share of our common stock (subject to adjustment in certain circumstances), provided that if while this registration statement is effective, the closing market price of our common stock is at least $39.87 per share for at least 30 consecutive days, then we may terminate the warrants upon 30 days prior written notice.

         Until the earlier of March 3, 2001 or the date on which we close a public offering of our common stock at an offering price of at least $30 per share and pursuant to which we receive gross proceeds of at least $20,000,000, each holder of our Series C Preferred Stock has the right to purchase that number of shares of our capital stock sold in a private placement offering which we complete for financing purposes equal to its pro rata ownership interest in our company, calculated on a fully diluted, as converted basis. This right does not apply to any shares of capital stock issued pursuant to any stock option, incentive, or benefit plan or in connection with any merger, acquisition or other strategic purpose which is not primarily to raise equity capital.

Registration Rights

         Founders Equity Group, Inc., Founders Mezzanine Investors III, LLC, George and Nancy Moorehead Charitable Trust, and Donald and Shelley Moorehead Charitable Trust, holders of 406,138 shares of our common stock are entitled to registration rights. These stockholders have "piggy-back" registration rights in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the consummation of our merger with Net Value, Inc. We will bear the expenses incurred in connection with filing such registration statement.

         Upon a change of control Messrs. Panzo, Spink, Uphoff, Darr Aley and George may demand registration of the vested shares of common stock owned by each in a public offering of such securities under the Securities Act of 1933. We are required to use our best efforts to effect such registration. We will bear the expenses incurred in connection with such registrations. The merger agreement with Strategicus Partners and Douglas Spink which grants these registration rights, defines a change of control as the occurrence of any one of the following:

          o any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than one of our subsidiaries or affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of 50% or more of any class of issued and outstanding capital stock which ownership interest constitutes 50% or more of all issued and outstanding voting shares;

          o the majority of the members of our Board of Directors consists of individuals other than members of our Board of Directors on July 30, 1999, provided that persons elected to the Board of Directors whose election or nomination was supported by one-half of the directors at July 30, 1999 shall be considered a member of the Board of Directors as of July 30, 1999; and

          o any event which we would be required to report pursuant to Items 1 or 2 of Form 8-K under the Securities Exchange Act of 1934, whether or not we are actually required to file a Form 8-K in relation to this transaction or event.

         Subsequent to this offering, two stockholders holding an aggregate of 676,374 shares of our common stock are entitled to registration rights. These stockholders have "piggy-back" registration rights in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the effective date of this registration statement. We will bear the expenses incurred in connection with filing such registration statement.

Common Stock Purchase Warrants

         As of the date of this prospectus, we have issued 1,934,808 common stock purchase warrants, as follows:

Holder                   Date of Issuance        # of Shares             Exercise Price           Expiration Date
                                                                         Per Share

Founders Equity          March 1999                       90,000             $2.50                February 2002
Group, Inc.

Founders Equity          March 1999                       90,000             $5.00                February 2002
Group, Inc.

Various Investors        Various Dates                 1,143,968             $6.00                3 years from Grant
                                                                                                  Date

Private Capital          October 1999                    110,077             $5.00                October 2002
Source, Ltd.

Series B Preferred       October 1999                     21,024             $4.49625             August 2000
Stockholders

Series B Preferred       October 1999                     21,024             $4.905               August 2000
Stockholders

Series B Preferred       October 1999                     21,024             $5.31375             August 2000
Stockholders

Series B Preferred       October 1999                     21,024             $5.7225              August 2000
Stockholders

Series C Preferred       March 2000                      416,667             $26.58               March 2003
Stockholders


         The exercise price for each of these warrants is subject to proportionate adjustment in the event of:

          o    a recapitalization, reorganization, reclassification, merger of our company or the sale of substantially all of our assets;
          o    a subdivision or combination of shares of our common stock; and
          o    a stock dividend.

         In addition, the warrants held by the former holders of Series B Preferred Stock are subject to proportionate adjustment in the event of any of the following transactions, other than transactions which are not considered Subsequent Financings, as that term is defined in Section 3.13 of the Series B Convertible Preferred Stock Agreement dated as of September 17, 1999, a copy of which is included at Exhibit 10.19 hereto:

          o our issuance of additional shares of our common stock at a price per share less than the closing bid price per share on the date of issuance;
          o our issuance of common stock equivalents pursuant to which shares of our common stock are issuable at a price per share that is less than the closing bid price per share on the date of issuance; and
          o any purchase or redemption of shares of our common stock by us at a price per share which is greater than the exercise price of the warrants.

However, the following transactions will not trigger an adjustment to the exercise price of the warrants held by the former holders of our Series B Preferred Stock:

          o any issuance of our securities other than for cash, as consideration for a merger, consolidation or sale of assets, in connection with any strategic partnership or joint venture or in exchange for assets, stock or joint venture interests;
          o our grant of any securities pursuant to an employee benefit plan, stock option plan, restricted stock plan or stock purchase plan for the benefit of our employees or directors;
          o any transactions regarding the sale or exchange of our securities at a price per share greater than the price of the Series B Preferred Stock;
          o    any securities issued upon exercise of these warrants; and
          o    any securities issued in connection with transactions listed on
               Schedule 2.1(c) or Schedule 2.1(z) of the Series B Convertible Preferred Stock Purchase Agreement dated as of September 17, 1999, a copy of which is included at Exhibit 10.19 hereto.

         If while this registration statement is effective, the closing market price of our common stock is at least $39.87 per share for at least 30 consecutive days, then we may terminate the warrants held by our Series C Preferred Stockholders upon 30 days prior written notice.

Transfer Agent and Registrar

         The transfer agent for our common stock is StockTrans, Inc. The transfer agent's address is 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, and its telephone number is (610) 649-7300.

Liability and Indemnification of Officers and Directors

         Our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

          o a breach of the director's duty of loyalty to our corporation or its stockholders;
          o acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;
          o a willful or negligent declaration of an unlawful dividend, stock purchase or redemption; or
          o transactions from which the director derived an improper personal benefit.

These provisions are consistent with the applicable provisions of Delaware law.

         Our Amended and Restated Certificate of Incorporation requires us to indemnify all persons whom we may indemnify pursuant to the Delaware General Corporation Law to the full extent permitted by Delaware Law.

         In addition, our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of substantial amounts of our common stock, including our common stock issued upon exercise of outstanding options and warrants and conversion of outstanding shares of preferred stock, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities.

         As of May 31, 2000, there were 17,680,672 shares of our common stock issued and outstanding, of which 13,534,186 are "restricted shares" as defined in Rule 144 under the Securities Act of 1933.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three-month period, a number of shares that does not exceed 1% of the then outstanding shares of our common stock. If our common stock is subsequently included for trading in an automated inter-dealer quotation system or listed on a national securities exchange, then the volume limitation will become the greater of:

          o    1% of the then outstanding shares of our common stock; or

          o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least two years previously, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         The holders of an aggregate of 7,749,130 shares of our common stock have agreed not to sell or transfer their shares of our common stock except according to the following schedule:

          Number of Shares                      Restrictions In
      Subject to Restriction                    Effect Through
      ----------------------                    ---------------
            807,644                             August 15, 2000
            134,576                             September 30, 2000
          4,391,764                             December 15, 2000
            134,576                             January 31, 2001
          2,280,570                             The earlier of August 31, 2001,
                                                or on the one year anniversary
                                                of the effective date of our
                                                merger with Net Value, Inc.

If the closing price of our common stock is at least $12.00 per share for each of the ten trading days prior to September 30, 2000, then 536,784 of the shares which are scheduled to be released on the earlier of August 31, 2001 or the one year anniversary of the effective date of our merger with Net Value, Inc. will be released from these transfer restrictions on September 30, 2000. If the closing price of our common stock is at least $12.00 per share for each of the ten trading days prior to January 31, 2001, then 536,784 of the shares which are scheduled to be released on the earlier of August 31, 2001 or the one year anniversary of the effective date of our merger with Net Value, Inc. will be released from these transfer restrictions on January 31, 2001. These transfer restrictions do not apply to transfers to the stockholder's immediate family members or trusts for estate planning purposes, or to transfers or sales made with our prior written consent or the prior written consent of a placement agent whom we designate.

         In addition to the outstanding shares of our common stock described above, as of the date of this prospectus, we have 6,037,248 shares of common stock reserved for issuance upon the exercise of outstanding options, 1,934,808 shares of common stock reserved for issuance upon the exercise of common stock purchase warrants. All of these securities and the shares of our common stock underlying each of these securities are restricted securities. The transfer of these restricted securities is subject to the requirements of Rule 144, as discussed above.

         Holders of 2,085,768 shares of our common stock have registration rights with respect to the registration of the resale of such shares under the Securities Act of 1933. In addition, holders of our securities convertible into 6,650,582 shares of our common stock have registration rights with respect to the registration of the resale of the shares of common stock underlying such securities under the Securities Act of 1933. Upon the effectiveness of this registration statement, which we are filing on behalf of 34 such stockholders, 4,583,334 of these underlying shares of common stock will be freely tradeable under the Securities Act of 1933.

                                     EXPERTS

         LJ Soldinger Associates completed the audit of our consolidated financial statements for the years ended December 31, 1997 and 1998. In February 2000, we dismissed LJ Soldinger Associates as our independent accounting firm and we engaged KPMG LLP as our independent accounting firm. KPMG LLP completed the audit of our consolidated financial statements for the year ended December 31, 1999. LJ Soldinger Associates has confirmed that they did not have any disputes or disagreements with our management regarding accounting principles or practices, financial disclosure or auditing scope of procedures.

         For periods in which we were inactive prior to our acquisition of a controlling interest in Net Value, Inc., Barry L. Friedman, P.C. completed audits of our financial statements and was subsequently dismissed when we engaged LJ Soldinger Associates in 1998. Barry L. Friedman, P.C. confirmed that they did not have any disputes or disagreements with management regarding accounting principles or practices, financial disclosure or auditing scope or procedures.

         The consolidated financial statements of Net Value Holdings, Inc. as of December 31, 1999 and for the year ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Net Value Holdings, Inc. as of December 31, 1998 and for each of the years in the two-year period ended December 31, 1998 have been included herein and in the registration statement in reliance upon the report of LJ Soldinger Associates, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

         The following reports have been included herein and in the registration statement in reliance upon the report of Morgenstern & Associates, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing:

          o The balance sheet of AssetExchange, Inc. as of September 30, 1999;
          o The balance sheet of College411.com, Inc. as of September 30, 1999;
          o    The balance sheet of SwapIt.com, Inc. as of September 30, 1999;
          o The financial statements of IndustrialVortex.com, Inc. as of December 31, 1999 and for the period from May 20, 1999 (inception) to December 31, 1999; and


                                  LEGAL MATTERS

         The validity of our common stock offered hereby will be passed upon for us by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933 with respect to our common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Net Value Holdings, Inc. and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract and any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by reference to such exhibit. The registration statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

                            Net Value Holdings, Inc.
                        Index to the Financial Statements

Net Value Holdings, Inc.                                                                                           Page

     Independent Auditors' Report KPMG                                                                               F1
     Independent Auditors' Report L J Soldinger Associates                                                           F2
     Consolidated Balance Sheets as of December 31, 1998 and 1999 and March 31, 2000 (unaudited)                     F3
     Consolidated Statements of Operations for the three years ended December 31, 1999 and the
         three months ended March 31, 1999 and 2000 (unaudited)                                                      F4
     Consolidated Statements of Stockholders' Equity for the three years ended December 31, 1999
         and the three months ended March 31, 2000 (unaudited)                                                       F5
     Consolidated Statements of Cash Flows for the three years ended December 31, 1999 and the
         three months ended March 31, 1999 and 2000 (unaudited)                                                      F6
     Notes to Consolidated Financial Statements                                                                      F7

Asset Exchange.com, Inc.

     Independent Auditor's Report                                                                                   F30
     Balance Sheet as of September 30, 1999 (audited)                                                               F31
     Statement of Operations for the period March 12, 1999 (date of inception)
         through September 30, 1999 (unaudited)                                                                     F32
     Statement of Stockholders' Equity for the period March 12, 1999 (date of inception)
         through September 30, 1999 (unaudited)                                                                     F33
     Statement of Cash Flows for the period March 12, 1999 (date of inception) to September 30, 1999
         (unaudited)                                                                                                F34
     Notes to Financial Statements                                                                                  F35

College 411.com, Inc.

     Independent Auditors' Report                                                                                   F39
     Balance Sheet as of September 30, 1999 (audited)                                                               F40
     Statement of Operations for the period April 13, 1999 (date of inception)
         through September 30, 1999 (unaudited)                                                                     F41
     Statement of Stockholders' Equity for the period April 13, 1999 (date of inception)
         through September 30, 1999 (unaudited)                                                                     F42
     Statement of Cash Flows for the period April 13, 1999 (date of inception) to September 30, 1999
         (unaudited)                                                                                                F43
     Notes to Financial Statements                                                                                  F44

Swapit.com, Inc.

     Independent Auditors' Report                                                                                   F49
     Balance Sheet as of November 30, 1999 (audited)                                                                F50
     Notes to Financial Statements                                                                                  F51

IndustrialVortex.com, Inc.

     Independent Auditors' Report                                                                                   F55
     Balance Sheet as of December 31, 1999 (audited)                                                                F56
     Statement of Operations for the period May 20, 1999 (date of inception) through December 31, 1999
         (audited)                                                                                                  F57
     Statement of Stockholders' Deficit for the period May 30, 1999 (date of inception)
         through December 31, 1999 (audited)                                                                        F58
     Statements of Cash Flows for the period May 20, 1999 (date of inception) through December 31, 1999
         (audited)                                                                                                  F59
     Notes to Financial Statements                                                                                  F60

Strategicus Partners, Inc.
     Consolidated Balance Sheet as of June 30, 1999 (unaudited)                                                     F64
     Consolidated Statements of Operations for the six months ended June 30, 1999 (unaudited)                       F65
     Consolidated Statements of Stockholders' Equity for the six months ended June 30, 1999 (unaudited)             F66
     Consolidated Statements of Cash Flows (unaudited) for the six months ended June 30, 1999 (unaudited)           F67
     Notes to Consolidated Financial Statements                                                                     F68


                          Independent Auditors' Report



Board of Directors and Stockholders
Net Value Holdings, Inc.:


We have audited the accompanying consolidated balance sheet of Net Value Holdings, Inc. and subsidiaries (the Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.





                                                                    /s/ KPMG LLP

Mountain View, California
March 31, 2000




                                     - F1 -

                          Independent Auditors' Report



To the Board of Directors and
Stockholders of Net Value Holdings, Inc.



We have audited the accompanying consolidated balance sheets of Net Value Holdings, Inc. as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. as of December 31, 1998, and the results of its operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's negative working capital position, substantial losses incurred since inception, and dependence on outside financing raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



L J SOLDINGER ASSOCIATES

Arlington Heights, Illinois
April 30, 1999



                                     - F2 -

                            NET VALUE HOLDINGS, INC.
                           Consolidated Balance Sheets

                                                                                              As of December 31,         March 31,
                                 Assets                                                     1998             1999          2000
                                                                                       ----------------------------   -------------
                                                                                                                       (Unaudited)
Current assets:
     Cash and cash equivalents                                                         $     1,466     $  3,127,232   $  45,715,612
     Interest receivable                                                                        --           28,176          21,603
     Loans receivable                                                                      200,000          218,808         212,833
     Capitalized financing fees, net                                                       170,182          142,958              --
     Prepaid expenses and other current assets                                                  --           41,911         202,875
                                                                                       -----------     ------------   -------------

                 Total current assets                                                      371,648        3,559,085      46,152,923

Ownership interests in and advances to Affiliate Companies                                      --        7,065,557      11,091,706
Goodwill, net of accumulated amortization of $0, $578,906
   and $891,224 in 1998, 1999 and 2000                                                          --        3,227,298       2,914,980
Furniture and equipment, net                                                                    --           70,082         113,219
Other assets                                                                                    --           67,346         106,450
                                                                                       -----------     ------------   -------------
                                                                                       $   371,648     $ 13,989,368   $  60,379,278
                                                                                       ===========     ============   =============

                      Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                             $   148,421     $    802,202   $     367,579
     Notes and loans payable                                                             1,140,000           12,000          12,000
     Convertible promissory notes                                                               --        1,921,929          28,281
     Convertible debentures                                                              1,402,500        3,250,500              --
     Long-term debt due within one year                                                         --           11,732          63,165
     Net liabilities of discontinued operations                                          6,430,891        1,773,591       1,693,807
                                                                                       -----------     ------------   -------------
                 Total current liabilities                                               9,121,812        7,771,954       2,164,832
                                                                                       -----------     ------------   -------------
Noncurrent liabilities:
     Long-term debt, less amounts due within one year                                           --           67,302              --
                                                                                       -----------     ------------   -------------
                 Total noncurrent liabilities                                                   --           67,302              --
                                                                                       -----------     ------------   -------------
Redeemable convertible preferred stock, Series B,
     $.001 par value (4,824 shares authorized, issued and outstanding at
     1999), net of costs of issuance. Liquidation
     preference: $4,824,000 at 1999                                                             --        4,448,872              --
Redeemable convertible preferred stock, Series C,
     $.001 par value (4,166,667 shares authorized, issued and outstanding at
     March 31, 2000), net of costs of issuance and proceeds
     allocated to Series C warrants.  Liquidation
     preference: $50,000,000 at 2000                                                            --               --      40,883,087
Preferred stock dividend, Series C                                                              --               --         335,895
                                                                                       -----------     ------------   -------------
                                                                                                --        4,448,872      41,218,982

Stockholders' equity:
     Convertible preferred stock, Series A , $.001
       par value (2,519,852 shares authorized, issued and outstanding at 1998),
       net of costs of issuance                                                              2,520               --              --
     Common stock, Net Value Inc. $.001 par value (49,000,000 shares authorized at
       1998, 1999 and 2000; 1,037,338 shares issued and outstanding at 1998 and 1999;
       898,338 shares issued and outstanding at 2000)                                        1,038            1,038             899
     Common stock, $.001 par value (50,000,000 shares authorized at 1998, 1999, 2000;
       6,969,852, 15,522,807 and 19,281,193 shares issued and outstanding at 1998
       1999 and 2000, respectively)                                                          6,970           15,523          19,281
     Additional paid-in capital                                                         39,005,768      103,946,136     195,662,668
     Deferred compensation                                                              (3,283,532)     (27,342,172)    (52,539,583)
     Accumulated deficit                                                               (44,482,928)     (74,919,285)   (126,130,306)
     Treasury stock, Net Value Inc., at cost (5,000 shares at 2000)                             --               --         (17,495)
                                                                                       -----------     ------------   -------------
                 Total stockholders' equity (deficit)                                   (8,750,164)       1,701,240      16,995,464
                                                                                       -----------     ------------   -------------
                                                                                       $   371,648     $ 13,989,368   $  60,379,278
                                                                                       ===========     ============   =============




See accompanying notes to consolidated financial statements.



                                     - F3 -

                            NET VALUE HOLDINGS, INC.
                      Consolidated Statements of Operations

                                                                          Year ended December 31         Three months ended March 31
                                                               ---------------------------------------   ---------------------------
                                                                   1997         1998           1999           1999          2000
                                                               ----------    ---------      ----------   ------------   ------------
                                                                                                                 (Unaudited)
Revenue                                                       $        --    $        --    $        --    $       --   $        --

Operating expenses:
     Stock-based compensation                                          --             --      7,320,695            --     5,894,187
     General and administrative                                        --        140,484      3,719,497        44,441     2,103,478
                                                              -----------    -----------    -----------    ----------   -----------

       Total operating expenses                                        --        140,484     11,040,192        44,441     7,997,665

Interest income                                                        --             --         60,526            --       211,957
Interest expense                                                       --      1,441,399     12,380,157     1,383,959        73,776
Financing fees                                                         --         48,436        523,601            --            --
                                                              -----------    -----------    -----------    ----------   -----------
       Loss before equity in losses of Affiliate Companies             --      1,630,319     23,883,424     1,428,400     7,859,484
Equity in losses of Affiliate Companies                                --             --         79,559            --       298,851
                                                              -----------    -----------    -----------    ----------   -----------
       Net loss from continuing operations                             --      1,630,319     23,962,983     1,428,400     8,158,335
                                                              -----------    -----------    -----------    ----------   -----------
Discontinued operations:
     Loss from discontinued operations                         11,235,237     11,106,826      6,370,776     1,498,593            --
     Gain on disposal of discontinued operations                       --             --      6,502,663            --            --
                                                              -----------    -----------    -----------    ----------   -----------
Net loss                                                       11,235,237     12,737,145     23,831,096     2,926,993     8,158,335
                                                              -----------    -----------    -----------    ----------   -----------
Preferred stock dividends
     Continuing operations                                             --             --      6,605,261            --    43,052,686
     Discontinued operations                                    1,181,250     15,250,500             --            --            --
                                                              -----------    -----------    -----------    ----------   -----------
Net loss to common shareholders                               $12,416,487    $27,987,645    $30,436,357    $2,926,993   $51,211,021
                                                              ===========    ===========    ===========    ==========   ===========
Basic and diluted net (loss) per common share -
    continuing operations                                     $        --    $     (0.35)   $     (2.90)   $    (1.38)  $     (3.01)
Basic and diluted net earnings (loss) per common              ===========    ===========    ===========    ==========   ===========
     share - discontinued operations                          $     (6.88)   $     (5.59)   $      0.01    $    (1.44)  $        --
                                                              ===========    ===========    ===========    ==========   ===========

Basic and diluted weighted average common shares outstanding:   1,804,700      4,711,351     10,557,953     1,037,338    16,986,005
                                                              ===========    ===========    ===========    ==========   ===========


          See accompanying notes to consolidated financial statements.




                                     - F4 -

                            NET VALUE HOLDINGS, INC.
                 Consolidated Statements of Stockholders' Equity



                                                                                            Preferred stock
                                                                   ---------------------------------------------------------------
                                                                         Net Value, Inc.               Net Value Holdings, Inc.
                                                                   ------------------------------   -----------------------------
                                                                        Shares         Amount          Shares         Amount
                                                                        ------         ------           ------        ------
Balance at December 31, 1996                                                 --       $   --         1,567,607     $   1,568

Issuance of preferred stock                                              22,500           23                --            --
Preferred stock dividend                                                     --           --                --            --
Issuance of common stock, net                                                --           --                --            --
Earned common stock for consulting services                                  --           --                --            --
Common stock issued as consideration for notes and loans payable             --           --                --            --
Common stock and warrants issued in connection with short-term
     bridge financing, net                                                   --           --                --            --
Compensatory common stock options issued                                     --           --                --            --
Amortization of deferred compensation -discontinued
     operations                                                              --           --                --            --
Effects of common stock exchanged                                            --           --           452,245           452
Net loss                                                                     --           --                --            --
                                                                      ---------    ---------         ---------     ---------

Balances at December 31, 1997                                            22,500           23         2,019,852         2,020

Issuance of preferred stock                                             276,200          276                --            --
Preferred stock conversion                                             (258,700)        (259)          500,000           500
Preferred stock repurchase                                              (40,000)         (40)               --            --
Preferred stock dividend                                                     --           --                --            --
Issuance of warrants                                                         --           --                --            --
Issuance of common stock, net                                                --           --                --            --
Common stock issued as consideration for satisfaction of preferred
     stock purchase commitment                                               --           --                --            --
Common stock issued as consideration for interest payable                    --           --                --            --
Issuance of common stock for consulting services                             --           --                --            --
Acquisition of assets of Holdings                                            --           --                --            --
Compensatory common stock options issued                                     --           --                --            --
Amortization of deferred compensation -discontinued
     operations                                                              --           --                --            --
Net loss                                                                     --           --                --            --
                                                                      ---------    ---------         ---------     ---------
Balances at December 31, 1998                                                --           --         2,519,852         2,520

Issuance of warrants                                                         --           --                --            --
Issuance of common stock, net                                                --           --                --            --
Common stock issued in connection with conversion of convertible
     debentures and interest                                                 --           --                --            --
Common stock issued in connection with conversion of notes payable
     and interest                                                            --           --                --            --
Common and preferred stock issued in connection with
     Strategicus merger                                                      --           --           184,627           185
Common stock issued for consulting services                                  --           --                --            --
Contributed capital                                                          --           --                --            --
Beneficial conversion features on convertible notes and debentures           --           --                --            --
Series A preferred stock conversion                                          --           --        (2,704,479)       (2,705)
Preferred stock dividend                                                     --           --                --            --
Compensatory common stock and common stock options
      issued, net of cancellations                                           --           --                --            --
Amortization of deferred stock based compensation -continuing
     operations                                                              --           --                --            --
Amortization of deferred stock based compensation -discontinued
     operations                                                              --           --                --            --
Net loss                                                                     --           --                --            --
                                                                      ---------    ---------         ---------     ---------

Balances at December 31, 1999                                                --           --                --            --

Issuance of warrants                                                         --           --                --            --
Issuance of common stock, net                                                --           --                --            --
Common stock issued in connection with conversion of convertible
     debentures and interest                                                 --           --                --            --
Common stock issued in connection with conversion of notes payable
     and interest                                                            --           --                --            --
Common stock issued for consulting services                                  --           --                --            --
Contributed capital                                                          --           --                --            --
Beneficial conversion features on convertible notes and debentures           --           --                --            --
Beneficial conversion features on preferred stock                            --           --                --            --
Series B preferred stock conversion                                          --           --                --            --
Preferred stock dividends                                                    --           --                --            --
Treasury stock                                                               --           --                --            --
Cancellation of shares                                                       --           --                --            --
Compensatory common stock and common stock options
      issued, net of cancellations                                           --           --                --            --
Amortization of deferred stock based compensation -continuing
     operations                                                              --           --                --            --
Amortization of deferred stock based compensation -discontinued
     operations                                                              --           --                --            --
Net loss                                                                     --           --                --            --
                                                                      ---------    ---------         ---------     ---------
Balances at March 31, 2000                                                   --    $      --                --     $      --
                                                                      =========    =========         =========     =========

RESTUBBED TABLE

                                                                                             Common stock
                                                                     ------------------------------------------------------------
                                                                         Net Value, Inc.                 Net Value Holdings, Inc.
                                                                      ------------------------        -----------------------------
                                                                       Shares         Amount             Shares           Amount
                                                                      ----------    ---------           ---------        ---------

Balance at December 31, 1996                                                 --       $   --             1,567,607      $   1,568

Issuance of preferred stock                                                  --           --                    --             --
Preferred stock dividend                                                     --           --                    --             --
Issuance of common stock, net                                             73,750          74                    --             --
Earned common stock for consulting services                               43,750          44                    --             --
Common stock issued as consideration for notes and loans payable         885,770         886                    --             --
Common stock and warrants issued in connection with short-term
     bridge financing, net                                               100,625         101                    --             --
Compensatory common stock options issued                                      --          --                    --             --
Amortization of deferred compensation -discontinued
     operations                                                               --          --                    --             --
Effects of common stock exchanged                                       (452,245)       (452)              452,245            452
Net loss                                                                      --          --                    --             --
                                                                       ---------   ---------             ---------      ---------

Balances at December 31, 1997                                            651,650         652             2,019,852          2,020

Issuance of preferred stock                                                   --          --                    --             --
Preferred stock conversion                                               250,000         250             1,000,000          1,000
Preferred stock repurchase                                                    --          --                    --             --
Preferred stock dividend                                                      --          --                    --             --
Issuance of warrants                                                          --          --                    --             --
Issuance of common stock, net                                              7,500           8             2,950,000          2,950
Common stock issued as consideration for satisfaction of preferred
     stock purchase commitment                                            37,500          38                    --             --
Common stock issued as consideration for interest payable                    688           1                    --             --
Issuance of common stock for consulting services                          90,000          90                    --             --
Acquisition of assets of Holdings                                             --          --             1,000,000          1,000
Compensatory common stock options issued                                      --          --                    --             --
Amortization of deferred compensation -discontinued
     operations                                                               --          --                    --             --
Net loss                                                                      --          --                    --             --
                                                                       ---------   ---------             ---------      ---------
Balances at December 31, 1998                                          1,037,338       1,038             6,969,852          6,970

Issuance of warrants                                                          --          --                    --             --
Issuance of common stock, net                                                 --          --                80,388             80
Common stock issued in connection with conversion of convertible
     debentures and interest                                                  --          --             2,076,589          2,077
Common stock issued in connection with conversion of notes payable
     and interest                                                             --          --             1,732,066          1,732
Common and preferred stock issued in connection with
     Strategicus merger                                                       --          --               601,029            601
Common stock issued for consulting services                                   --          --               676,374            676
Contributed capital                                                           --          --                    --             --
Beneficial conversion features on convertible notes and debentures            --          --                    --             --
Series A preferred stock conversion                                           --          --             1,622,687          1,623
Preferred stock dividend                                                      --          --                    --             --
Compensatory common stock and common stock options
      issued, net of cancellations                                            --          --             1,763,822          1,764
Amortization of deferred stock based compensation -continuing
     operations                                                               --          --                    --             --
Amortization of deferred stock based compensation -discontinued
     operations                                                               --          --                    --             --
Net loss                                                                      --          --                    --             --
                                                                       ---------   ---------             ---------      ---------

Balances at December 31, 1999                                          1,037,338       1,038            15,522,807         15,523

Issuance of warrants                                                          --          --                    --             --
Issuance of common stock, net                                                 --          --               214,573            215
Common stock issued in connection with conversion of convertible
     debentures and interest                                                  --          --             1,391,853          1,392
Common stock issued in connection with conversion of notes payable
     and interest                                                             --          --               946,780            947
Common stock issued for consulting services                                   --          --                25,000             25
Contributed capital                                                           --          --                    --             --
Beneficial conversion features on convertible notes and debentures            --          --                    --             --
Beneficial conversion features on preferred stock                             --          --                    --             --
Series B preferred stock conversion                                           --          --             1,180,180          1,180
Preferred stock dividends                                                     --          --                    --             --
Treasury stock                                                            (5,000)         (5)                   --             --
Cancellation of shares                                                  (134,000)       (134)                   --             --
Compensatory common stock and common stock options
      issued, net of cancellations                                            --          --                    --             --
Amortization of deferred stock based compensation -continuing
     operations                                                               --          --                    --             --
Amortization of deferred stock based compensation -discontinued
     operations                                                               --          --                    --             --
Net loss                                                                      --          --                    --             --
                                                                       ---------   ---------             ---------      ---------
Balances at March 31, 2000                                               898,338   $     899            19,281,193      $  19,281
                                                                       =========   =========            ==========      =========


RESTUBBED TABLE CONTINUED

                                                                     Additional                                  Deferred
                                                                      paid-in        Accumulated     Treasury   stock-based
                                                                      capital          deficit         Stock    compensation
                                                                     -----------    ------------      -------   ------------

Balance at December 31, 1996                                           3,770,568    $(4,078,796)      $ --      $        --

Issuance of preferred stock                                              224,978             --         --               --
Preferred stock dividend                                               1,181,250     (1,181,250)        --               --
Issuance of common stock, net                                            551,760             --         --               --
Earned common stock for consulting services                              612,453             --         --               --
Common stock issued as consideration for notes and loans payable       3,878,415             --         --               --
Common stock and warrants issued in connection with short-term
     bridge financing, net                                             2,410,541             --         --               --
Compensatory common stock options issued                               1,932,150             --         --       (1,932,150)
Amortization of deferred compensation -discontinued
     operations                                                               --             --         --        1,434,400
Effects of common stock exchanged                                           (452)            --         --               --
Net loss                                                                      --     (1,235,237)        --               --
                                                                    ------------  --------------   --------    -------------
                                                                                                        --
Balances at December 31, 1997                                         14,561,663     (6,495,283)        --         (497,750)

Issuance of preferred stock                                            2,761,724             --         --
Preferred stock conversion                                                (1,491)            --         --               --
Preferred stock repurchase                                              (399,960)            --         --               --
Preferred stock dividend                                              15,250,500     (5,250,500)        --               --
Issuance of warrants                                                      49,200             --         --               --
Issuance of common stock, net                                          2,151,473             --         --               --
Common stock issued as consideration for satisfaction of preferred
     stock purchase commitment                                               (38)            --         --               --
Common stock issued as consideration for interest payable                 13,749             --         --               --
Issuance of common stock for consulting services                         251,910             --         --               --
Acquisition of assets of Holdings                                         (1,000)            --         --               --
Compensatory common stock options issued                               4,368,039             --         --       (4,368,039)
Amortization of deferred compensation -discontinued
     operations                                                               --             --         --        1,582,257
Net loss                                                                      --     (2,737,145)        --               --
                                                                    ------------  --------------   --------    -------------
                                                                                                        --
Balances at December 31, 1998                                         39,005,768     (4,482,928)        --       (3,283,532)

Issuance of warrants                                                     454,000             --         --               --
Issuance of common stock, net                                            356,536             --         --               --
Common stock issued in connection with conversion of convertible
     debentures and interest                                           4,774,444             --         --               --
Common stock issued in connection with conversion of notes payable
     and interest                                                      3,462,402             --         --               --
Common and preferred stock issued in connection with
     Strategicus merger                                                3,637,298             --         --               --
Common stock issued for consulting services                            2,965,698             --         --               --
Contributed capital                                                      659,087             --         --               --
Beneficial conversion features on convertible notes and debentures    11,165,145             --         --               --
Series A preferred stock conversion                                        1,082             --         --               --
Preferred stock dividend                                               6,605,261     (6,605,261)        --               --
Compensatory common stock and common stock options
      issued, net of cancellations                                    30,859,415             --         --      (30,861,179)
Amortization of deferred stock based compensation -continuing
     operations                                                               --             --         --        5,031,371
Amortization of deferred stock based compensation -discontinued
     operations                                                               --             --         --        1,771,168
Net loss                                                                      --    (23,831,096)        --               --
                                                                    ------------  --------------   --------    -------------



Balances at December 31, 1999                                        103,946,136    (74,919,285)        --      (27,342,172)

Issuance of warrants                                                   7,391,673             --         --               --
Issuance of common stock, net                                            831,489             --         --               --
Common stock issued in connection with conversion of convertible
     debentures and interest                                           3,450,061             --         --               --
Common stock issued in connection with conversion of notes payable
     and interest                                                      2,009,577             --         --               --
Common stock issued for consulting services                              713,914             --         --               --
Contributed capital                                                           --             --         --               --
Beneficial conversion features on convertible notes and debentures            --             --         --               --
Beneficial conversion features on preferred stock                     42,608,327    (42,608,327)        --               --
Series B preferred stock conversion                                    4,304,734             --         --               --
Preferred stock dividends                                                     --       (444,359)        --               --
Treasury stock                                                                --             --    (17,495)              --
Cancellation of shares                                                       134             --         --               --
Compensatory common stock and common stock options
      issued, net of cancellations                                    30,406,623             --         --      (30,406,623)
Amortization of deferred stock based compensation -continuing
     operations                                                               --             --         --        5,184,812
Amortization of deferred stock based compensation -discontinued
     operations                                                               --             --         --           24,400
Net loss                                                                      --     (8,158,335)        --               --
                                                                    ------------  --------------  ---------    -------------
Balances at March 31, 2000                                          $195,662,668  $(126,130,306)  $(17,495)    $(52,539,583)
                                                                    ============  ==============  =========    =============




                                     - F5 -

                            NET VALUE HOLDINGS, INC.
                      Consolidated Statements of Cash Flows


                                                                                                  Year ended December 31
                                                                                -------------------------------------------------
                                                                                 1997                1998                 1999
                                                                                -----                ----                  ----

Cash flows from operating activities:
     Net loss                                                               $(11,235,237)        $(12,737,145)         $(23,831,096)
     Adjustments to reconcile to net cash used in operating activities:
        Discontinued operations                                                       --                   --                    --
        Depreciation and amortization                                          1,445,956            3,602,776             2,061,609
        Stock-based compensation                                               1,434,400            1,582,257             9,091,863
        Beneficial conversion features on convertible notes and debentures            --            1,400,000            11,165,145
        Gain on sale of assets - discontinued operations                              --                   --            (6,502,663)
        Interest paid with stock issuance                                      1,129,301               13,750               395,348
        Equity in losses of Affiliate Companies                                       --                   --                79,559
     Changes in assets and liabilities
        Interest receivable                                                           --                   --               (28,176)
        Prepaid expenses and other current assets                               (416,302)             774,197               (41,911)
        Other assets                                                                  --              (21,107)              (67,346)
        Accounts payable and accrued expenses                                  1,286,616               15,708               653,781
                                                                            ------------          -----------          ------------

                 Net cash used in operating activities                        (6,355,266)          (5,369,564)           (7,023,887)

Cash flows from investing activities:
     Disbursements of loans                                                           --             (200,000)           (1,164,000)
     Collections on loans                                                             --                   --               767,000
     Proceeds from sale of assets - discontinued operations                           --                   --             2,000,000
     Acquisition of ownership interests in Affiliate Companies                        --                   --            (2,500,000)
     Advances to Affiliate Companies                                                  --                   --               (50,000)
     Purchases of furniture and equipment                                       (544,618)             (57,478)              (74,977)
                                                                            ------------          -----------          ------------
                 Net cash (used in) provided by investing activities            (544,618)            (257,478)           (1,021,977)

Cash flows from financing activities:
     Proceeds from notes payable                                               5,329,250            3,418,000                12,000
     Repayments of notes payable                                              (1,501,000)          (1,495,000)             (240,000)
     Long-term debt borrowings                                                        --            1,402,500             6,455,000
     Long-term debt payments                                                          --              (34,173)              (35,675)
     Issuance of common stock                                                  3,112,474              529,430             1,032,910
     Issuance of preferred stock                                                 225,000            2,762,000             4,448,872
     Repurchase of preferred stock                                                    --             (400,000)                   --
     Purchase of treasury stock                                                       --                   --                    --
     Payment of preferred stock dividend, Series B                                    --                   --                    --
     Payment of financing fees                                                  (140,919)             (80,000)             (501,477)
     Registration costs                                                         (124,921)            (474,249)                   --
                                                                            ------------         ------------          ------------

                 Net cash provided by financing activities                     6,899,884            5,628,508            11,171,630

                 Net increase in cash and cash equivalents                            --                1,466             3,125,766

Cash and cash equivalents at beginning of period                                      --                   --                 1,466
                                                                            ------------          -----------          ------------
                                                                            $
Cash and cash equivalents at end of period                                            --         $      1,466          $  3,127,232
                                                                            ============         ============          ============
Cash paid for interest                                                      $      3,200         $     93,537          $     76,974
                                                                            ============         ============          =============
Cash paid for taxes                                                         $         --         $         --          $         --
                                                                            ============         ============          =============






          See accompanying notes to consolidated financial statements.

                            NET VALUE HOLDINGS, INC.
                      Consolidated Statements of Cash Flows

                                                                                      Three months ended March 31
                                                                                -------------------------------------
                                                                                        1999                  2000
                                                                                        ----                  ----
                                                                                                 (Unaudited)
Cash flows from operating activities:
     Net loss                                                                       $(2,926,993)          $(8,158,335)
     Adjustments to reconcile to net cash used in operating activities:
        Discontinued operations                                                         411,741               (50,820)
        Depreciation and amortization                                                   921,073               322,993
        Stock-based compensation                                                             --             5,894,187
        Beneficial conversion features on convertible notes and debentures                   --                    --
        Gain on sale of assets - discontinued operations                                     --                    --
        Interest paid with stock issuance                                                20,532               346,110
        Equity in losses of Affiliate Companies                                              --               298,851
     Changes in assets and liabilities
        Interest receivable                                                                  --                 6,573
        Prepaid expenses and other current assets                                            --              (160,964)
        Other assets                                                                         --               (39,106)
        Accounts payable and accrued expenses                                          (631,650)             (434,623)
                                                                                    -----------            ----------

                 Net cash used in operating activities                               (2,205,297)           (1,975,134)

Cash flows from investing activities:
     Disbursements of loans                                                                  --                    --
     Collections on loans                                                               163,000                    --
     Proceeds from sale of assets - discontinued operations                                  --                    --
     Acquisition of ownership interests in Affiliate Companies                               --            (2,300,000)
     Advances to Affiliate Companies                                                         --            (2,025,000)
     Purchases of furniture and equipment                                                    --               (47,836)
                                                                                    -----------            ----------

                 Net cash used in investing activities                                  163,000            (4,372,836)

Cash flows from financing activities:
     Proceeds from notes payable                                                             --                    --
     Repayments of notes payable                                                       (240,000)              (28,281)
     Long-term debt borrowings                                                        3,025,000                    --
     Long-term debt payments                                                                 --               (15,869)
     Issuance of common stock                                                                --               831,704
     Issuance of preferred stock                                                             --            48,274,760
     Repurchase of preferred stock                                                           --                    --
     Purchase of treasury stock                                                              --               (17,500)
     Payment of preferred stock dividend, Series B                                           --              (108,464)
     Payment of financing fees                                                         (460,600)                   --
     Registration costs                                                                      --                    --
                                                                                    -----------            ----------

                 Net cash provided by financing activities                            2,324,400            48,936,350

                 Net increase in cash and cash equivalents                              282,103            42,588,380

Cash and cash equivalents at beginning of year                                            1,466             3,127,232
                                                                                    -----------           -----------
Cash and cash equivalents at end of year                                            $   283,569           $45,715,612
                                                                                    ===========           ===========
Cash paid for interest                                                              $    43,866           $    28,744
                                                                                    ===========           ===========
Cash paid for taxes                                                                 $        --           $        --
                                                                                    ===========           ===========

          See accompanying notes to consolidated financial statements.




                                     - F6 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)



(1)    Nature of Operations and Basis of Presentation

       Net Value Holdings, Inc. (Net Value or the Company) is actively engaged in identifying, financing, and providing business development services for a network of early-stage technology businesses that possess significant growth potential. Net Value's operating strategy is to acquire a significant equity interest in development stage technology companies, which Net Value calls its "Affiliate Companies", and to provide financial, management, and technical support to accelerate the achievement of the Affiliate Companies' business goals and objectives. To date, Net Value has focused on technology businesses with significant Internet features and applications. As of December 31, 1999, Net Value owned interests in seven Affiliate companies. Net Value is based in San Francisco with offices in New York, Boston and Philadelphia.

       Net Value was formed in December 1991 and had no operations until October 1998, when Net Value acquired a majority interest in an Internet software developer named Net Value, Inc. (NV Inc.). This merger was accounted for as a recapitalization of Net Value because NV Inc. shareholders acquired a majority ownership in Net Value. Under a recapitialization, the historical financial statements presented are those of the company acquired, not those of the legal acquiror. Accordingly, the financial information included in these financial statements prior to the merger in October 1998 is that of NV Inc.

       The 1999 financial statements of Net Value reflect the results of the in-process merger with NV Inc. At December 31, 1999, Net Value owned 66% of the outstanding common stock of NV Inc. Because it is unlikely that the minority shareholders will make additional capital contributions to erase subsequent NV Inc. losses, no amount has been ascribed to the 34% minority interest. Net Value plans on acquiring the remaining shares that it does not own by completing the merger in 2000 pursuant to which NV Inc. shareholders will receive .4 Net Value common shares for every one NV Inc. share tendered. Additionally, we will issue common stock purchase warrants and stock options to the holders of NV, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio.

       As further described in Note 15, in November 1999, the Board of Directors approved a formal plan to sell substantially all the assets of NV Inc, and to discontinue the operations of NV Inc's Internet software development operations. Accordingly, the operating results of the discontinued Internet software operations of NV Inc. have been segregated from continuing operations and reported as a separate line item on the statements of operations. The assets and liabilities of NV Inc's software development operations have been recorded as net liabilities of discontinued operations in the accompanying balance sheets.

       Net Value has a limited operating history under its current business model and was in the development stage prior to the commencement of its principal business operations in 1999. Net Value's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. In addition, all of our current Affiliate Companies are early stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. Since Net Value's inception, the Company has generated operating funds primarily through the sale of equity and debt securities. Future capital requirements depend on many factors including Net Value's ability to execute its business plan. Failure by Net Value to raise additional funding when or if needed could have a material adverse effect on its business, results of operations and financial condition.



                                     - F7 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(2)    Summary of Significant Accounting Policies

       (a)    Cash and Cash Equivalents

              Cash and cash equivalents include cash on hand and investments in money market funds. Net Value considers all highly liquid instruments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents.

              Financial instruments that potentially subject Net Value to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, Net Value places its cash deposits only with high credit quality institutions.

        (b) Principles of Consolidation and Ownership Interests in and advances to Affiliate Companies

              The consolidated financial statements of Net Value include its wholly-owned subsidiary, metacat.com, and its majority owned subsidiary, NV Inc. The various interests that Net Value acquires in its Affiliate Companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on Net Value's voting interest in the Affiliate Company.

              o Consolidation - Affiliate Companies in which Net Value directly or indirectly owns more than 50% of the outstanding voting securities are accounted for under the consolidation method of accounting. Under this method, an Affiliate Company's results of operations are reflected within Net Value's Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

              o Equity Method - Affiliate Companies whose results are not consolidated, but over whom Net Value exercises significant influence, are accounted for under the equity method of accounting. Whether or not Net Value exercises significant influence with respect to the Affiliate Company depends on an evaluation of several factors including, among others, representation on the Affiliate Company's Board of Directors and Net Value's ownership level, which is generally a 20% to 50% interest in the voting securities of the Affiliate Company, including voting rights associated with Net Value's holdings in common, preferred and other convertible instruments in the Affiliate Company. Under the equity method of accounting, Net Value's proportionate share of each affiliate's net income or loss and amortization of Net Value's excess investment cost over its equity in each affiliate's net assets is included in "Equity in losses of Affiliate Companies" in the Consolidated Statements of Operations. Amortization of the excess investment is recorded on a straight-line basis over 3 years.

              o Cost Method - All other investments for which Net Value does not have the ability to exercise significant influence and for which there is not a readily determinable market value, are accounted for under the cost method of accounting. Under this method, Net Value's share of each affiliate's net income or loss is not included in the Consolidated Statements of Operations. Cost basis represents Net Value's original acquisition cost less any impairment charges in such companies.


                                     - F8 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)



(2)  Summary of Significant Accounting Policies (continued)

       (b) Principles of Consolidation and Ownership Interests in and advances to Affiliate Companies (continued)

              o Advances to Affiliate Companies - In addition to the Company's investments in voting and non-voting equity and debt securities, it also periodically makes advances to its Affiliate Companies in the form of short term loans which are evidenced by demand notes. These are accounted for in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.

              o Evaluations of Interests in Affiliate Companies - Net Value continually evaluates the carrying value of its ownership interests in and advances to each of its Affiliate Companies for possible impairment based on achievement of business plan objectives and milestones, the value of each ownership interest in the Affiliate Company relative to carrying value, the financial condition and prospects of the Affiliate Company, and other relevant factors. The business plan objectives and milestones considered by Net Value include, among others, those related to financial performance such as achievement of planned financial results or completion of capital raising activities, and those that are not primarily financial in nature such as the launching of an Internet web site or the hiring of key employees. The fair value of Net Value's ownership interests in and advances to privately held Affiliate Companies is generally determined based on the value at which independent third parties have or have committed to invest in its Affiliate Companies. If impairment is determined, the carrying value is adjusted to fair value.

       (c)    Capitalized Financing Fees

              The Company capitalizes the direct costs incurred with the issuance of long term debt as capitalized financing fees. Net Value amortizes these fees using an effective interest method over the life of the related debt. Upon conversion of the related debt into Net Value's common shares, the related unamortized balance of capitalized financing fees is eliminated against additional paid-in capital.

       (d)    Goodwill

              Goodwill represents the excess of the purchase price over the fair value of the assets acquired less liabilities assumed of the acquired businesses. Net Value amortizes goodwill on a straight-line basis over three-years. As more fully described in
              Note 6, goodwill at December 31, 1999 of $3,227,298, net of accumulated amortization of $578,906, was attributable to Net Value's acquisition of Strategicus Partners, Inc.

       (e)    Furniture and Equipment

              Furniture and equipment are carried at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using a four-year life for computer equipment and a five-year life for furniture and office equipment.



                                     - F9 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(2)  Summary of Significant Accounting Policies (continued)

       (f)    Gain or Loss on Issuances of Stock By Affiliate Companies

              Pursuant to SEC Staff Accounting Bulletin No. 84, at the time an Affiliate Company accounted for under the consolidation or equity method of accounting issues its common stock at a price per share different from Net Value's per share carrying amount for that Affiliate Company, then Net Value's share of the Affiliate Company's net equity changes. If at that time, the Affiliate Company is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the company's ability to continue in existence, then Net Value records the change in its share of the Affiliate Company's net equity as a gain or loss in its Consolidated Statements of Operations.

       (g)    Income Taxes

              Net Value uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial reporting and tax reporting basis of assets and liabilities, as well as for operating losses and tax credit carryforwards, using enacted tax laws and rates. Deferred tax expense represents the net change in the deferred tax asset or liability balance during the year. This amount, together with income taxes currently payable or refundable for the current year, represents the total income tax for the year.

       (h)    Stock-Based Compensation

              The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS
              123) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". As permitted under FAS 123, Net Value has continued to follow Accounting Principles Board No. 25, Accounting for Stock Issued to Employees (APB 25) in accounting for its stock-based compensation. Under APB 25, no accounting recognition is given to stock options issued to employees that are granted with exercise prices at fair market value. Stock options issued to non-employees are recorded at fair value at the date of grant and are subsequently remeasured as counterparty performance is complete, which typically corresponds to the vesting period.



                                    - F10 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(2)  Summary of Significant Accounting Policies (continued)

       (i)    Loss Per Share

              Basic net loss per common share and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, convertible debt, stock warrants, and convertible preferred stock are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share are 11,713,653, 3,837,506, 9,276,476, 2,213,161, and 0 for the three months ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998, and 1997, respectively. Such securities, had they been dilutive, would have been included in the computations of diluted loss per share using the treasury stock method.

       (j)    Statements of Stockholders' Deficit

              The 1998 recapitalization of Net Value described in Note 1 resulted in Net Value's equity accounts being restated whereby every four NV Inc. shares are reflected as one Net Value common share and one Net Value preferred share. This restatement had the effect of changing the allocation of capital between par value and additional paid in capital. There was no effect on aggregate stockholders deficit as a result of this allocation.

       (k)    Segment Information

              Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" establishes standards for the way public companies report operating segments in annual financial statements and interim reporting to shareholders. Net Value has determined that it has one operating and reportable segment: incubating development stage Internet companies as described in Note 1. The chief operating decision maker evaluates performance and makes decisions based on financial data consistent with the presentation in the accompanying financial statements.

       (l)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates. Certain amounts recorded to reflect our share of losses of Affiliate Companies accounted for under the equity method are based on unaudited results of operations of those affiliate companies and may require adjustments in the future when audits of these entities are made final.

       (m)    Recent Accounting Pronouncements

              Net Value does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.


                                    - F11 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(2)      Summary of Significant Accounting Policies (continued)

        (n)   Reclassifications

              Certain prior year amounts in the consolidated financial statements have been reclassified in accordance with generally accepted accounting principles to conform to the current year presentation. The impact of these changes did not affect net loss.

(3)    Interim Financial Information (Unaudited)

       The accompanying consolidated balance sheet as of March 31, 2000, the consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 2000 and the consolidated statement of changes in stockholders' equity for the three months ended March 31, 2000 are unaudited. The data disclosed in these notes to the consolidated financial statements for these periods is also unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the interim period. Interim operating results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to the interim financial statements.

(4)    Ownership Interests in and Advances to Affiliate Companies

       The following summarizes Net Value's ownership interests in and advances to Affiliate Companies accounted for under the equity method and cost method of accounting at December 31, 1999. All of the Affiliate Companies were privately held companies as of December 31, 1999 and March 31, 2000. Net Value had no interests in or advances to Affiliate Companies at December 31, 1998.



                                          December 31, 1999                          March 31, 2000
                               ----------------------------------------   -----------------------------------------
                                                        Excess of                                   Excess of
                                  Carrying             carrying value        Carrying             carrying value
                                    value            over net assets           value              over net assets
                               ------------------   -------------------   -------------------   -------------------

       Equity method:
       AlarmX.com                 $       --             $     --           $ 1,000,000             $  340,724
       IndustrialVortex.com               --                   --               901,009                596,789
       College 411.com               221,950              123,440               191,563                 68,052
       AssetExchange                 366,192              285,698               318,947                238,453
       Swapit.com                    473,922              421,481             2,376,694                324,253
                                  ----------             --------            ----------             ----------
                                  $1,062,064             $830,619            $4,788,213             $1,568,271
                                  ==========             ========            ==========             ==========

       Cost method:
       BrightStreet.com           $3,994,406                                $ 3,994,406
       Webmodal                    1,009,087                                  1,009,087
       YesAsia                     1,000,000                                  1,300,000
                                  ----------                                -----------
                                   6,003,493                                  6,303,493
                                  ----------                                -----------
                                  $7,065,557                                $11,091,706
                                  ==========                                ===========



                                    - F12 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(4)  Ownership Interests in and Advances to Affiliate Companies (continued)

       The following summarized financial information for Affiliate Companies accounted for under the equity method of accounting at December 31, 1999 and February 29, 2000 has been compiled from the financial statements of the respective companies:

       Balance sheets:                                                                          February 29, 2000
                                                                      December 31, 1999            (unaudited)
                                                                     -----------------          -----------------
          Current assets                                                $  1,629,349               $  1,729,704
          Noncurrent assets                                                  190,554                    525,597
                                                                        ------------               ------------
                    Total assets                                           1,819,903                  2,255,301
                                                                        ============               ============

          Current liabilities                                                249,860                    601,617
          Noncurrent liabilities                                                  --                         --
          Stockholders' equity                                             1,570,043                  1,653,684
                                                                        ------------               ------------
                    Total liabilities and stockholders' equity          $  1,819,903               $  2,255,301
                                                                        ============               ============

                                                                                                  Two Months Ended
                                                                           Year Ended            February 29, 2000
       Results of operations:                                          December 31, 1999            (unaudited)
                                                                       -----------------         -----------------
          Revenues                                                      $        823               $         --
          Net loss                                                      $   (653,538)              $ (1,141,078)


(5)    Furniture and Equipment

       Furniture and equipment consist of the following:

                                                                                                      March 31,
                                                                        December 31,                   2000
                                                                            1999                    (unaudited)
                                                                        ------------               ------------

          Computer equipment                                            $     56,491               $    100,613
          Furniture and office equipment                                      18,486                     22,201
                                                                        ------------               ------------
                                                                              74,977                    122,814
          Less accumulated depreciation                                       (4,895)                    (9,595)
                                                                        ------------               ------------
                                                                        $     70,082               $    113,219
                                                                        ============               ============



(6)    Acquisitions

       On June 21, 1999, Net Value entered into a merger agreement pursuant to which it acquired Strategicus Partners Inc. (Strategicus) in exchange for $1,555,000 in cash and 601,029 shares of common stock and 184,627 shares of Series A convertible preferred stock collectively valued at $3,638,084. In connection with this transaction, NetValue also entered into consulting agreements with the three principal stockholders and an employment agreement with a principal officer of Strategicus (Note 14).



                                    - F13 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(6)    Acquisitions (continued)

       Strategicus was developing Internet operations through a wholly owned subsidiary and was in the process of investing in two other Internet companies which Net Value desired to acquire. Net Value accounted for this acquisition as a purchase. The total purchase price was $5,364,423, of which $1,100,000, $458,030, and $3,806,204 was allocated to ownership interests in Affiliate Companies, various assets, and goodwill, respectively. The goodwill represents the excess of the purchase price over the fair value of the assets acquired less the liabilities assumed. The results of the acquired company are included in Net Value's operations as of the completion of the merger on July 30, 1999. Net Value evaluates the carrying value of this goodwill based on achievement of business plan objectives and milestones, the financial condition and prospects of the acquired operations, and other relevant factors. If impairment exists, the carrying amount of the goodwill will be reduced by the estimated shortfall of discounted cash flows. Amortization of goodwill totaled $578,906 for the year ended December 31, 1999 and is included in General and administrative expense in the Consolidated Statements of Operations.

       The following unaudited pro forma financial information presents the combined results of operations as if Net Value had owned Strategicus since the beginning of its operations in 1999, after giving effect to the amortization of goodwill. The unaudited pro forma financial information is provided for informational purposes only and should not be construed to be indicative of Net Value's consolidated results of operations had the acquisitions been consummated on the dates assumed and do not project Net Value's results of operations for any future period:

                                                                 Year ended
                                                                December 31,
                                                                   1999
                                                                ------------

       Revenue                                                 $          --
       Pro forma net loss to common shareholders                  30,671,504
                                                               =============
       Pro forma net loss per common share                     $        2.91
                                                               =============




                                    - F14 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)

(7)  Income Taxes

       Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences that give rise to significant portions of Net Value's deferred tax assets and liabilities are as follows:

                                                                                   Years ended December 31,
                                                                             -------------------------------------
                                                                                  1998                 1999
                                                                             ----------------     ----------------


      Temporary differences:
            Accruals and reserves                                               $        --              355,000
            Amortization of financing fees                                           16,000                   --
            Deferred compensation and warrants                                           --            2,194,000

      Temporary differences discontinued operations:
            Vesting of nonqualified stock options                                    82,000                   --
            Accrued salaries and compensation                                        37,000                   --
            Amortization of discounts                                               132,000                   --
            Common stock and warrants issued                                         29,000                   --
            Depreciation                                                            (20,000)                  --
                                                                                -----------           ----------

                    Total temporary differences                                     258,000            2,549,000

       Carryforwards and credits:
          Federal and state deferred tax benefits arising from net
            operating loss carryforwards                                             66,000            6,004,000
          Federal and state deferred tax benefits arising from net
            operating loss carryforwards of discontinued operations               6,692,000                   --
          Research and development credits from discontinued operations             278,000                   --
                                                                                -----------           ----------
                                                                                  7,294,000            8,553,000
       Less valuation allowance                                                  (7,294,000)          (8,553,000)
                                                                                -----------           ----------

                                                                                $        --           $       --
                                                                                ===========           ==========



                                    - F15 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)

(7)    Income Taxes (continued)

       The following table presents the principal reasons for the differences between the amount computed by applying the U.S. federal statutory tax rate of 35% to the net loss from continuing operations and the actual provision for income taxes for the years ended December 31, 1997, 1998, and 1999:

                                                                  1997                1998               1999
                                                                  ----                ----               ----

       Federal income tax benefit at statutory rate            $         --          (571,000)        (8,387,044)


       State and local income tax expense (benefit)                      --           (82,000)             2,375
       Nondeductible goodwill amortization                               --                --            202,617
       Other non-deductible expense                                      --           560,000             83,715
       Loss from operations not benefited                                --            93,000          8,100,712
                                                               ------------      ------------       ------------

       Total tax expense                                       $         --      $         --              2,375
                                                               ============      ============       ============



       Prior to September 18, 1996, Net Value was a limited liability company, and accordingly, losses were passed through to its members. For the year ended December 31, 1999, Net Value had losses from continuing operations which resulted in net operating loss carryforwards for federal and state income tax purposes amounting to approximately $15,976,000 and $7,940,000, respectively. The federal net operating loss carryforwards expire beginning 2018 through 2019. The state net operating loss carryforwards expire beginning in 2004. However, these carryforwards may be significantly limited due to changes in the ownership of Net Value as a result of future equity offerings.

       As of December 31, 1998, NV, Inc. had net operating loss carryforwards of $16,730,000, of which a portion was utilized during 1999. As of December 31, 1998, Net Value, Inc. had generated research and development credits of approximately $328,000. As of December 31, 1999, due to Federal tax law, NV, Inc. no longer has net operating loss carryforwards and credits available to utilize as a result of the company selling substantially all of its assets in 1999.

       Recognition of the benefits of the net deferred tax assets and liabilities will require that Net Value generate future taxable income. It is more likely than not that Net Value will not generate sufficient taxable income during the 15-year carryforward period. Therefore, Net Value has established valuation allowances for deferred tax assets (net of liabilities) of $8,553,000 as of December 31, 1999. The net change in the total valuation allowance for the year ended December 31, 1997, 1998 and 1999 was an increase of $3,511,000, $3,016,000, and $1,259,000, respectively.


                                    - F16 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(8)    Borrowing Arrangements

       Borrowing arrangements consist of the following:

                                                                           December 31,               March 31,
                                                                           ------------               --------
                                                                                                        2000
                                                                        1998         1999            (unaudited)
                                                                      ------      --------          ------------


       8% Convertible debentures                                   $ 1,402,500   $3,250,500         $       --
       12% Convertible promissory notes                                     --    1,021,929             28,281
       Convertible promissory note, bearing interest at 10%                 --      900,000                 --
       Installment loan payable, bearing interest at 7.76%                  --       79,034             63,165
       Promissory note, bearing interest at 10%                        900,000           --                 --
       Loan payable to related party, bearing interest at 0%           200,000           --                 --
       Loan payable, bearing interest at 10%                            40,000           --                 --
       Other                                                                --       12,000             12,000
                                                                    ----------   ----------          ----------

                                                                     2,542,500    5,263,463            103,446

       Less amount due within one year                               2,542,500    5,196,161            103,446
                                                                    ----------   ----------          ----------

                    Noncurrent portion                             $        --   $   67,302          $      --
                                                                    ==========   ==========          ==========



       (a)    8% Convertible Debentures

              Net Value issued 8% Convertible Debentures (Debentures) in the aggregate amount of $7,857,000 in a private placement offering. These debentures were issued in two separate tranches with the first tranche totaling $1,642,500 and the second tranche totaling $6,215,000. The first and second tranches of debentures together with accrued interest thereon were convertible into Net Value's common stock at any time by the holders at a conversion price of $2.00 and $2.50 per share, respectively. The Debentures mature at the earlier of (i) the date on which the holder elects to convert into shares of common stock; (ii) the date upon which Net Value elects to cause a mandatory conversion; or (iii) two years from the date of the issuance of the Debentures.

              Net Value recorded $1,400,000 and $6,457,500 as additional paid in capital in 1998 and 1999, respectively, for the discount deemed related to imputed interest for the preferential conversion features on the Debentures. In accordance with the Emerging Issues Task Force Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5), these discounts were limited to the principal amount of the Debentures and were charged immediately to interest expense as the holders had the right to convert upon issuance. Net Value issued 2,076,589 shares of common stock during fiscal 1999 in connection with conversion requests from holders of outstanding Debenture principal and accrued interest. Net Value repaid in full the 8% Convertible Debentures plus accrued interest at various dates during the quarter ended March 31, 2000 through the payment of $15,869 and the issuance of 1,391,853 shares of common stock pursuant to the original conversion terms of the debentures.


                                    - F17 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)

(8)  Borrowing Arrangements (continued)

       (b)    12% Convertible Promissory Notes

              On January 7, 1999, Net Value issued $4,270,125 Convertible Promissory Notes (Convertible Notes) with interest payable at 12% per annum in exchange for the outstanding promissory notes plus accrued interest of NV Inc. The noteholders are entitled at any time to convert the outstanding principal plus accrued interest thereon into Net Value's common stock at a conversion rate of $2.00 per share. The Convertible Notes mature at the earlier of
              (i) the date on which either the holder or Net Value exercise their respective conversion rights under the Convertible Notes; or
              (ii) the one-year anniversary of the closing of the pending merger between Net Value and NV Inc. (see Note 1). Additionally, the terms of conversion obligate Net Value to issue a warrant to purchase one-half of one share of Net Value's common stock for each share purchased through conversion. These warrants are exercisable over a three year period from the date of issuance at a $6 per share exercise price.

              The Company recorded $4,270,125 as additional paid in capital in fiscal 1999 for the discount deemed related to imputed interest for the preferential conversion features on the Convertible Notes. In accordance with EITF 98-5, these discounts were limited to the principal amount of the Convertible Notes and were charged immediately to interest expense as the holders had the right to convert upon issuance. Net Value issued 1,732,066 and 546,780 shares of common stock during fiscal 1999 and the quarter ended March 31, 2000, respectively, in connection with conversion requests from holders of outstanding Convertible Notes principal and accrued interest. The terms of the conversion obligated Net Value to issue warrants to purchase one-half of one share of Net Value common stock for each share issued upon conversion. Accordingly, Net Value issued 866,033 and 273,390 warrants to purchase common stock during fiscal 1999 and the quarter ended March 31, 2000, respectively, in connection with the conversions.

       (c)    Promissory Note

              In September 1998, Net Value issued a $900,000 promissory note with interest payable at 10% per annum. On the scheduled maturity date of March 1, 1999, Net Value issued the Convertible Note described below as payment in full on the $900,000 promissory note.

       (d)    Convertible Promissory Note

              On March 1, 1999, in exchange for the outstanding promissory note, Net Value issued a $900,000 convertible promissory note (Convertible Note) with interest payable quarterly in cash or in shares of Net Value's common stock at the election of the lender. The Convertible Note, as amended, is convertible at any time by the noteholder into Net Value's common stock at a conversion rate of $2.25 per share. Net Value also issued to the lender immediately exercisable warrants to purchase 180,000 shares of Net Value's common stock in connection with the Convertible Note issuance. The warrants have exercise prices ranging from $2.50 to $5.00 per share and expire on February 28, 2002.

              The Company recorded $446,000 as additional paid in capital for the discount deemed related to imputed interest for the preferential conversion feature on the Convertible Note and recorded


                                    - F18 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(8)    Borrowing Arrangements (continued)

       (d)    Convertible Promissory Note (continued)

              $454,000 as additional paid in capital for the discount deemed related to the detachable warrants as determined by an independent valuation. In accordance with EITF 98-5, these discounts were limited to the principal amount of the Convertible Note and were charged immediately to interest expense as the holder had the right to convert upon issuance and the warrants were immediately exercisable.

              During the quarter ended March 31, 2000, Net Value repaid in full the 10% Convertible Promissory Note plus accrued interest through the issuance of 400,000 shares of common stock pursuant to the original conversion terms of the note.

(9)    Accounts Payable and Accrued Expenses

       Accounts payable and accrued expenses consist of the following:

                                                                             December 31,                     March 31,
                                                               -----------------------------------------   -----------------
                                                                                                                 2000
                                                                      1998                  1999              (unaudited)
                                                               -------------------   -------------------   -----------------

       Accounting fees                                          $       --             $    272,806           $    115,000
       Legal fees                                                   20,000                  200,000                225,000
       Other accounts payable                                       87,022                   14,225                 27,579
       Accrued interest                                             41,399                  301,077                     --
       Accrued salaries and benefits                                    --                   14,094                     --
                                                                ----------             ------------           ------------
                                                                $  148,421             $    802,202           $    367,579
                                                                ==========             ============           ============



(10)   Commitments and Contingencies

       Net Value leases office space for its principal executive offices in San Francisco, California at a rate of $17,383 per month. In addition, the Company also leases office space in Philadelphia, Pennsylvania, New York, New York, and Waltham, Massachusetts at a combined monthly rental of approximately $17,000.

       Net Value and subsidiaries are defendants in various legal proceedings including an action alleging patent infringement and an action brought by a former officer and director of Net Value alleging breach of an employment contract. Net Value filed its answer to the patent infringement action on November 23, 1999 seeking a declaratory judgment of invalidity and noninfringement of the patent. Promotions Acquisitions has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims, as part of their purchase of substantially all of the assets of NV Inc. (Note 16). Accordingly, Net Value does not believe that the resolution of this action will have a material adverse effect on its financial position. With respect its former officer and director, Net Value intends to vigorously defend itself against all claims made and to assert counterclaims and make additional claims against this individual. The litigation will center around the number of shares of Net Value common stock to which the former officer and director is entitled, if any. Because of the preliminary nature of this matter and as the parties have not commenced discovery, it is not possible at this time to quantify the number of shares, if any, that the former employee will be entitled.


                                    - F19 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(11)   Stockholders' Equity

       The Company's has two classes of authorized stock: common stock and preferred stock.

       (a)    Common Stock

              Net Value is authorized to issue 50,000,000 shares of common stock, par value $.001 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends may be restricted by the inability to liquidate ownership interests in Affiliate Companies to fund cash dividends and are subject to the preferential rights of the holders of Net Value's preferred stock. We have never declared dividends nor do we intend to for the foreseeable future. Certain shareholders have registration rights and piggy-back rights that require Net Value to register the underlying shares with the Securities and Exchange Commission.

              Common stock is reserved for issuances as follows:

                                                                                    December 31, 1999       March 31, 2000
                                                                                    -------------------   -------------------

             Conversion of convertible debentures and notes                                2,370,960                    --
             Conversion of preferred stock, series B                                       1,180,180                    --
             Conversion of preferred stock, series C                                              --             4,166,667
             Preferred stock dividend, series C, payable in kind                                  --                27,991
             Completion of in-process merger with NV Inc. (see Note 1)                     1,659,740             1,659,740
             Exercise of outstanding warrants                                              1,448,088             1,934,738
             Exercise of outstanding options                                               4,277,248             5,612,248
                                                                                         -----------            ----------
                                                                                          10,936,216            13,401,384
                                                                                         ===========            ==========



       (b)    Preferred Stock

              Net Value is authorized to issue 10,000,000 shares of undesignated preferred stock, par value $.001 per share. Net Value may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation rights and preferences as may be fixed by them without further shareholder approval. The holders of preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, or dissolution in such amounts as established by Net Value's board of directors.



                                    - F20 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(11)   Stockholders' Equity (continued)

       (b)    Preferred Stock (continued)

              Preferred stock issued and outstanding is as follows:

                                                                                                March 31, 2000
                                  December 31, 1998              December 31, 1999                (unaudited)
                            ----------------------------   ----------------------------  ------------------------------
                               Shares                         Shares                        Shares
                            outstanding     Amount (1)     outstanding     Amount (1)    outstanding      Amount (2)
                            -------------  -------------   -------------  -------------  -------------   --------------
              Series A          2,519,852     $  2,520       $     --               --             --     $        --
              Series B                 --           --           4,824        4,448,872             --              --
              Series C                 --           --              --               --      4,166,667      40,883,087
                                ---------     --------       ---------        ---------      ---------     -----------
                                2,519,852     $  2,520           4,$24        4,448,872      4,166,667      40,883,087
                                =========     ========       =========        =========      =========     ===========



             (1) Amount is net of issuance costs.
             (2) Amount is net of issuance costs and proceeds allocated to
                 Series C Warrants.


              Series A Preferred Stock

              The Company's Series A Preferred Stock (Series A Shares) was convertible up to one share of Net Value's common stock upon Net Value's achievement of specified performance objectives. In fiscal 1999, pursuant to a private offering, Net Value issued 1,622,687 shares of common stock in exchange for all issued and outstanding Series A Shares based on a negotiated exchange ratio of .6 share of common stock for every one Series A Share. Net Value recorded a preferred stock dividend of $5,955,261 representing the excess of the fair value of the common stock issued over the fair value of the Series A Shares redeemed. Accordingly, at December 31, 1999 there were no longer any issued and outstanding Series A Shares.

              Series B Preferred Stock

              In September 1999, Net Value issued 4,824 shares of Series B Preferred Stock (Series B Shares) for aggregate proceeds of $4,824,000. These Series B Shares were subsequently converted into 1,180,180 shares of common stock in February 2000 pursuant to the original terms of the issuance. The Series B Shares had a liquidation preference of $1,000, bore a noncumulative dividend rate of 5%, and were redeemable at $1,250 per share in the event Net Value failed to achieve certain performance objectives.



                                    - F21 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(11)   Stockholders' Equity (continued)

        (b)   Preferred Stock (continued)

              Series B Preferred Stock (continued)

              In connection with the issuance of the Series B Shares, Net Value issued warrants to purchase 295,040 shares of common stock (Series B Warrants). These warrants are exercisable at prices equivalent to a range between 110% to 140% of the conversion price of the Series B Shares. Net Value allocated $650,000 to the cost of the Series B Warrants based on an independent valuation, which was recorded as a preferred stock dividend and offsetting increase to additional paid in capital. During the quarter ended March 31, 2000, the warrant holders exercised 162,780 Series B Warrants with cash proceeds to Net Value of $831,704.

              Series C Preferred Stock

              In March 2000, the Company sold 4,166,667 shares of its Redeemable Convertible Series C Preferred Stock (Series C Shares) at $12 per share for net proceeds of $48,274,760 after payment of issuing costs of $1,305,240 and 35,000 Series C Shares valued at $420,000. The Series C Shares are convertible into one share of the Company's common stock at any time at the election of the shareholder, bear a cumulative dividend of 8% per annum payable in kind on a quarterly basis and have a liquidation preference of $12 per share. If Net Value has not filed a registration statement to register the resale of the shares of common stock issuable upon conversion of the Series C Shares by December 31, 2000, then upon receiving 60 days notice from 80% holders of the Series C Shares, Net Value is required to redeem the Series C Shares in three annual installments beginning on or before the date stated in the written notice at a price per share equal to the greater of: (i) the liquidation preference of $12 per share, or (ii) the per share fair market value of Net Value's common stock on the redemption date, as defined. The dividend rate shall increase by 1% in October 2000 if the Company's listing application for a nationally recognized securities exchange has not been approved and by an additional 1% on the 90th day of each 90-day period thereafter on which a listing application for a nationally recognized securities exchange has not been approved. The dividend rate shall also increase by an additional 1% in December 2000 if the Company's registration statement to register the resale of the Series C Shares has not been approved and by an additional 1% on the last day of each calendar quarter thereafter on which the registration statement has not been approved.

              Net Value issued warrants to purchase an aggregate of 416,667 shares of common stock (Series C Warrants) in connection with the issuance of the Series C Shares. The Series C Warrants are exercisable until March 2, 2003 at an exercise price of $26.58 per share of common stock. Net Value also agreed to issue warrants to purchase 62,500 shares of the Company's common stock on July 1, 2000 and on the thirtieth day of each subsequent 30 day period thereafter, provided that the Company's registration statement for resale of the Series C Shares has not been declared effective by the SEC. Net Value allocated $7,391,673 of the net proceeds received from this offering to the cost of the Series C Warrants as determined by a Black-Scholes option-pricing model.




                                    - F22 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(11)   Stockholders' Equity (continued)

        (b)   Preferred Stock (continued)

              Preferred Stock Dividends

              The components of the preferred stock dividends are as follows:



                                                                                                     For the three
                                                                                                     months ended
                                                                           For the year ended       March 31, 2000
                                                                           December 31, 1999          (unaudited)
                                                                           --------------------   -------------------

             Series B Preferred Stock dividend                                $          --          $     108,464
             Series C Preferred Stock dividend                                           --                335,895
             Non-cash charge: beneficial conversion feature on Series
               A Shares                                                           5,955,261                     --
             Non-cash charge: beneficial conversion feature on Series
               B Shares                                                             650,000                     --
             Non-cash charge: beneficial conversion feature on Series
               C Shares                                                                  --             42,608,327
                                                                              -------------          -------------

                                                                              $   6,605,261          $  43,052,686
                                                                              =============          =============




              Net Value paid the Series B Preferred Stock dividend in cash as the holders converted their Series B Shares into shares of Net Value's common stock. The Series C Preferred Stock dividend is payable in additional Series C Shares on a quarterly basis.

              At the time of issuance of the Series C Shares, the then fair market value of Net Value's common stock was higher than the Series C Shares sales price of $12 per share. As the Series C Shares are convertible into shares of Net Value's common stock, this differential in price constitutes a beneficial conversion feature as defined in the Emerging Issues Task Force Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5). Accordingly, Net Value recorded $42,608,327 as additional paid in capital for the discount deemed related to a preferential dividend for the beneficial conversion feature. In accordance with EITF 98-5, this discount was limited to the proceeds allocated to the Series C Shares and was recognized immediately as a preferred stock dividend as the Series C Shares are immediately convertible.

              During the year ended December 31, 1999, Net Value recorded beneficial conversion features of $5,955,261 and $650,000 representing the excess of the fair value of the common stock issued over the fair value of the Series A Shares redeemed and the fair value of the Series B Warrants, respectively.



                                    - F23 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(12)   Stock Options and Warrants

       (a)    Stock Options

              Under the stock option plan that Net Value expects to be adopted by the Board of Directors, options to purchase shares of Net Value common stock may be granted to officers, directors, employees, consultants and independent contractors. Options granted under this plan will expire no more than ten years following the date of vesting, will have limited transferability, and will be subject to various vesting provisions. The Board of Directors or a committee thereof will determine the exercise price of options granted under this plan. The Board anticipates having the ability to amend, suspend or terminate this plan at any time, subject to restrictions imposed by applicable law.

              As part of the in-process merger with NV Inc. discussed in note 1, Net Value plans on converting the outstanding options under the existing NV Inc. stock option plan into options to purchase Net Value common stock using a conversion ratio of .4 Net Value options for every 1 NV Inc option. On an as converted basis, NV Inc. had 558,500 options outstanding at December 31, 1999 and March 31, 2000 with exercise prices ranging from $.25 to $7.00. Metacat.com, Net Value's wholly owned consolidated subsidiary, maintains a separate stock option plan for which 27,025 options to purchase metacat.com Series A preferred stock were outstanding at December 31, 1999. Affiliate Companies maintain their own stock plans.

              The following summarizes Net Value's stock option activity and related information during the year ended December 31, 1999 and the quarter ended March 31, 2000:

                                                                                                                 Weighted
                                                                                       Range of exercise         average
                                                                       Shares                prices           exercise price
                                                                  -----------------   --------------------   ---------------
              Outstanding at December 31, 1998                                  --                --              --
              Granted                                                    8,650,876    $ 1.00 - 10.13             $   1.14
              Cancelled                                                 (4,373,628)   $     1.00                 $   1.00
                                                                        ----------
              Outstanding at December 31, 1999                           4,277,248    $ 1.00 - 10.13             $   1.28
              Granted                                                    1,335,000    $ 7.75 - 19.64             $  11.98
                                                                       -----------
              Outstanding at March 31, 2000 (unaudited)                  5,612,248    $ 1.00 - 19.64             $   3.83
                                                                       ===========



              Options contractually exercisable at
                December 31, 1999                                          886,384
              Options contractually exercisable at
                March 31, 2000 (unaudited)                               1,162,955




                                    - F24 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(12)   Stock Options and Warrants (continued)

       (a)    Stock Options (continued)

              Exercise prices for stock options outstanding as of December 31, 1999 and March 31, 2000 and the weighted average remaining contractual life are as follows:

             -----------------------------------------------------------------------------------------------------------------
                                                                     Weighted
                                                                     average
                                                                    remaining             Number           Weighted Average
                  Exercise prices         Shares Outstanding     contractual life      exercisable          Exercise Price
             -----------------------------------------------------------------------------------------------------------------


                 December 31, 1999
                       $1.00                     2,782,248          9.41 years           886,384            $    1.00
                   $3.75 - $10.13                1,495,000          9.74 years                --            $    5.12
                                                 ---------                              --------
                   $1.00 - $10.13                4,277,248          9.53 years           886,384
                                                 =========                              ========

             March 31, 2000 (unaudited)
                       $1.00                     3,982,248          5.23 years         1,150,869            $    1.00
                   $1.01 - $ 4.00                  210,000          9.57 years                --            $    3.75
                   $4.01 - $ 8.00                  430,000          9.81 years             1,112            $    7.72
                   $8.01 - $10.00                  335,000          9.79 years             3,195            $    8.37
                  $10.01 - $12.00                  160,000          9.81 years             2,223            $   11.42
                  $12.01 - $17.00                  290,000          9.84 years                --            $   16.38
                  $17.01 - $19.64                  205,000          9.84 years             5,556            $   19.63
                                                 ---------                             ---------
                   $1.00 - $19.64                5,612,248          6.82 years         1,162,955
                                                 =========                             =========



              As discussed in Note 2, Net Value has elected to follow APB 25 in accounting for its employee and director stock-based awards. Under APB 25, Net Value does not recognize compensation expense with respect to such awards if the exercise price equals or exceeds the fair value of the underlying security on the date of grant and other terms are fixed. The fair values of these awards for the purpose of the alternative fair value disclosures required by FAS 123 were estimated as of the date of the grant using a Black Scholes option-pricing model. For purposes of Net Value's pro forma disclosures, the fair value of options granted during the year ended December 31, 1999, was determined using a Black Scholes option pricing model with a volatility of 87%, a risk-free interest rate of approximately 6.3%, an expected life of 5 years, and a dividend yield of zero.



                                    - F25 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)

(12)   Stock Options and Warrants (continued)

       (a)    Stock Options (continued)

              For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Net Value's pro forma information follows:

             Year ended:                                 December 31, 1999
                                                         -----------------

              Net loss to common shareholders:
                 As reported                                $30,436,357
                 Pro forma                                  $32,149,155



              Basic and diluted net loss per common share:
                 As reported                                $      2.90
                 Pro forma                                  $      3.05


              Future pro forma results may be materially different from actual amounts reported. The weighted average fair value of employee options granted during 1999 was $5.17. Net Value issued no options in 1998 or 1997.

       (b)    Deferred Stock Based Compensation

              Net Value records deferred compensation when it makes restricted stock awards or compensatory stock option grants to employees, members of the Board of Directors, consultants or advisory board members. In the case of stock option grants to employees and Board of Directors, the amount of deferred compensation initially recorded is the difference between the exercise price and fair market value of the common stock on the date of grant. In the case of options granted to consultants or advisory board members, the amount of deferred compensation recorded is the fair value of the stock options on the grant date as determined using a Black-Scholes option pricing model. Net Value records deferred compensation as a reduction to shareholders' equity and an offsetting increase to additional paid-in capital. Net Value then amortizes deferred compensation into stock based compensation over the performance period, which typically coincides with the vesting period of the stock based award of 3 to 4 years.



                                    - F26 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(12)   Stock Options and Warrants (continued)

        (b)   Deferred Stock Based Compensation (continued)

              The components of deferred compensation from continuing operations are as follows:

                                                                                         Consultants and
                                                                         Employees        Advisory Board          Total
                                                                       --------------    -----------------    ---------------
      Balance at December 31, 1998                                     $          --    $              --     $           --
        Deferred compensation recorded during 1999                        10,916,048           21,433,095         32,349,143
        Amortization to stock-based compensation in 1999                  (3,778,448)          (1,252,923)        (5,031,371)
                                                                       --------------    -----------------    ---------------
      Balance at December 31, 1999                                         7,137,600           20,180,172         27,317,772
        Additions to deferred compensation in 2000                        13,207,675           17,198,947         30,406,622
        Amortization to stock-based compensation in  2000                 (2,530,355)          (2,654,457)        (5,184,812)
                                                                       --------------    -----------------    ---------------
      Balance at March 31, 2000 (unaudited)                            $  17,814,920     $     34,724,662     $   52,539,582
                                                                       ==============    =================    ===============




       (c)    Warrants

              The Company had outstanding the following warrants to purchase its securities:

                                                                                          March 31, 2000
                                                December 31, 1999                          (unaudited)
             -----------------------  --------------------------------------   -------------------------------------
                                          Number of         Exercise price         Number of        Exercise price
             Description of series    warrants issued        per share         warrants issued        per share
             -----------------------  ----------------   -------------------   ----------------   ------------------
              Common Stock                1,448,088        $2.50 - $6.00           1,934,738       $2.50 - $26.58
                                          =========        =============           =========       ==============





              As described further in Notes 8 and 12, these warrants were issued in connection with Net Value's borrowing arrangements and Series B and Series C Preferred Stock issuances. Net Value recorded interest expense on warrants issued in connection with borrowing arrangements equal to the warrants then fair value as determined by independent valuations. Net Value recorded a preferred stock dividend on warrants issued in connection with the Series B Preferred Stock issuance equal to the warrants then fair value as determined by independent valuations. Net Value allocated a portion of the net proceeds received from the Series C Preferred Stock issuance to the cost of the Series C Warrants as determined using a Black-Scholes option-pricing model.

              As part of the in-process merger with NV Inc. discussed in Note 1, Net Value plans on converting the outstanding NV Inc. warrants into warrants to purchase Net Value common stock using a conversion ratio of .4 Net Value warrants for every 1 NV Inc. warrant. On an as converted basis, NV Inc. had 585,089 warrants outstanding at December 31, 1999 with exercise prices ranging from $6.00 to $8.64.



                                    - F27 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)


(13)   Fair Value of Financial Instruments

       As of December 31, 1999 and 1998, the respective carrying values of Net Value's financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, loans receivable, accounts payable, accrued expenses, notes and loans payable, convertible promissory notes, and convertible debentures.

       Carrying values for cash and cash equivalents, loans receivable, accounts payable, accrued expenses, and notes and loans payable were estimated to approximate fair values for these financial instruments as they are short term in nature and are generally receivable or payable on demand. The fair value of Net Value's convertible promissory notes and convertible debentures were estimated assuming full conversion into common shares and using the closing the price of Net Value common stock on December 31, 1999. The resulting fair value computes to $26,080,560, which exceeds the carrying value of the convertible promissory notes and debentures of $5,172,429.

(14)   Related Party Transactions

       Net Value provides strategic and operational support to its Affiliate Companies in the normal course of its business. These services are generally provided by Net Value's employees, members of its Advisory Board and Board of Directors and outside consultants. Net Value pays the costs related to employees. Members of Net Value's Advisory Board and Board of Directors are generally compensated with stock options in Net Value which are accounted for in accordance with FAS 123 and EITF 96-18. The costs of outside consultants are generally paid directly by the Affiliate Company.

       In June 1999, Net Value entered into a consulting agreement with and loaned $267,000 to an officer of a company that Net Value acquired (see
       Note 6). The loan is forgiven in 33% increments on the first, second and third year anniversary dates of the consulting agreement. For accounting purposes, Net Value amortizes the loan to consulting expense evenly over the three year loan period and recorded $51,917 during the year ended December 31, 1999 in connection with such loan amortization. The unamortized loan balance at December 31, 1999 was $215,083.

       In October 1999, Net Value entered into a consulting agreement with an Advisory Board member. Under the terms of the consulting agreement, an affiliated company of the Advisory Board member was granted and exercised the right to purchase 676,374 shares of Net Value common stock at a discount to its then fair market value. Net Value recorded consulting expense of $2,289,324 equal to the discount of the exercise price to the closing stock price on the date of grant.

       In October 1999, a former officer and director of Net Value agreed to sell his shares of an affiliate company to Net Value at a price which was less than the then deemed fair value of the stock. Accordingly, Net Value recorded contributed capital of $659,087 for the difference.

       In December 1998, Net Value made a non-interest bearing, unsecured loan of $200,000 to a stockholder which was subsequently repaid during March and April of 1999.



                                    - F28 -

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

          (Information at March 31, 2000 and for the three months ended
                          March 31, 1999 and 2000 is unaudited)

(15)   Discontinued Operations

       In November 1999, Net Value made the strategic decision to exit the online software development operations of NV Inc. and on December 3, 1999 completed a sale of substantially all of the assets of the discontinued operations to Promotions Acquisitions, Inc. (Promotions), a corporation formed by the former management team of NV Inc. in connection with a $17 million investment in Promotions by outside investors. Net Value received $2 million in cash and 2,958,819 shares of Promotions' common stock in exchange for substantially all of NV Inc.'s assets and assumption by Promotions of approximately $1.6 million of liabilities. The value ascribed to the Promotions common stock was based on the value of the shares issued to outside investors. Furthermore, the majority of stock options held by former NV Inc. employees were cancelled resulting in a reduction of $1,487,964 to deferred stock-based compensation. Net Value recognized a gain on the sale of the assets of the discontinued operations of $6,502,663 representing the excess of the fair value of the Promotions stock and cash received over the carrying value of the assets sold and liabilities assumed. The loss from operations during between the decision to exit the online software development operations and the sale of these operations was not material. At December 31, 1999, the remaining liabilities of the discontinued software development operations that were not assumed by Promotions consist of payables to several vendors and professional service providers used throughout fiscal 1999 and are included in net liabilities of discontinued operations on the consolidated balance sheet.



                                    - F29 -

To the Directors and Officers
ASSET EXCHANGE, INC.
310 SW 4th Avenue
Portland, OR 97204

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
December 6, 1999














                                     - F30 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999


                                     ASSETS

CURRENT ASSETS
     Cash                                                                        $ 175,645
     Prepaid expenses                                                                2,482
                                                                                 ---------
        Total current assets                                                       178,127

PROPERTY AND EQUIPMENT, NET                                                         10,106
DEPOSITS                                                                             1,000
                                                                                 ---------


TOTAL ASSETS                                                                     $ 189,233
                                                                                 =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                            $  29,347
     Accrued expenses                                                                  247
     Loans payable - officers                                                        7,168
                                                                                 ---------
        Total current liabilities                                                   36,762
                                                                                 ---------


COMMITMENTS AND CONTINGENCIES (NOTE D)

STOCKHOLDERS' EQUITY:
     Preferred stock, $.0001 par value; 4,000,000 shares authorized,
        290,323 shares issued and outstanding                                           29
     Common stock, $.0001 par value; 10,000,000 shares authorized,
        1,000,000 shares issued and outstanding                                        100
     Additional paid-in capital                                                    450,871
     Stock subscriptions receivable                                               (250,000)
     Deficit accumulated during the development stage                              (48,529)
                                                                                 ---------
        Total stockholders' equity                                                 152,471
                                                                                 ---------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                         $ 189,233
                                                                                 =========



    The accompanying notes are an integral part of the financial statements


                                    - F31 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999

                                                                               (unaudited)

REVENUES                                                                        $       0
                                                                                ---------
OPERATING EXPENSES
     Bank charges                                                                      25
     Conferences                                                                      976
     Consulting                                                                     1,757
     Depreciation                                                                     692
     Dues and subscriptions                                                           125
     Interest                                                                         392
     Internet service providers                                                     2,638
     Office                                                                         5,182
     Payroll                                                                       24,000
     Payroll processing fees                                                           77
     Professional fees                                                             27,373
     Rent                                                                           1,695
     Tax and licenses                                                                 100
     Tax on salaries                                                                1,836
     Travel and entertainment                                                         370
     Telephone                                                                      1,436
                                                                                ---------
           Total operating expenses                                                68,674
                                                                                ---------


NET LOSS FROM OPERATONS BEFORE EXTRAORDINARY ITEM                                 (68,674)
                                                                                ---------

EXTRAORDINARY ITEM - Debt extinguishment (NOTE F)                                  20,145

                                                                                ---------
NET LOSS TO COMMON STOCKHOLDERS                                                 $ (48,529)
                                                                                =========



     Basic and diluted net loss from operations per common share                $ (0.0989)
     Basic and diltued extraordinary gain per common share                         0.0290
                                                                                ---------
     Basic and diluted net loss per common share                                $ (0.0699)
                                                                                =========

     Basic and diluted weighted average number of common shares outstanding       694,581
                                                                                =========


                                    - F32 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999





                                                                                              Additional       Stock
                                             Preferred Stock            Common Stock            Paid-In     Subscription
                                           Shares       Amount       Shares        Amount       Capital      Receivable
                                        ------------  ---------- --------------  ---------- -------------- --------------
Balance, March 12, 1999                           -           -              -          -              -              -
Common stock issued                               -           -      1,000,000      $ 100       $    900              -
Preferred stock issued                      290,323        $ 29              -          -        449,971              -
Stock subscription receivable                     -           -              -          -              -      $(250,000)
Net loss for period (unaudited)                   -           -              -          -              -              -
                                            -------        ----      ---------      -----       --------      ---------
     Balance at September 30, 1999          290,323        $ 29      1,000,000      $ 100       $450,871      $(250,000)
                                            =======        ====      =========      =====       ========      ==========

[RESTUB]

                                           Deficit
                                         Accumulated
                                          During the
                                          Development
                                             Stage         Total
                                        -------------- -------------
Balance, March 12, 1999                          -               -
Common stock issued                              -       $   1,000
Preferred stock issued                           -         450,000
Stock subscription receivable                    -        (250,000)
Net loss for period (unaudited)            $ (48,529)    $ (48,529)
                                           ---------     ---------
     Balance at September 30, 1999         $ (48,529)    $ 152,471
                                           =========     =========



                                    - F33 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999

                                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                   $ (68,674)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                     692
        Non-cash interest expense on debt extinguishment                                              145
     Changes in assets and liabilities:
        Prepaid expenses                                                                           (2,482)
        Deposits                                                                                   (1,000)
        Accounts payable                                                                           29,347
        Accrued expenses                                                                              247
                                                                                                ---------
           Net cash provided / (used) by operating activities                                     (41,725)
                                                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and furniture and fixtures                                 (10,798)
                                                                                                ---------
           Net cash provided / (used) by investing activities                                     (10,798)
                                                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from debt extinguished                                                            20,000
        Proceeds from officers loans                                                                7,168
        Proceeds from the issuance of common stock                                                  1,000
        Proceeds from the issuance of preferred stock                                             200,000
                                                                                                ---------
           Net cash provided / (used) by financing activities                                     228,168
                                                                                                ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              175,645

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                        0
                                                                                                ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $ 175,645
                                                                                                =========


                                    - F34 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Asset Exchange, Inc., a Delaware corporation, was incorporated on March 12, 1999. Asset Exchange is a development stage company which, through the Internet, allows financial institutions to buy and sell loan portfolios and other assets among themselves. The Company's website provides matches between buyers and sellers of these loan portfolios. The website allows medium and small sized banks to participate in these markets. The Company anticipates that its customer base will consist of banks, finance companies thrifts, community banks, credit unions, and other financial institutions. The Company intends to generate revenue from commissions on the buying and selling of these instruments on its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. The account is insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At September 30, 1999, the Company had an uninsured cash balance of $75,645.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment and software          3 years
                  Furniture and fixtures                   7 years
                  Office equipment                         7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, stock subscriptions receivable, accounts payable and borrowings, are carried at cost, which approximates fair value.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                     - F35 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from one source which utilizes a single medium. Lack of website (product) development or customer interest could have a materially adverse effect on the Company.




                                     - F36 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


      Computer hardware                                            8,483
      Computer software                                            1,384
      Office equipment                                               382
      Furniture and fixtures                                         549
                                                                  ------
                                                                  10,798
      Less Accumulated Depreciation                                 (692)
                                                                  ------
                                                                  10,106
                                                                  ======

      Depreciation expense for the period March 12, 1999 (Inception) through September 30, 1999 was $692.

C.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $10,000.

D.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since March 12, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company leases two office facilities, both under operating leases.

      One lease has a term of one year, expiring on July 12, 2000. The entire amount for this lease has been paid in full and is being expensed over the term of the lease. The monthly rental expense is $184.

      The other lease has a term of one year, expiring on August 31, 2000. Future minimum annual lease payments, as of September 30, 1999, were as follows:

                           1999           $1,641
                           2000           $3,829




                                     - F37 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


E.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock, $0.0001 par value per share, of which 1,000,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 1,000,000 shares of common stock at $0.001 per share on May 13, 1999 to various founders for a total cash contribution of $1,000.

      The Company's Articles of Incorporation authorizes the issuance of 4,000,000 shares of "Series A Preferred Stock", $0.0001 par value per share, of which 290,323 shares were outstanding as of September 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings with the exception of directors. So long as at least 100,000 shares of "Series A Preferred Stock" is outstanding, the holders of a majority of the "Series A Preferred Stock" shall be entitled to elect one member of the Board of Directors. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the conversion price set forth in the Amended and Restated Articles of Incorporation. The conversion price at September 30, 1999 was $1.55.

      The Company issued 290,323 shares of "Series A Preferred Stock" at $1.55 per share on September 23, 1999. There was $250,000 still due from this private placement on September 30, 1999. This amount was paid in full on October 1, 1999.

F.    EXTRAORDINARY ITEM (UNAUDITED)

      The Company realized an extraordinary gain from debt extinguishment in the amount $20,145 for the period March 12, 1999 (Inception) to September 30, 1999. On August 11, 1999, the Company received $20,000 cash in exchange for an 8% promissory note payable in full on February 11, 2000. A provision in the note called for the closing of the "Series A Preferred Stock Purchase Agreement" (with same party) within thirty days of the note. Failure to close the agreement, would cause the entire note, with unpaid accrued interest, to be forgiven. The "Series A Preferred Stock Purchase Agreement", closed on September 23, 1999, forty-three days after the signed promissory note. Accrued interest amounted to $145 during this period.

G.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period March 12, 1999 (Inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss from operation           ($ 68,674)
                  Numerator for basic and diluted earnings per share - extraordinary gain                   20,145
                                                                                                         ---------
                  Numerator for basic and diluted earnings per share - net loss                          ($ 48,529)
                                                                                                         =========
         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                                            694,581
                                                                                                         =========

H.    RELATED PARTY TRANSACTIONS

      The Company had debt outstanding to it's shareholders on September 30, 1999 in the amount of $7,168. The loans accrue interest at the rate of 8% per annum. The loans were subsequently paid back to the shareholders on November 1, 1999.

      The Company paid salaries to the top three majority shareholders in the amount of $24,000 for services for the period March 12, 1999 (Inception) to September 30, 1999.


                                     - F38 -

To the Directors and Officers
COLLEGE411. COM, INC.
1085 Mission Street
San Francisco, CA  94103

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of College411.com, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of College411.com, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
November 30, 1999










                                     - F39 -

                              College411.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999



                                             ASSETS
CURRENT ASSETS
     Cash                                                                           $ 59,497
     Prepaid expenses                                                                  1,000
                                                                                    --------
        Total current assets                                                          60,497

PROPERTY AND EQUIPMENT, NET                                                           22,281
DEPOSITS                                                                               9,500
                                                                                    --------
TOTAL ASSETS                                                                        $ 92,278
                                                                                    ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                               $  2,695
     Accrued expenses                                                                  5,350
                                                                                    --------
        Total current liabilities                                                      8,045
                                                                                    --------
COMMITMENTS AND CONTINGENCIES (NOTE C)

STOCKHOLDERS' EQUITY:
     Common stock, $.001 par value; 15,00,000 shares authorized,
        11,875,000 shares issued and outstanding                                      11,875
     Additional paid-in capital                                                      172,375
     Deficit accumulated during the development stage                               (100,017)
                                                                                    --------
        Total stockholders' equity                                                    84,233
                                                                                    --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                            $ 92,278
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.


                                    - F40 -

                              College411.com, Inc.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
             From April 13, 1999 (Inception) to September 30, 1999


                                                                                      (unaudited)
REVENUES                                                                              $       300
                                                                                      -----------
OPERATING EXPENSES
  Bank charges                                                                                 65
  Consulting                                                                               69,572
  Depreciation                                                                              1,969
  Dues and subscriptions                                                                       25
  Insurance                                                                                   517
  Miscellaneous                                                                               585
  Office                                                                                      860
  Payroll                                                                                   5,350
  Payroll processing fees                                                                   1,500
  Professional fees                                                                        15,486
  Software                                                                                    311
  Travel and entertainment                                                                  1,170
  Telephone                                                                                 2,907
                                                                                      -----------
        Total operating expenses                                                          100,317
                                                                                      -----------
NET LOSS TO COMMON STOCKHOLDERS                                                       $  (100,017)
                                                                                      ===========
Basic and diluted net loss per common share                                           $   (0.0100)
                                                                                      ===========
Basic and diluted weighted average number of common shares outstanding                 10,049,806
                                                                                      ===========




                                    - F41 -

                              College411.Com, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                 Additional      During the
                                                                Common Stock       Paid-In       Development
                                                   Shares          Amount          Capital          Stage             Total
                                                 ----------     ------------    ------------    ------------        ---------
Balance, April 13, 1999                                   -                -               -               -                -
Common stock granted for services                 9,250,000          $ 9,250               -               -         $  9,250
Common stock issued in private placements         2,625,000            2,625         172,375               -          175,000
Net loss for period (unaudited)                           -                -               -        (100,017)        (100,017)
                                                 ----------          -------        --------       ---------         --------

     Balance at September 30, 1999               11,875,000          $11,875        $172,375       $(100,017)        $ 84,233
                                                 ==========         ========        ========       =========         ========





                                    - F42 -

                              College411.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999

                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                 $(100,017)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                 1,969
        Common stock issued for services                                                          9,250
     Changes in assets and liabilities:
        Prepaid expenses                                                                         (1,000)
        Deposits                                                                                 (9,500)
        Accounts payable                                                                          2,695
        Accrued expenses                                                                          5,351
                                                                                              ----------
            Net cash provided / (used) by operating activities                                  (91,252)
                                                                                              ----------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment                                                          (24,251)
                                                                                              ----------
            Net cash provided / (used) by investing activities                                  (24,251)
                                                                                              ----------
CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from the issuance of stock                                                     175,000
                                                                                              ----------
            Net cash provided / (used) by financing activities                                  175,000
                                                                                              ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             59,497

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                      0
                                                                                              ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                    $  59,497
                                                                                              ==========



                                    - F43 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      College411.com, Inc., a Delaware corporation, was incorporated on April 13, 1999. College411.com is a development stage company which intends to provide, through the Internet, a wide array of information, products and services that are useful to college students. The Company's website includes: news, research information, academic research, career suggestions, online radio, travel guides, dating tips, movie tickets, textbook finder, online tutoring, chat, procrastination tools, student classifieds, auctions and game resources. The Company intends to generate revenue from its website through six different sources: e-commerce, chargeable services, affiliate programs, targeted advertising, sponsorship fees, and syndication fees from its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. At September 30, 1999, the Company had no significant concentrations of credit risk.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment                    3 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.


                                    - F44 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from six sources. All of these sources, both under development and currently offered to generate income, utilize the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.




                                     - F45 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $5,000.

C.    CONTINGENCY - GOING CONCERN

      Since April 13, 1999 (inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating significant revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. As discussed in Note H, the Company is in late stage negotiations in closing its next round of financing. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

D.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 15,000,000 shares of Common Stock, $0.001 par value per share, of which 11,875,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 9,250,000 shares of common stock at $0.001 per share on April 13, 1999 to its founders for intellectual property contributed to the Company. The total fair market value of the property contributed amounted to $9,250.00.

      The Company issued 3,750,000 shares of common stock at $0.067 per share between June 21, 1999 and October 6, 1999.

E.    STOCK OPTIONS AND WARRANTS

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and is typically based on the estimated fair value of the stock at the date of grant. The Company has reserved 2,000,000 shares to be offered through the plan. Options expire at the earlier of two events: (a) ninety days after the employee or consultant terminates their services or (b) ten years after the options vest. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. Since the exercise price is based on estimated fair value, no compensation cost has been recognized.

      While the Company continues to apply APB Opinion No. 25, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income (loss) as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed by SFAS No. 123. Since the option price is either greater than or equal to the fair value of both the underlying stock and the option, no compensation expense would be recognized under either APB 25 or SFAS 123. Thus, no pro-forma information has been presented.




                                     - F46 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      The following summarizes information about the Company's stock options at September 30, 1999:

      (a)  EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to thirteen employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:

                                                                                                        WEIGHTED-AVG
                                                                           SHARES                      EXERCISE PRICE
                                                                           ------                      --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                          595,000                        $     0.031
          Exercised                                                              0                        $     0.000
          Forfeited                                                       (171,250)                      ($     0.016)
                                                                          --------                       ------------
          Outstanding at September 30, 1999                                423,750                        $     0.036
                                                                          ========                       ============
          Options exercisable at September 30, 1999                         72,500                        $     0.010
                                                                          ========                       ============

      (b) NON-EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to certain non-employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:

                                                                                                        WEIGHTED-AVG
                                                                           SHARES                      EXERCISE PRICE
                                                                           ------                      --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                          550,000                        $     0.011
          Exercised                                                              0                        $     0.000
          Forfeited                                                              0                        $     0.000
                                                                          --------                        -----------
          Outstanding at September 30, 1999                                550,000                        $     0.011
                                                                          ========                        ===========
      Options exercisable at September 30, 1999                             56,250                        $     0.010
                                                                          ========                        ===========

      Stock Options during the period ended September 30, 1999 are summarized as follows:

                                                                                                         WEIGHTED-AVG
                                                                           SHARES                       EXERCISE PRICE
                                                                           ------                       --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                        1,145,000                        $     0.021
          Exercised                                                              0                        $     0.000
          Forfeited                                                      ( 171,250)                      ($     0.011)
                                                                         ---------                       ------------
          Outstanding at September 30, 1999                                973,750                        $     0.022
                                                                         =========                       ============
      Options exercisable at September 30, 1999                            128,750                        $     0.010
                                                                         =========                       ============




                                     - F47 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


F.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period April 13, 1999 (inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss         ($ 100,017)
                                                                                        ==========

         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                         10,049,806
                                                                                        ==========

G.    RELATED PARTY TRANSACTIONS

      The Company has entered into a one year, non-binding agreement with Epylon.com who has agreed to pay the cost of renting office space for the Company. Stephen George, a member of Net Value Holding's board of directors, is a 15% owner in Epylon.com. Currently, netValue Holdings, Inc. owns 29% of the outstanding common stock of the company. This agreement expires one year from the date of the Common Stock Purchase Agreement between the Company and Net Value Holdings, Inc. (July 28,
      2000).

      During the period ended September 30, 1999, the Company paid approximately $14,000 for consulting services from two shareholders.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The company is in late-stage negotiations to close its next round of financing. At the time of this statement, the Company expects to raise an additional $1,100,000 in equity financing during December 1999 to help support expansion.



                                    - F48 -

To the Directors and Officers
SWAPIT. COM, INC.
Five Clock Tower Place, Fourth Floor
Maynard, MA 01754

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
December 7, 1999







                                     - F49 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               November 30, 1999


                                         ASSETS

CURRENT ASSETS
     Cash                                                                         $ 454,549
     Prepaid expenses                                                                 1,124
                                                                                  ---------
        Total current assets                                                        455,673

PROPERTY AND EQUIPMENT, NET                                                           2,075
DEPOSITS                                                                             21,300
                                                                                  ---------
TOTAL ASSETS                                                                      $ 479,048
                                                                                  =========


                          LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                             $  30,537
     Accrued payroll liabilities                                                     11,505
                                                                                  ---------
        Total current liabilities                                                    42,042
                                                                                  ---------

COMMITMENTS AND CONTINGENCIES (NOTE E)

STOCKHOLDERS' EQUITY:
     Preferred stock, $0.001 par value; 332,500 shares authorized,
        132,941 shares issued and outstanding                                            13
     Common stock, $0.001 par value; 1,667,500 shares authorized
        975,000 shares issued and outstanding                                           975
     Additional paid-in capital                                                     516,112
     Deferred compensation                                                           (2,078)
     Deficit accumulated during the development stage                               (78,016)
                                                                                  ---------
        Total stockholders' equity                                                  437,006
                                                                                  ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $ 479,048
                                                                                  =========

       The accompanying notes are an integral part of this balance sheet


                                    - F50 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      SwapIt.com, Inc., a Delaware corporation, was incorporated on October 28, 1999. SwapIt.com, Inc. is a development stage company which intends to create an electronic barter exchange marketplace on the Internet. The Company intends to make available for barter, music CDs, movies, and books, and plans to initially target their website to college students. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, commissions on referrals, and direct sales.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that is insured by the Federal Deposit Insurance Company up to a maximum of $100,000. At November 30, 1999, the Company had an uninsured cash balance of $354,549.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Furniture and fixtures               7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.



                                     - F51 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      DEFERRED COMPENSATION

      The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally four years).

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

          Furniture and fixtures                                         $2,100
          Less Accumulated Depreciation                                     (25)
                                                                         ------
                                                                         $2,075

C.    DEPOSITS

      Deposits at November 30, 1999, consisted of the following:

          Deposit for the URL name "swapit.com", money held in escrow   $10,000
          Rental deposit for lease signed December 4, 1999               11,300
                                                                        -------
                                                                        $21,300

D.    INCOME TAXES

      For Federal income tax purposes, start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $40,000.



                                     - F52 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


E.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since October 28, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital. The Company is still in the process of developing its website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at November 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company currently leases its office facility under an operating lease signed on December 2, 1999 (see NOTE H).

      The lease has a term of five years, expiring on December 31, 2004. The monthly rental cost is $12,648. Future minimum annual lease payments for the next five years is as follows:

                  2000                         $151,771
                  2001                         $151,771
                  2002                         $151,771
                  2003                         $151,771
                  2004                         $151,771

F.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 1,667,500 shares of Common Stock, $0.001 par value per share, of which 975,000 were outstanding as of November 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 855,000 shares of common stock at $0.0175 per share on November 12, 1999 to its founders for an aggregate purchase price of $15,000.

      The Company issued 120,000 shares of common stock at $0.0175 per share on November 12, 1999 to various employees and contractors in exchange for future services. The rights associated with the common stock shares (i.e.
      - voting, dividends, etc.) were subsequently assigned back to the Company. The common stock shares will revert back to each person based on a bi-annual-four-year vesting schedule. Upon termination of services, all unvested shares shall be forfeited to the Company. The fair market value of the stock, on the grant date, was valued at $0.0175 per share. The Company has treated the aggregate amount of $2,100 as deferred compensation (see NOTE A) with respect to the assignment of shares.







                                     - F53 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      The Company's Articles of Incorporation authorizes the issuance of 332,500 shares of "Series A Preferred Stock", $0.001 par value per share, of which 132,941 shares were outstanding as of November 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the earliest of: their own option or upon the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933. The conversion price varies as stated in the Amended and Restated Articles of Incorporation. The conversion price at November 30, 1999 was $3.761.

      The Company issued 132,941 shares of "Series A Preferred Stock" at $3.761 per share on November 23, 1999 for a total purchase price of $500,000.

G.    STOCK OPTION PLAN

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and in the case of Incentive Stock Options, the amount will not be less than 100% of the fair market value on the date of grant. The Company has reserved 155,000 shares to be offered through the plan. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. As of November 30, 1999, the Company had not yet granted any options to employees or consultants.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The Company entered into a five year lease agreement for its office space on December 2, 1999 (see NOTE E). The Company paid an additional $13,995 for the deposit on this lease. An additional deposit amount equal to one month's rent, $12,648, is due to the lessor by March 31, 2000.












                                     - F54 -

To the Directors and Officers
INDUSTRIALVORTEX. COM, INC.
89 Panorama
Prabuco Canyon, CA  92679

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Industrialvortex.com, Inc. (A Development Stage Company) as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the period May 20, 1999 (Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Industrialvortex.com, Inc. (A Development Stage Company) as of December 31, 1999, and the results of their operations and their cash flows for the period May 20, 1999 (Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants

Voorhees, NJ
January 31, 2000





                                     - F55 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               December 31, 1999

                                             ASSETS
CURRENT ASSETS
     Cash                                                                           $ 10,018
                                                                                    --------
        Total current assets                                                          10,018

PROPERTY AND EQUIPMENT, NET                                                            2,593

OTHER ASSETS
     Intangible assets, net of amortization                                            8,090
     Deposits                                                                            930
                                                                                    --------
        Total other assets                                                             9,020

TOTAL ASSETS                                                                        $ 21,631
                                                                                    ========


                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                                               $  6,838
     Note payable                                                                     10,000
     Accrued expenses                                                                  6,841
                                                                                    --------
        Total current liabilities                                                     23,679
                                                                                    --------

COMMITMENTS AND CONTINGENCIES (NOTE F)

STOCKHOLDERS' DEFICIT:
     Common stock, $.001 par value; 1,000 shares authorized,
        904 shares issued and outstanding                                                  1
     Additional paid-in capital                                                      115,499
     Deferred compensation                                                           (69,500)
     Deficit accumulated during the development stage                                (48,048)
                                                                                    --------
        Total stockholders' deficit                                                   (2,048)
                                                                                    --------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                                           $ 21,631
                                                                                    ========

    The accompanying notes are an integral part of the financial statements




                                    - F56 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
               From May 20, 1999 (Inception) to December 31, 1999


REVENUES                                                              $       0
                                                                      ---------

OPERATING EXPENSES
     Amortization                                                           459
     Bank charges                                                           245
     Consulting                                                          10,000
     Depreciation                                                           519
     Dues and subscriptions                                               3,280
     Interest expense                                                        46
     Office                                                               2,158
     Professional fees                                                   16,995
     Travel and entertainment                                             3,219
     Telephone                                                            1,127
     Website development                                                 10,000
                                                                      ---------
           Total operating expenses                                      48,048
                                                                      ---------
NET (LOSS)                                                            $ (48,048)
                                                                      =========


    The accompanying notes are an integral part of the financial statements





                                    - F57 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
               From May 20, 1999 (Inception) to December 31, 1999

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                         Additional                     During the
                                                     Common Stock          Paid-In       Deferred      Development
                                                 Shares        Amount      Capital     Compensation       Stage          Total
                                               ---------     ---------   ----------    ------------    ------------    ---------
Balance, May 20, 1999                                  -             -            -              -               -            -
Common stock granted for services                    392           $ 0     $ 79,500      $ (69,500)              -     $ 10,000
Common stock issued for intellectual property        440             0        5,000              -               -        5,000
Common stock issued in private placements             72             0       31,000              -               -       31,000
Net loss for year                                      -             -            -              -         (48,048)     (48,048)
                                                  ------        ------     --------      ---------       ---------     --------
     Balance at December 31, 1999                    904           $ 1     $115,499      $ (69,500)      $ (48,048)    $ (2,048)
                                                 =======       =======     ========      =========       =========     ========




    The accompanying notes are an integral part of the financial statements




                                    - F58 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
               From May 20, 1999 (Inception) to December 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                     $ (48,048)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                       978
        Compensatory common stock issued                                                             10,000
     Changes in assets and liabilities:
        Deposits                                                                                       (930)
        Intangible assets                                                                            (3,549)
        Accounts payable                                                                              6,838
        Accrued expenses                                                                              6,841
                                                                                                  ---------
            Net cash provided / (used) by operating activities                                      (27,870)
                                                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and software                                                  (3,112)
                                                                                                  ---------
            Net cash provided / (used) by investing activities                                       (3,112)
                                                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from note payable                                                                   10,000
        Proceeds from the issuance of common stock                                                   31,000
                                                                                                  ---------
            Net cash provided / (used) by financing activities                                       41,000
                                                                                                  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                 10,018

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                          0
                                                                                                  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                          $  10,018
                                                                                                  =========

SUPPLEMENTAL CASH FLOW DATA

     Cash paid for interest                                                                       $       0
                                                                                                  =========
     Cash paid for taxes                                                                          $       0
                                                                                                  =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     Common stock issued for intellectual property                                                $   5,000
                                                                                                  =========

   The accompanying notes are an integral part of the financial statements


                                    - F59 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Industrialvortex.com, Inc., a Delaware corporation, was incorporated on May 20, 1999. Industrialvortex.com is a development stage company which intends to provide, through the Internet, a service to help facilitate the buying and selling of Industrial Products for the Manufacturing Industry. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, and commissions on sales.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. At December 31, 1999, the Company had no significant concentrations of credit risk.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, intangible assets, and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment                        3 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      INTANGIBLE ASSETS

      Intangible assets are amortized using the straight-line method over the following estimated useful lives:

                  Intellectual property                       7 years
                  Domain name registrations                   7 years

      The intellectual property acquired by the Company is used on the Company's website. These documents are to be used in generating revenues from various activities conducted on the site.

      As of the balance sheet date, management assessed the recoverability of intangible assets by comparing the amount of estimated future revenues to be generated from the assets acquired, less the future costs of maintenance, to the unamortized costs for each intangible asset to determine whether any impairment has occurred, and if so, unamortized costs are written down to their net realizable value and the resulting adjustment is charged to amortization expense for the period presented. Once an impairment has been recorded, its recorded unamortized balance is not increased.


                                     - F60 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      STOCK-BASED COMPENSATION

      The Company accounts for its stock-based employee and consultant compensation arrangements in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date.

      The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally three years).

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.


                                     - F61 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

      Computer equipment                                        $ 2,325
      Computer software                                             787
                                                                -------
                                                                  3,112
      Less accumulated depreciation                                (519)
                                                                -------
                                                                $ 2,593

      Depreciation expense for the period May 20, 1999 (Inception) through December 31, 1999 was $519.

C.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $5,000.

D.    NOTE PAYABLE

      The Note payable at December 31, 1999 consisted of the following:

      Note payable, Jim Steinberger, $10,000, due March 1, 2000 with 8% annual interest. This note is guaranteed by one of the principal shareholders.

E.    RELATED PARTY TRANSACTION

      The Company had borrowed funds from an immediate family member of its principal shareholder. $10,000 was advanced to the Company on December 10, 1999. The note is payable on March 1, 2000 and bears an annual interest rate of 8%.

F.    CONTINGENCY - GOING CONCERN

      Since May 20, 1999 (inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating significant revenues from website operations and, at December 31, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. As discussed in Note H, the Company has signed a term sheet for its next round of financing. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.
                                     - F62 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
G.    STOCKHOLDERS' DEFICIT

      The Company's Articles of Incorporation authorizes the issuance of 1,000 shares of Common Stock, $0.001 par value per share, of which 904 were outstanding as of December 31, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 440 shares of common stock at $0.001 per share on June 11, 1999 to its founder for intellectual property contributed to the Company. The total fair market value of the property contributed amounted to $5,000.

      The Company issued 72 shares of common stock to various investors during June 1999 for an aggregate amount of $31,000. The purchase price varied from $400 to $500 per share.

      The Company issued 20 shares of common stock to two separate consultants during June 1999 in consideration of services performed by the consultants. The fair market value of the services performed amounted to $10,000 in the aggregate.

      During 1999, the Company had entered into various employment agreements where the Company had issued stock in exchange for future services. There were 372 shares of common stock issued under these agreements. Management has estimated the fair value of services to be performed at $187 per share, or $69,500 for the entire 372 shares issued.

H.    SUBSEQUENT EVENTS

      Effective January 10, 2000 the Company amended its Articles of Incorporation to authorize 20,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      In addition, effective January 10, 2000 the Company approved a stock split of its shares of common stock on a 5,113 for 1 ratio.

      During January 2000, the Company entered into various employment agreements where the Company issued stock in exchange for future services. There were 90.7 shares of common stock (463,749 adjusted for stock split on January 11, 2000) issued under these agreements. Management has estimated the fair value of services to be performed at $513 per share ($0.10 adjusted for stock split on January 11, 2000), or $46,616 for the entire 90.7 shares issued.

      On January 11, 2000, the Company entered into a "Software License Agreement" with IBO$, Inc. where IBO$ has granted a license to the Company to use its software in exchange for $50,000 cash, 20% percent of the Company's common stock (1,291,943 shares) on a fully diluted basis, and warrants to purchase up to 500,000 shares of common stock at a price per share equal to the price per share paid by investors in connection with the next financing transaction involving the sale of equity securities of at least $2,000,000. The term of the warrants are five years.

      Certain investors from the first round of financing had anti-dilution measures on shares of common stock purchased. Additional shares of stock were issued to these investors in regards to the issuance of stock to IBO$. A total of 18.4 shares of common stock (94,079 shares adjusted for stock split on January 11, 2000) were issued as a result of the anti-dilution agreement.

      The Company has entered into a Series A Convertible Preferred Stock Purchase Agreement on January 31, 2000 with Net Value Holdings, Inc. 2,858,215 shares of the Company's Series A preferred stock has been issued in exchange for $1,000,000. These shares of preferred stock may be converted into shares of common stock at any time. The preferred stock has the following rights: cumulative dividends accrued at a rate of 8% per annum, one vote for each share of preferred stock, and veto voting rights with respect to certain matters.

      On January 18, 2000, certain consultants contributed 21,130 (post stock split) shares of common stock back to the Company.


                                     - F63 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 June 30, 1999

                                     ASSETS



                                                                                June 30,
                                                                                  1999
                                                                               ---------
                                                                              (unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                 $ 143,842
     Interest receivable                                                           2,522
     Loan receivable - officer                                                   310,000
     Prepaid rent                                                                  1,200
                                                                               ---------
        Total current assets                                                     457,564

PROPERTY AND EQUIPMENT, NET                                                       10,852
OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS                                  270,000
DEPOSITS                                                                             624
                                                                               ---------

TOTAL ASSETS                                                                   $ 739,040
                                                                               =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                          $  53,368
     Accrued expenses                                                              3,070
     Note payable                                                                630,000
     Loans payable - officer                                                      12,000
                                                                               ---------
        Total current liabilities                                                698,438
                                                                               ---------

COMMITMENTS AND CONTINGENCIES (NOTE B)

STOCKHOLDERS' EQUITY
     Preferred stock, $0.00 par value; 0 shares issued and outstanding;
         250,000 shares authorized                                                  --
     Common stock, $0.00 par value; 240,000 shares issued and outstanding;
         1,000,000 shares authorized                                                --
     Additional paid - in capital                                                280,000
     Deficit accumulated during the development stage                           (239,398)
                                                                               ---------
        Total stockholders' equity                                                40,602
                                                                               ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                       $ 739,040
                                                                               =========

                                    - F64 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                        August 19, 1998
                                                Six Months Ended      (Inception) Through
                                                  June 30, 1999          June 30, 1999
                                                ----------------      -------------------
                                                 (unaudited)              (unaudited)
REVENUES                                         $    --                  $    --
                                                 ---------                ---------

OPERATING EXPENSES
     Advertising                                     4,063                    4,180
     Bad debt expense                              100,000                  100,000
     Bank charges and interest                         439                      454
     Consulting fees                                81,184                   83,184
     Contributions                                     200                      200
     Depreciation                                      677                      677
     Dues and subscriptions                            630                      880
     Employee benefits                                 507                      507
     Marketing                                        --                        750
     Office expense                                  3,380                    3,487
     Professional fees                               5,211                    5,211
     Recruiting fees                                    65                       65
     Rent                                            4,671                    4,671
     Salaries                                       21,889                   21,889
     Tax on salaries                                 1,137                    1,137
     Telephone                                       2,889                    3,901
     Travel                                         10,547                   10,547
     Utilities                                         180                      180
                                                 ---------                ---------
          Total operating expenses                 237,669                  241,920
                                                 ---------                ---------


NET LOSS FROM OPERATONS                           (237,669)                (241,920)

OTHER INCOME
      Interest income                                2,522                    2,522
                                                 ---------                ---------

NET LOSS                                         $(235,147)               $(239,398)
                                                 =========                =========

                                    - F65 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                                                               Deficit
                                                                                                             Accumulated
                                                                                              Additional     During the
                                                   Preferred Stock          Common Stock       Paid-In       Development
                                                Shares        Amount      Shares     Amount    Capital         Stage         Total
                                              ---------    ---------   ----------   -------   ---------     ------------  ----------
Balance, August 19, 1998                            --     $     --            --   $   --    $      --      $     --       $    --
Net loss for period August 19, 1998
   (Inception) to December 31, 1998                 --           --            --       --           --        (4,251)       (4,251)
                                               -------     --------    ----------  -------    ---------     ---------     ---------

   Balance at December 31, 1998 (unaudited)         --           --            --       --           --        (4,251)       (4,251)


Common stock issued                                 --           --       240,000       --      280,000            --       280,000
Net loss for period                                 --           --          --         --           --      (235,147)     (235,147)
                                               -------     --------    ----------  -------    ---------     ---------     ---------

   Balance at June 30, 1999 (unaudited)             --     $     --       240,000  $   --     $ 280,000     $(239,398)    $  40,602
                                               =======     ========    ==========  =======    =========     =========     =========

                                    - F66 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                                   August 19, 1998
                                                          Six Months Ended      (Inception) Through
                                                           June 30, 1999           June 30, 1999
                                                          ----------------     ---------------------
                                                           (unaudited)              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                               $(235,147)               $(239,398)

     Adjustments to reconcile net loss to net cash used
         in operating activities:
        Bad debt on stock subscription                        100,000                  100,000
        Depreciation                                              677                      677
     Changes in assets and liabilities:
        Interest receivable                                    (2,522)                  (2,522)
        Prepaid expenses                                       (1,200)                  (1,200)
        Deposits                                                 (624)                    (624)
        Accounts payable                                       51,368                   53,368
        Accrued expenses                                        3,070                    3,070
                                                            ---------                ---------
           Net cash used by operating activities              (84,378)                 (86,629)
                                                            ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and furniture          (11,530)                 (11,530)
        Equity investments                                   (270,000)                (270,000)
                                                            ---------                ---------
           Net cash used by investing activities             (281,530)                (281,530)
                                                            ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from officers loans                          405,985                  409,966
        Repayment of officers loans                          (707,965)                (707,965)
        Proceeds from loans payable                           715,000                  715,000
        Repayment of loans payable                            (85,000)                 (85,000)
        Net proceeds from issuance of common stock            180,000                  180,000
                                                            ---------                ---------
           Net cash provided by financing activities          508,020                  512,001
                                                            ---------                ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     142,112                  143,842

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD                                                       1,730                     --
                                                            ---------                ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $ 143,842                $ 143,842
                                                            =========                =========


CASH PAID FOR INTEREST                                      $      99                $      99
                                                            =========                =========

CASH PAID FOR TAXES                                         $    --                  $    --
                                                            =========                =========

                                    - F67 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      -----------------------------------------------------------

      THE COMPANY

      Strategicus Partners, Inc., an Oregon corporation, was incorporated on August 19, 1998. Strategicus Partners, Inc. is a development stage enterprise that operates as an Internet holding company which owns equity interests in and provides strategic management services to development stage Internet companies.

      Generation Y Brands, Inc., a wholly-owned subsidiary of Strategicus Partners, Inc., is an Oregon corporation, which was incorporated on August 19, 1998. Generation Y Brands, Inc. is a development stage company, which intends to operate as an online superstore for small catalogs. It intends to offer a one-stop shopping site for browsing and buying by aggregating the content of thousands of smaller, print-based mail order catalogs into a commerce-enabled database.

      On March 19, 1999 the Articles of Incorporation of Generation Y Brands, Inc. ("Generation"), a wholly owned subsidiary, were amended to reflect a corporate name change. As of this date the legal corporate name changed to Metacat.com, Inc. ("Metacat").

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Strategicus Partners, Inc. and its wholly owned subsidiary, Generation Y Brands, Inc.. All material intercompany transactions have been eliminated.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. Accounts are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At June 30, 1999 the Company had an uninsured cash balance of $43,842.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, loan receivables, accounts payable and borrowings, are carried at cost, which approximates fair value.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

                                     - F68 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment and software             3 years
                  Furniture and fixtures                     10 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      USE OF ESTIMATES

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and consolidated expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1998. SFAS 130 establishes standards for reporting comprehensive income and its components in consolidated financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the consolidated financial statements are as follows:

      Metacat.com, Inc., formerly Generation Y Brands, Inc., ("Subsidiary") plans to generate revenue from several sources which utilize the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

                                     - F69 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


B.       CONTINGENCY - GOING CONCERN

      Since August 19, 1998 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital.

      The accompanying consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at June 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its subsidiary's product and achieving satisfactory levels of profitable operations. The consolidated financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

C.       RELATED PARTY PAYABLES AND RECEIVABLES

      In May 1999, the Company loaned $310,000 to one of its officers. The note accrues interest at 9% per annum and is due on July 31, 1999.

      In May 1999, the Company borrowed $12,000 from a corporate officer. The loan was non-interest bearing and payable on demand.

D.       PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


      Computer hardware and software                                     10,202
      Furniture and fixtures                                              1,327
                                                                       --------
                                                                         11,529
      Less Accumulated Depreciation                                        (677)
                                                                      ---------
                                                                         10,852

      Depreciation expense for the six months ended June 30, 1999 was $677.

E.       OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS

      The following summarizes the Company's ownership interests and advances in investments which are accounted for under the cost method of accounting. Ownership interests are classified according to applicable accounting methods at June 30, 1999. Cost basis represents Company's original acquisition cost less any impairment charges in such companies.

                                               June 30, 1999
        COST METHOD

        AsiaCD.com, Inc.                         $250,000
        College411.com, Inc.                       20,000
                                                 --------
                                                 $270,000
                                                 ========



                                     - F70 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


F.       NOTE PAYABLE

      In June 1999, the Company borrowed $630,000 from Net Value Holdings, Inc. which the Company used for the following:

      Acquired ownership interest in AsiaCD.com, Inc. and College411.com, Inc.         $270,000
      Advanced funds to wholly-owned subsidiary, Metacat.com, Inc., formerly
         Generation Y Brands, Inc., for operating expenditures                           50,000
      Loaned funds to officer in exchange for a promissory note                         310,000
                                                                                      ---------
                                                                                       $630,000
                                                                                       ========

      The terms of the note calls for a maturity date of July 31, 1999 and accrues interest at a rate of 10% per annum.

G.       STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 1,000,000 shares of Common Stock, no par value per share, of which zero shares were outstanding as of June 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company's Articles of Incorporation authorizes the issuance of 250,000 shares of Preferred Stock, no par value per share, of which 240,000 shares were outstanding as of June 30, 1999. Holders of each share of Preferred Stock are entitled to vote on all matters at stockholder's meetings.

      Effective June 17, 1999 the Company entered into a "Subscription Agreement" with four individuals. Each agreement allows the holder the opportunity to purchase 60,000 shares of the Company's Series A Common Stock ("Stock") for the consideration of $70,000. The total shares of Stock purchased per the "Subscription Agreement" totaled 240,000 and the total amount of consideration received by the Company totaled $280,000.

H.       STOCK OPTION PLAN

      During June 1999, Metacat.com, Inc. adopted a Stock Option Plan which provides for the granting of stock options to employees, officers and directors of Metacat.com, Inc. The number of shares which can be purchased under this plan is limited to 50,000 shares of Metacat common stock and 50,000 shares of Metacat Series B preferred stock. The Plan is intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the Plan are to be determined by the Board of Directors or other Plan administrators but shall not be lower than one hundred percent of the fair market value of a share of common stock on the date the option is granted for employees and not less than one hundred and ten percent for officers and directors with greater than ten percent voting power. The options under the Plan vest immediately upon grant unless otherwise specified and are valid for ten years, except for officers and directors.

I.       SUBSEQUENT EVENTS

      On July 30, 1999 Strategicus Partners, Inc. ("Strategicus") merged with NetValue Holdings, Inc. ("Holdings") whereby Holdings acquired all of the common stock of Strategicus in exchange for 7,524,628 shares of Holdings common stock and 2,311,460 shares of Holdings Convertible Preferred Stock. The principals of Strategicus are to receive 30% of the consideration, for the merger, immediately, with the remainder of the consideration to be vested over a 24 month period. The remaining shareholders are to receive 15% of the consideration for the merger immediately, with the remainder of the consideration to be vested over a 30 month period.

J.       1998 INFORMATION

      Strategicus incorporated in August 1998 and had less that $5,000 of assets, liabilities, expenses and revenues as of December 31, 1998. Consequently, presentation of audited financial statements of Strategicus at December 31, 1998 was deemed to be immaterial and of no benefit to investors. The Company has included the unaudited financial statements of Strategicus as June 30, 1999 and for the six months then ended and the period August 19, 1998 (inception) through June 30, 1999 which covers the entire history of the company.

                                     - F71 -

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Net Value Holdings, Inc. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Net Value Holdings, Inc. or that information contained herein is correct as of any time subsequent to the date hereof.

                               -------------------





























































================================================================================

================================================================================










                            NET VALUE HOLDINGS, INC.


                        4,942,238 SHARES OF COMMON STOCK







                                 --------------

                                   PROSPECTUS

                                 --------------








                                  June 6, 2000















================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

         The following is an itemization of all estimated expenses which we have incurred or expect to incur in connection with the issuance and distribution of the securities which we are registering in this registration statement. All amounts are estimated except for the Securities and Exchange Commission Registration Fee

         Securities and Exchange Commission Registration Fee......   $  5,913.79
         EDGAR and Printing Expenses..............................     25,000.00
         Legal Fees and Expenses..................................     50,000.00
         Accounting Fees and Expenses.............................     50,000.00
         Blue Sky Fees and Expenses...............................      5,000.00
         Transfer Agent's Fees and Expenses.......................      1,000.00
         Miscellaneous Expenses...................................     13,086.21
                                                                     -----------

                  Total...........................................   $150,000.00
                                                                     ===========

All expenses other than the Securities and Exchange Commission Registration Fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporate Law of the State of Delaware, Net Value Holdings, Inc. has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Net Value Holding, Inc.'s bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under Delaware Law.

         Net Value Holdings, Inc.'s Amended and Restated Certificate of Incorporation (Exhibit 3.1 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Net Value Holdings, Inc. and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Net Value Holdings, Inc., for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Net Value Holdings, Inc. intends to obtain in conjunction with the effectiveness of the registration statement, a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         In September 1998, we issued and sold an aggregate of 2,950,000 shares of our common stock at an offering price of $.20 per share to the following accredited investors pursuant to Rule 504: West Tropical Investments Corp., Azura Investment Corp., Thibault-Petite Capital Corp., Godwin Finance Ltd., Clifton Capital Ltd., Millworth Investments, Inc., 101 Investments, Inc., Westin Investors Profit Sharing Trust, Harpings Management Limited, Euroswiss Securities Limited, Deremie Enterprises Limited, Myderry Investments Company Limited, Golden Claw Investments Company Limited, Benmad, Inc. and the Elanken Family Trust. This offering generated gross proceeds of $590,000 of which we paid an aggregate of $47,200 in commissions to registered broker-dealers.

         In September 1998, we issued a promissory note in the principal amount of $900,000 to Founders Equity Group, Inc. pursuant to Section 4(2) of the Securities Act of 1933 in exchange for $900,000. This promissory note matured on March 1, 1999 and on that date we issued four convertible promissory notes in the aggregate principal amount of $900,000 to Founders Equity Group, Inc., Founders Mezzanine Investors III, LLC, George & Nancy Moorehead Charitable Trust and Donald & Shelley Moorehead Charitable Trust, and paid $50,334 (representing all accrued interest on the original promissory note through February 28, 1999) in exchange for the lender's cancellation of the promissory note and its release of our corporation and our present and future officers and directors from any claims related to payment of principal and accrued interest pursuant to the promissory note. The lenders are entitled to piggyback registration rights with respect to all shares issuable upon any conversion of the convertible promissory notes. As additional consideration for the lender's agreement to cancel the original promissory note and accept convertible promissory notes in full satisfaction of our obligations pursuant to the original promissory note, we issued the lender a warrant to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. The lender may exercise each of these warrants at any time prior to February 28, 2002. The lenders are not entitled to any registration rights with respect to any shares of our common stock issued upon the exercise of either of these warrants. In July 1999, we issued an aggregate total of 6,138 shares of our common stock to the lenders as payment of accrued interest on the convertible promissory notes for the quarter ended June 30, 1999. On February 4, 2000, the lenders converted their convertible promissory notes into 400,000 shares of our common stock.

         In October 1998 we issued 1,000,000 shares of our common stock and 500,000 shares of our Series A Preferred Stock to Rozel International Holdings Limited pursuant to Rule 506 in exchange for 178,700 shares of Series A Preferred Stock of BrightStreet.

         In October 1998, November 1998 and December 1998, we issued 2,019,852 shares of our common stock and 2,019,852 shares of our Series A Preferred Stock to the following accredited investors pursuant to Rule 506 in exchange for 8,079,408 shares of common stock of BrightStreet: Rozel International Holdings Limited, Craig Barnett, American Maple Leaf Financial Corporation, Mark Braunstein, Founders Partners IV, Capital Growth Trust, Hanover Associates, Steve Rosner, Clifton Capital Ltd., Millworth Investments, Inc., Steven Rosner Money Purchase Plan, HPC Corporate Services Ltd., The D.A.R. Group, Mark Dutton, SPH Investments, Inc., SPH Equities, Inc., Bermuda Trust Company (Trustee for the Elanken Family Trust), Burton Turk, Azurra Investments Corp. and Lenart Haggegard.

         In November 1998 and January 1999, we issued convertible debentures in the aggregate principal amount of $1,642,500 pursuant to Rule 506 to the following accredited investors: Brarrison, Inc., Fredric J. Mintz, Burton Turk, Gary Rein, Lancer Partners, L.P., Lancer Offshore, Inc., Steven Rolfe, Taylor Oil Products, Ltd., Salicor, Inc. and Edgar W. Allen. We issued these convertible debentures in exchange for $1,642,500 of which we paid $112,000 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.00 per share. As of March 31, 2000, the holders of the convertible debentures issued in this offering have converted all of their debentures and the accrued interest thereon into 886,865 shares of our common stock.

         During the period from January 1999 through June 1999, we issued convertible debentures in the aggregate principal amount of $6,215,000 pursuant to Rule 506 to the following accredited investors: Gary Rein, Jeffrey & Jessica Goldstein, Richard J. Bennett, 4WR-DG Limited Partnership, Gary Hollander, Douglas Martin, Sven Behrendt, Juergen Jaekel, Straub Family Trust, Carmine Adimando, Scott & Patricia Kane, Marc Roberts, Founders Equity Group, Balmore Funds, S.A., Austost Apstalt Schaan, Amro International, S.A., CSL Associates, L.P., Bridgewater Partners, L.P., Nottinghill Resources, Ltd., Gladstone Equities Fund, L.P., Lori Tabatchnick, Peter T. Roselle, Joseph G. Ferrante, Robert M. Crozer, Gary Hollander, Gary Scharf, Cary & Melissa Silverman, Roy Roberts, Joseph Weiss, Gary Markman, Louis Borbas, Jr., Jeffrey & Jessica Goldstein, IHN Partners, Vincent Adimado. We issued these convertible debentures in exchange for $6,215,000 of which we paid $410,100 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.50 per share. As of April 6, 2000, the holders of the convertible debentures issued in this offering have converted all of their debentures plus accrued interest thereon into 2,581,576 shares of our common stock.

         In April 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 pursuant to Rule 506 to the following accredited investors: Tyrone Adams, A. Arnold Agree, Robert M. Alloway, Emil P. Angel, Gerald A. Benarcik, Michael J. Benenson, Ronald Berk, Frank J. Bauerlein, Yancey
R. Black, John L. & Jetha M. Black, Thomas E. Bonar, David W. Boydston, Vincent Brandeis, Thomas Cannon, LG Trust, Howard Chang, Lynn Chidester, Allergy Medical Group Profit Sharing Plan, Raymond C. Clabberbuck, Edward G. Cook, Christopher
W. Craven, Eugene D. Crittenden, Mark Curry, Saquaro Asset Holding I, Steven A. Dawes, Epiphany Deluca, Dennis Desmond, Anand Dhanda, Ronald S. Dugan, David Easton, Alan C. Espy, CKF Living Trust, Elliot H. Fishkin, Ronald F. Gagnon, Max
H. Ghezzi, Ray Haase, Neal B. Hambleton, John Hunter, Richard S. Incandela Trust (DTD 9/15/91), Rhyaz Jinnah, Daniel Kane, Michael L. B. Kaplan, Bernard & Rosemary Kayne, Gary D. Ditchell, John B. Kogut, Paul J. Kuehn, Lawrence B. Lewis, Sigma Services, Gary E. Markman, Sheri Perl Migdol, David F. Miller, Morton M. Mower, Giovanni Mucciacciaro, William A. Murphy, Arthur J. Notini, Anthony J. Parkinson, Poul Pederson, Robert Perl, William D. Prevost, James R. Ratliff, David & Barbara Rosen, Joseph Santomarco, James & Bernadette Schenk, C. David Schenkel, Douglas K. Schwegel, Louis A. Shpritz, Fast Eddie's Investment Club LLP, Edward Silberman, Thomas Sixsmith, Gary L. Smidt, Ilkar Sonmez, Henry Styskal, Herme O. Sylora, Edmond Tennenhaus, James F. Van Middlesworth, Martin
C. Watz, Melvin E. Weinstein, Micro-Comp Industries and Kal Zeff. We issued these convertible promissory notes in exchange for their cancellation of matured promissory notes which were issued by Net Value, Inc. in October, November and December 1997 and their agreement to release us, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to their Net Value, Inc. promissory notes. Each participant in this offering received a convertible promissory note with a principal amount equal to the principal amount of their Net Value, Inc. promissory note plus all accrued interest thereon as of December 31, 1998. Each note holder may convert all or any part of the outstanding principal amount of their convertible promissory note, plus all accrued interest thereon through the date of conversion, into shares of our common stock at any time at a conversion rate of $2.00 per share. We may force the noteholders to convert the entire principal amount of their convertible promissory notes, plus all accrued interest thereon at a conversion price of $2.00 per share upon the trading of our common stock at a price per share of at least $5.00 for 20 consecutive trading days and the registration of the resale of all shares of our common stock issuable to the noteholders upon such mandatory conversion of the convertible promissory notes with the Securities and Exchange Commission. We are obligated to issue a warrant to purchase one-half of one share of our common stock for each share of our common stock issued to the noteholders upon any conversion of the convertible promissory notes. These warrants are exercisable for a period of three years from the date of issuance at an exercise price of $6.00 per share. As of April 30, 2000, holders of convertible promissory notes issued in this offering have converted their promissory notes in the principal amount of $4,241,844, plus accrued interest into 2,295,160 shares of our common stock and we issued warrants to purchase 1,147,597 shares of our common stock to these holders.

         In July 1999, we issued an aggregate of 601,029 vested shares of our common stock, an aggregate of 6,923,599 unvested shares of our common stock, an aggregate of 184,627 vested shares of our Series A Preferred Stock and an aggregate of 2,126,833 unvested shares of our Series A Preferred Stock to Darr Aley, Stephen George, Douglas Spink and Barry Uphoff pursuant to Rule 506 in exchange for their tender of all of the issued and outstanding capital stock of Strategicus Partners, Inc.

         In August 1999, we issued an aggregate of 2,898,788 shares of our common stock to the following stockholders: Darr Aley, Mary Lane Alvarino, American Maple Leaf Financial Corp., Frank Astorino, Azurra Investments, Inc., Craig Barnett, Mark Berry & Nancy Berry (TEN COM), Mark Braunstein, Quinn Brennan, John & Mary Burlingame, Ben Campagnuolo, Capital Growth Trust, Wayne Churyk, Clifton Capital, Inc., Jose Costa, Neil Costa, The DAR Group, Inc., John Dearden, Mark Dutton, Elanken Family Trust, Richard Elgart, Founders Partners IV, LLC, Stephen George, Leonart Haggegard, Hanover Associates, Eleanor Harvey, IHN Partners, Douglas Love, Russell Lucas & Christina Lucas (TEN COM), Henry McCarl, Millworth Investments, Inc., Clayton Moran, Fred Moran & Joan Moran (TEN
COM), Frederick W. Moran, Kent Moran, Luke Moran, Andrew P. Panzo & Patricia Panzo (TEN COM), Fernando Presser, Steven Rosner, Rozel International Holdings, Ltd., Margaret Sellig, Robert Smith, Andrew Sorrentino, SPH Equities, Inc., SPH Investments, Inc., Douglas Spink, Michael Stanley, William Steif, Steven B. Rosner Money Purchase Plan, Charles L. Tinker & Mitch Tinker (TEN COM), Burton Turk, Barry Uphoff and Dean Ward. These shares were issued pursuant to Rule 506 in exchange for their tender of an aggregate of 4,831,312 shares of our Series A Preferred Stock and their agreement to release us and our present and future officers and directors from any claims related to these rights and any shares of common stock that were to be issuable upon conversion of these shares of Series A Preferred Stock.

         In September and October 1999, we issued an aggregate of 74,250 shares of our common stock to Sven Behrendt, Juergen Jaekel, Golden Eagle Partners, Laura D'Antona, Don Berman and Bruce Malinowski pursuant to Section 4(2) of the Securities Act of 1933 in settlement of various debts and other obligations.

         In September and October 1999, we issued an aggregate of 4,824 shares of our Series B Preferred Stock and warrants to purchase 295,040 shares of our common stock to Tonga Partners, L.P., Yeoman Ventures, Ltd., Lightline Limited, Little Wing LP, Little Wing Too LP, Tradewinds Fund, LLC, JDN Partners, L.P., Bayhill, Ltd., RS Orphan Fund, L.P. and RS Orphan Offshore Fund, L.P., pursuant to Rule 506 in exchange for $5,000,000, of which we paid $250,000 and warrants to purchase 110,077 shares of our common stock in commissions to a registered broker-dealer. In February and March 2000, the holders of our Series B Preferred Stock converted all of our issued and outstanding shares of Series B Preferred Stock into 1,180,180 of our common stock. In March and April 2000, the holders exercised warrants to purchase 210,944 shares of our common stock.

         In October 1999, we issued an aggregate of 676,374 shares of our common stock to RS Orphan Fund, L.P. and RS Orphan Offshore Fund, L.P. pursuant to
Section 4(2) of the Securities Act of 1933 in exchange for $676,374.

         In March 2000, we issued an aggregate of 4,166,667 shares of our Series C Preferred Stock and warrants to purchase 416,667 shares of our common stock to Brown Simpson Strategic Growth Fund, Ltd., Brown Simpson Strategic Growth Fund, L.P., Catalyst Partners, L.P., TGT Capital Partners, LP, Narragansett I, LP, Emergent Capital Investment Management, LLC, Gavleborgs Lansforsakingar, N. Herrick Irrevocable Securities Trust (Howard Herrick, Trustee), Scout Capital Partners, L.P., Asset Management Holding Co., Halifax Fund, LP, Fisher Partners Fondkommission, AB, ACIE/NETVALUE, LLC, Montrose Investments, Ltd., Anegada Fund, Ltd., Tonga Partners, LP, Aspen International Ltd., Gilston Corporation Ltd., The Altar Rock Fund, L.P., Raptor Global Portfolio, Ltd., Martin H. Garvey, Eric Hauser, Michael Lauer, Lancer Partners, LP, Lancer Offshore, Inc., Bridgewater Partners, L.P., CSL Associates, Gladstone Equity Funds, Inc., Ogden Properties, Inc., Schottenfeld Associates, LP, Nicholas Stiassini and Suzanne Stiassni Co., Trustees of the Stiassni Family Trust and BNY Capital Partners, Inc., pursuant to Rule 506 in exchange for $50,000,000, of which we paid an aggregate of $1,305,240 and issued an aggregate of 35,000 shares of Series C Preferred Stock in commissions to two registered broker-dealers.

         In May 2000, we purchased 563,000 shares of Series A Preferred Stock and a warrant to purchase 170,000 shares of common stock of Webmodal, Inc. for $5,000,000. We paid $4,000,000 of this purchase price in cash and $1,000,000 of this purchase price by issuing 113,174 shares of our common stock to Webmodal, Inc. We issued these shares of common stock pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

         The following exhibits are filed as part of this Registration
         Statement.

Exhibit
Number   Document
------   --------
2.1(1) Merger Agreement and Plan of Reorganization dated as of June 21, 1999 among Net Value Holdings, Inc. and Strategicus Partners Inc. and Douglas Spink

2.2(1)   Amendment No. 1 to Merger Agreement and Plan of Reorganization

2.3(1)   Amendment No. 2 to Merger Agreement and Plan of Reorganization

2.4(1) Fairness Opinion of Ferris Baker Watts, dated July 30, 1999, Regarding the Merger Between Net Value Holdings, Inc. and Strategicus Partners Inc.

3.1(1)   Amended and Restated Certificate of Incorporation

3.2(1)   Bylaws

4.1(2)   Specimen Certificate for Net Value Holdings, Inc.'s Common Stock

4.2(2) Form of Convertible Promissory Note of Net Value Holdings, Inc. convertible into shares of common stock at a conversion price of $2.00 per share

4.3(2) Form of Convertible Promissory Note of Net Value Holdings, Inc. convertible into shares of common stock at a conversion price of $2.50 per share

4.4(1) Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.5(1) Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

4.6(6) Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock

4.7(6) Form of Net Value Holdings, Inc. Common Stock Purchase Warrant issued in connection with the Series C Convertible Preferred Stock

4.8(6) Form of Compensation Warrant to be issued in connection with the Series C Convertible Preferred Stock

5(4) Opinion of Klehr Harrison Harvey Branzburg & Ellers as to the legality of the shares of common stock being registered

10.1(1)  Employment Agreement with Andrew P. Panzo, dated June 1, 1999

10.2(1) Amended and Restated Employment Agreement with Douglas Spink, dated June 17, 1999

10.3(1)  Employment Agreement with Lee Hansen, dated September 15, 1999

10.4(1)  Consulting Agreement with Barry Uphoff, dated June 30, 1999

10.5(1)  Consulting Agreement with Darr Aley, dated June 30, 1999

10.6(1)  Consulting Agreement with Stephen George, dated June 21, 1999

10.7(1) Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc., dated as of May 28, 1999

10.8(1) Amendment No. 1 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.9(1) Amendment No. 2 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.10(1) Promissory Note in the amount of $310,000 issued by Douglas Spink in favor of Strategicus Partners Inc., dated May 28, 1999

10.11(1) Promissory Note in the amount of $267,000 issued by Darr Aley in favor of Net Value Holdings, Inc., dated June 16, 1999

10.12(1) Promissory Note issued by Net Value, Inc. in favor of SUNCL, Inc., dated October 1, 1998

10.13(1) Loan Agreement by and among Net Value, Inc., American Maple Leaf
         Financial Corporation and the other signatories thereto, dated June 26, 1998

10.14(1) Promissory Note issued by Net Value, Inc. in favor of American Maple
         Leaf Financial Corporation, dated June 26, 1998

10.15(1) Stock Purchase Agreement By and Between YesAsia, Inc. and Strategicus
         Partners, Inc., dated July 29, 1999

10.16(1) Common Stock Purchase Agreement By and Between College 411.com, Inc.
         and Strategicus Partners, Inc., dated July 28, 1999

10.17(1) AssetExchange, Inc. Series A Preferred Stock Purchase Agreement, dated
         September 10, 1999

10.18(1) AssetExchange. Inc. Investor Rights Agreement, dated September 10, 1999

10.19(1) Series B Convertible Preferred Stock Purchase Agreement, dated as of
         September 17, 1999

10.20(1) Registration Rights Agreement

10.21(1) Form of Warrant

10.22(2) Employment Agreement with Tom Aley dated November 22, 1999

10.23(2) Amended and Restated Shareholders' Agreement by and between Merus
         Partners, Inc., Chris R. Kravas, Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.24(2) Stock Purchase Agreement between Merus Partners, Inc. and Net Value
         Holdings, Inc. dated as of October 11, 1999

10.25(2) Stock Purchase Agreement between Net Value Holdings, Inc. and Webmodal,
         Inc. dated as of October 11, 1999

10.26(2) Series A Convertible Preferred Stock Purchase Agreement by and between
         Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.27(2) Investor Rights Agreement by and between Swapit.com, Inc. and Net Value
         Holdings, Inc. dated as of November 23, 1999

10.28(2) Co-Sale Agreement by and among Net Value Holdings, Inc., Swapit.com,
         Inc. and the principal stockholders of Swapit.com, Inc. dated as of November 23, 1999

10.29(2) Agreement for Purchase and Sale of Assets by and among Promotions
         Acquisitions, Inc., BrightStreet.com, Inc. and Net Value Holdings, Inc. dated as of December 3, 1999

10.30(2) Stockholders Agreement by and among Promotions Acquisitions, Inc. and certain stockholders dated as of December 3, 1999.

10.31(2) Registration Rights Agreement dated as of December 3, 1999

10.32(2) Common Stock Purchase Agreement dated as of October 1, 1999

10.33(2) Consulting Agreement dated as of October 1, 1999

10.34(3) Series A Convertible Preferred Stock Purchase Agreement by and between
         IndustrialVortex.com, Inc. and Net Value Holdings, Inc. dated as of January 31, 2000

10.35(3) Investor Rights Agreement by and between IndustrialVortex.com, Inc,.
         and Net Value Holdings, Inc. dated as of January 31, 2000

10.36(3) Co-Sale Agreement by and among Net Value Holdings, Inc.,
         IndustrialVortex.com, Inc. and the principal stockholders of IndustrialVortex.com, Inc. dated as of January 31, 2000

10.37(6) Registration Rights Agreement, dated as of March 3, 2000, by and among
         Net Value Holdings, Inc. and the Series C Investors

10.38(6) Series C Preferred Stock Agreement, dated as of March 3, 2000, among
         Net Value Holdings, Inc. and The Altar Rock Fund, L.P., Raptor Global Portfolio, Ltd., Brown Simpson Strategic Growth Fund, Ltd. and brown Simpson Strategic Growth Fund, L.P.

10.39(6) Series C Preferred Stock Purchase Agreement, dated as of March 3, 2000, among Net Value Holdings, Inc. and the remaining Series C Investors

10.40(7) Series A Convertible Preferred Stock Purchase Agreement by and between
         AlarmX.com, Inc. and Net Value Holdings, Inc., dated as of March 14,
         2000

10.41(7) Investor Rights Agreement by and between AlarmX.com, Inc. and Net Value
         Holdings, Inc., dated as of March 14, 2000

10.42(7) Co-Sale Agreement by and among Net Value Holdings, Inc., AlarmX.com,
         Inc. and the principal stockholders of AlarmX.com, Inc., dated as of March 14, 2000

10.43(7) Amended and Restated Employment Agreement by and between Net Value
         Holdings, Inc. and Thomas Aley, dated as of April 17, 2000

10.44(7) Employment Agreement with Stephen Cohen dated April 17, 2000

10.45(7) Common Stock Purchase Warrant issued to Darr Aley on May 8, 2000

10.46(7) Common Stock Purchase Warrant issued to Stephen George on May 8, 2000

10.47(7) Common Stock Purchase Warrant issued to Barry Uphoff  on May 8, 2000

10.49(8) Series A Convertible Preferred Stock Purchase Agreement by and among
         Net Value Holdings, Inc. and Webmodal, Inc., dated May 9, 2000

10.50(8) Investor Rights Agreement dated May 9, 2000 by and between Webmodal,
         Inc. and Net Value Holdings, Inc.

10.51(8) Stock Purchase Warrant dated May 9, 2000 by Webmodal for 170,000 shares of Common Stock of Net Value Holdings, Inc.

10.52(8) Stockholders' Agreement dated May 9, 2000 by and among Webmodal, Inc.,
         Net Value Holdings, Inc. and Christopher R. Kravas.

16.1(2)  Letter from Barry L. Friedman, PC dated November 23, 1999

16.2(5)  Letter from LJ Soldinger Associates dated February 25, 2000

21.1(1)  Subsidiaries of Net Value Holdings, Inc.

23.1     Consent of KPMG LLP regarding Net Value Holdings, Inc. dated June 5,
         2000

23.2 Consent of L J Soldinger Associates regarding Net Value Holdings, Inc. dated June 5, 2000

23.3 Consent of Morganstern & Associates regarding College411.com, Inc. dated June 5, 2000

23.4 Consent of Morgenstern & Associates regarding AssetExchange, Inc. dated June 5, 2000

23.5 Consent of Morgenstern & Associates regarding Swapit.com, Inc. dated June 5, 2000

23.6 Consent of Morgenstern & Associates regarding IndustrialVortex.com, Inc. dated June 5, 2000

----------

(1) Incorporated by reference to Registrant's Registration Statement on Form S-1 (Reg. No. 333-88629) filed October 6, 1999

(2) Incorporated by reference to Registrant's Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-88629) filed December 17, 1999

(3) Incorporated by reference to Registrant's Amendment No. 3 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-88629) filed February 7, 2000

(4) Incorporated by reference to Registrant's Amendment No. 4 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-88629) filed February 14, 2000

(5) Incorporated by reference to Registrant's Current Report on Form 8-K dated February 2, 2000

(6) Incorporated by reference to Registrant's Current Report on Form 8-K dated March 3, 2000

(7) Incorporated by reference to Registrant's Annual Report on Form 10-K for 1999 filed May 11, 2000

(8) Incorporated by reference to Registrant's Current Report on Form 8-K dated May 9, 2000



(b)      Financial Statement Schedules

         None.

ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (A) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)      The registrant further undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 6, 2000.

                                   NET VALUE HOLDINGS, INC.

                                   BY: /s/ Andrew P. Panzo
                                       -----------------------------------------
                                       Andrew P. Panzo
                                       Chairman of the Board of Directors,
                                       Chief Executive Officer
                                       and Chief Financial Officer

                                   BY: /s/ Jay Elwell
                                       -----------------------------------------
                                       Jay Elwell (Principal Accounting Officer)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

SIGNATURE                                    TITLE
---------                                    -----

/s/ Andrew P. Panzo                          Chairman of the Board of Directors,
-------------------------                    Chief Executive Officer
Andrew P. Panzo                              and Chief Financial Officer

/s/ Lee C, Hansen                            President and Director
-------------------------
Lee C. Hansen

/s/ Darr Aley                                Director
-------------------------
Darr Aley

/s/ Stephen George                           Director
-------------------------
Stephen George



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